Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

dated May 8, 2019

by and among

PATHFINDER BANCORP, INC.

and

THE PURCHASERS IDENTIFIED ON THE SIGNATURE PAGES HERETO

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 8, 2019, by and among Pathfinder Bancorp, Inc., a Maryland corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that number of (i) shares of voting common stock, par value $0.01 per share, of the Company (the “Common Stock”), set forth below such Purchaser’s name on the signature page of this Agreement (which shall be collectively referred to herein as the “Common Shares”), (ii) shares of a newly-issued series of convertible perpetual preferred stock, series B, par value $0.01 per share, of the Company (the “Series B Preferred Stock”), set forth below such Purchaser’s name on the signature page of this Agreement (which shall be collectively referred to herein as the “Series B Preferred Shares”) which shall be convertible into Common Shares subject to the terms and conditions set forth in the Series B Preferred Stock Articles Supplementary (as defined below) and, following the Shareholder Approval (as defined below) and subject to the terms and conditions of the Non-Voting Common Stock Articles Supplementary (as defined below), non-voting common stock, par value $0.01 per share, of the Company (the “Non-Voting Common Stock”), and (iii) warrants to purchase shares of Common Stock at an exercise price equal to $14.25 per share to be issued by the Company to such Purchaser pursuant to the Warrant Agreement (the “Warrants”), set forth below such Purchaser’s name on the signature page of this Agreement. The Common Shares and the Series B Preferred Shares shall be collectively referred herein to as the “Shares.” The Common Stock and Non-Voting Common Stock into which the Series B Preferred Stock and the Warrants are convertible are referred to herein as the “Underlying Shares,” and the Underlying Shares, the Shares and the Warrants are referred to herein, collectively, as the “Securities.” Any Purchaser that proposes to acquire a number of Common Shares that would equal or exceed 10% of the Company’s total Common Stock (or any other class of voting securities of the Company) immediately following the closing of this offering (and with respect to Castle Creek, after taking into account the shares of Common Stock acquired in the Secondary Acquisition (as defined below)) shall instead acquire Common Shares representing up to 9.9% of the total outstanding Common Stock (or other class of voting securities of the Company, as applicable) immediately following the offering and any shares acquired in excess of this amount shall be issued as Series B Preferred Stock.

C. Substantially contemporaneously with the transactions contemplated by this Agreement, Castle Creek (as defined below) intends to acquire 427,010 shares of Common Stock in a secondary market transaction with an existing shareholder of the Company (the “Secondary Acquisition”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Acquisition Transaction” means (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation, or similar transaction involving the Company or any of its Subsidiaries; (ii) the issuance by the Company or any of its Subsidiaries of securities representing twenty percent (20%) or more of its outstanding Voting Securities (including upon the conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for such Voting Securities); or (iii) the acquisition in any manner, directly or indirectly, of (x) twenty percent (20%) or more of the outstanding Voting Securities of the Company or any of its Subsidiaries (including through the acquisition of securities convertible into or exercisable or exchangeable for such Voting Securities), (y) twenty percent (20%) or more of the consolidated total assets of the Company and its Subsidiaries, taken as a whole, or (z) one or more businesses or divisions that constitute twenty percent (20%) or more of the revenues or net income of the Company and its Subsidiaries, taken as a whole.

“Action” means any Proceeding or, to the Company’s Knowledge threatened Proceeding, against the Company, any Subsidiary, or any of their respective properties or any officer, director, or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director, or employee before or by any Governmental Entity.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by, or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agency” has the meaning set forth in Section 3.1(oo).

“Agreement” has the meaning ascribed to such term in the Preamble.

“Articles of Incorporation” means the Articles of Incorporation of the Company and all amendments thereto, as amended as of the date hereof.

“Bank” means Pathfinder Bank, a commercial bank chartered by the New York State Department of Financial Services and wholly owned Subsidiary of the Company.

“Bank Boards” has the meaning set forth in Section 4.22(a).

“Bank Regulatory Approvals” means that a Purchaser shall have received, in its sole discretion, satisfactory feedback from the Federal Reserve and the NYSDFS (which may be the absence of any communication from the Federal Reserve or the NYSDFS) that it will not have “control” of the Company or the Bank for purposes of the BHCA and applicable laws of the State of New York and that no notice is required under the CIBC Act (or if such notice is required, it has been submitted to the applicable Governmental Entity, and there has been no objection by such Governmental Entity after the expiration or earlier termination of any applicable waiting period), and Purchaser shall have submitted all other filings with and received all other approvals required by applicable Governmental Entities, in each case as necessary to permit Purchaser to hold up to twenty-four point nine percent (24.9%) of any class of Voting Securities of the Company.

“Benefit Plan” has the meaning set forth in Section 3.1(qq).

3

“BHCA” has the meaning set forth in Section 3.1(b).

“BHCA Control” has the meaning set forth in Section 3.1(tt).

“Board” means the Board of Directors of the Company.

“Board Representative” has the meaning set forth in Section 4.22(a).

“Burdensome Condition” means any restriction or condition that a Purchaser determines, in its reasonable good faith judgment, (i) would require the ownership, capitalization, governance or operations of the Company and the Bank following the Closing to deviate in any material respect from the ownership, capitalization, governance or operations contemplated by any of the Transaction Documents, (ii) would result in a materially burdensome regulatory condition being imposed on the Company, the Bank, or such Purchaser or its Affiliates or its investment advisers, (iii) would reduce the benefits of the transactions contemplated hereby to such Purchaser to such a degree that such Purchaser would not, in its reasonable judgment, have entered into this Agreement had such condition or restriction been known to it on the date of this Agreement or (iv) would require the disclosure of the identities or financial condition of limited partners, shareholders, or non-managing members of such Purchaser or its Affiliates or its investment advisers.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in the State of New York are open for the general transaction of business.

“Buy-In” has the meaning set forth in Section 4.1(d).

“Buy-In Broker” has the meaning set forth in Section 4.1(d).

“Castle Creek” means Castle Creek Capital Partners VII, L.P. Castle Creek is also a Purchaser as such term is used in this Agreement.

“Change in Control” means, with respect to the Company, the occurrence of any one of the following events:

(1) any Person or “group” (other than the Purchasers and their Affiliates) becomes a beneficial owner (as defined in Rules 13d-3 of the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the aggregate shares of Common Stock;

(2) any Person or “group” (other than the Purchasers and their Affiliates) becomes a beneficial owner (as defined in Rules 13d-3 of the Exchange Act), directly or indirectly, of twenty-four point nine percent (24.9%) or more of the aggregate shares of Common Stock, and in connection with such event, individuals who, on the date of this Agreement, constitute the Board (the “Continuing Directors”) or who, subsequent to the date of this Agreement become directors as a result of being nominated for such office by approval of at least two-thirds (2/3) of the Continuing Directors, cease for any reason to constitute at least a majority of the Board;

(3) the consummation of a merger, consolidation, statutory share exchange, or similar transaction that requires approval by the Company’s shareholders (a “Business Combination”), unless immediately following such Business Combination more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership (as defined in Rules 13d-3 of the Exchange Act) of 100% of the voting securities eligible to elect directors of the Surviving Corporation, is represented by Common Stock that was outstanding immediately before such Business Combination;

4

(4) the shareholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all the Company’s assets; or

(5) the Company has entered into a definitive agreement, the consummation of which would result in the occurrence of any of the events described in clauses (1) through (4) of this definition above.

“CIBC Act” means the Change in Bank Control Act of 1978.

“Closing” means the closing of the purchase and sale of the Shares on the Closing Date pursuant to this Agreement.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, including the regulations and published interpretations thereunder.

“Commission” has the meaning set forth in the Recitals.

“Common Shares” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company” has the meaning set forth in the preamble.

“Company Counsel” means Luse Gorman, PC.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Financial Statements” has the meaning set forth in Section 3.1(g).

“Company Recommendation” has the meaning set forth in Section 4.23(a).

“Company Reports” has the meaning set forth in Section 3.1(jj).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge, after reasonable inquiry, of the chief executive officer, chief operating officer or chief financial officer.

“Continuing Directors” has the meaning set forth in Section 1.1.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise for purposes of the BHCA or the CIBC Act.

“Covered Person” has the meaning set forth in Section 3.1(vv).

5

“CRA” has the meaning set forth in Section 3.1(mm).

“Delaware Courts” has the meaning set forth in Section 6.8.

“Disclosure Materials” means the SEC Reports, this Agreement and the schedules to this Agreement.

“Disqualification Event” has the meaning set forth in Section 3.1(vv).

“Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Environmental Laws” has the meaning set forth in Section 3.1(k).

“ERISA” has the meaning set forth in Section 3.1(qq).

“ERISA Affiliates” has the meaning set forth in Section 3.1(qq).

“ERISA Plan” has the meaning set forth in Section 3.1(qq).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exchange Cap” has the meaning set forth in Section 4.24.

“Exchange Cap Allocation” has the meaning set forth in Section 4.24.

“Existing Buyer” has the meaning set forth in Section 4.24.

“Expedited Issuance” has the meaning set forth in Section 4.21(f).

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Future Bank” means any commercial bank that becomes a Subsidiary of the Company at any time following the date hereof.

“GAAP” means U.S. generally accepted accounting principles as applied by the Company.

“Governmental Entity” means any court, administrative agency, arbitrator, or commission or other governmental or regulatory authority or instrumentality, whether federal, state, local, or foreign, and any applicable industry self-regulatory organization or securities exchange.

“Information” has the meaning set forth in Section 4.3(b).

“Insurer” has the meaning set forth in Section 3.1(oo).

“Intellectual Property” has the meaning set forth in Section 3.1(q).

“IRS” has the meaning set forth in Section 3.1(qq).

6

“Law” means any federal, state, county, municipal or local ordinance, permit, concession, grant, franchise, law, statute, code, rule or regulation or any judgment, ruling, order, writ, injunction or decree promulgated by any Governmental Entity.

“Legend Removal Date” has the meaning set forth in Section 4.1(c).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right, mortgage, deed of trust, pledge, conditional sale agreement, restriction on transfer or other restrictions of any kind.

“Loan” has the meaning set forth in Section 3.1(oo).

“Loan Investor” has the meaning set forth in Section 3.1(oo).

“Losses” has the meaning set forth in Section 4.7(a).

“Material Adverse Effect” means any event, circumstance, change or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, (i) a material and adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material and adverse effect on the operations, results of operations, assets, liabilities, properties, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) any adverse impact on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, however, that clause (ii) shall not include the impact of (A) changes, after the date hereof, in GAAP or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes, after the date hereof, in banking and similar laws, rules and regulations or interpretations, applications or implementation thereof by any applicable Governmental Authority, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of an affected Purchaser, (D) changes in the market price or trading volumes of the Common Stock (but not the underlying causes of such changes), (E) changes, after the date hereof, in general economic conditions, including interest rates, affecting banks and bank holding companies generally, (F) changes, after the date hereof, in global or national political conditions, including, but not limited to, the outbreak or escalation of war or acts of terrorism, (G) the effects of any action or omission taken by the Company or the Bank with the prior written consent of Purchaser and (H) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (B), (E) and (F), to the extent that the effect of such changes has a material and disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other similarly situated banks and their holding companies generally.

“Material Contract” means any of the following agreements of the Company or any of its Subsidiaries:

(1) any contract containing covenants that limit in any material respect the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or which involve any material restriction of the geographical area in which, or method by which or with whom, the Company or any of its Subsidiaries may carry on its business (other than as may be required by Law or applicable regulatory authorities), and any contract that could require the disposition of any material assets or line of business of the Company or of its Subsidiaries;

(2) any joint venture, partnership, strategic alliance, or other similar contract (including any franchising agreement, but in any event excluding introducing broker agreements), and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Company or any of its Subsidiaries;

7

(3) any real property lease and any other lease with annual rental payments aggregating $100,000 or more;

(4) other than with respect to loans, any contract providing for, or reasonably likely to result in, the receipt or expenditure of more than $250,000 on an annual basis, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;

(5) any contract or arrangement under which the Company or any of its Subsidiaries is licensed or otherwise permitted by a third party to use any Intellectual Property that is material to its business (except for any “shrinkwrap” or “click through” license agreements or other agreements for software that is generally available to the public and has not been customized for the Company or its Subsidiaries) or under which a third party is licensed or otherwise permitted to use any Intellectual Property owned by the Company or any of its Subsidiaries;

(6) any contract that by its terms limits the payment of dividends or other distributions by the Company or any of its Subsidiaries;

(7) any standstill or similar agreement pursuant to which any party has agreed not to acquire assets or securities of another person;

(8) any contract that would reasonably be expected to prevent, materially delay, or materially impede the Company’s ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents;

(9) any contract providing for indemnification by the Company or any of its Subsidiaries of any person, except for immaterial contracts entered into in the ordinary course of business consistent with past practice;

(10) any contract that contains a put, call, or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests or assets that have a fair market value or purchase price of more than $100,000; and

(11) any other contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(o).

“Minimum Ownership Interest” has the meaning set forth in Section 4.22(a).

“Money Laundering Laws” has the meaning set forth in Section 3.1(hh).

“New Securities” has the meaning set forth in Section 4.21(a).

“Non-Voting Common Stock” has the meaning set forth in the Recitals.

“Non-Voting Common Stock Articles Supplementary” has the meaning set forth in Section 3.1(f).

8

“NYSDFS” means the New York State Department of Financial Services.

“OFAC” has the meaning set forth in Section 3.1(gg).

“Offering” has the meaning set forth in Section 4.21(c).

“OREO Properties” has the meaning set forth in Section 3.1(k).

“Outside Date” means six (6) months after the date hereof.

“Pension Plan” has the meaning set forth in Section 3.1(qq).

“Percentage Interest” means, as to a Purchaser holding a class of Shares, its interest in such class, determined by dividing the Shares of such class owned by such Purchaser by the total number of Shares of such class then outstanding.

“Permitted Transferee” means with respect to any Purchaser, an Affiliate of such Purchaser.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization or Governmental Entity.

“Personally Identifiable Information” means any information that is publicly available or is held or controlled by the Company or any of its Subsidiaries that, alone or in combination with other information, can be used to identify an individual or a specific device.

“Preferred Stock” has the meaning set forth in Section 3.1(g)(i).

“Principal Trading Market” means the NASDAQ Capital Market, or such other Trading Market on which the Common Stock is primarily listed on and quoted for trading.

“Pro Rata Share” means, for each Purchaser and any proposed issuance of any class of Company Securities with respect to which each such Purchaser shall be entitled to exercise his or her rights under Section 4.21, the fraction that results from dividing (A) such Purchaser’s aggregate ownership of Company Common Stock by (B) the total number of shares of Company Common Stock then outstanding and owned by all Company stockholders (immediately before giving effect to such issuance), calculated on a fully-diluted basis.

“Proceeding” means an action, claim, suit, investigation, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

“Purchase Price” means an amount equal to $14.25 per Share.

“Purchased Shares” means the number of Shares to be purchased by each Purchaser hereunder.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.7(a).

9

“Questionnaire” has the meaning set forth in Section 2.2(b)(iii).

“Registration Rights Agreement” has the meaning set forth in Section 2.2(a)(xi).

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agreement” has the meaning set forth in Section 3.1(ll).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Response Period” has the meaning set forth in Section 4.21(c).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” means reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve (12) months preceding the date hereof.

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Series B Preferred Shares” has the meaning set forth in the Recitals.

“Series B Preferred Stock” has the meaning set forth in the Recitals.

“Series B Preferred Stock Articles Supplementary” has the meaning set forth in Section 2.2(a)(x).

“Shareholder Approval” has the meaning set forth in Section 4.23(a).

“Shareholder Litigation” has the meaning set forth in Section 4.19.

“Shareholders’ Meeting” has the meaning set forth in Section 4.23(a).

“Shares” has the meaning set forth in the Recitals.

“Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Shares purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount).”

“Subsidiary” means any entity in which the Company or the Bank, directly or indirectly, owns fifty percent (50%) or more of the outstanding capital stock or otherwise has Control over such entity. For the avoidance of doubt, the Subsidiaries of the Company include the Bank.

“Superior Proposal” has the meaning set forth in Section 4.18(f).

10

“Surviving Corporation” has the meaning set forth in this Section 1.1.

“Takeover Law” has the meaning set forth in Section 3.1(aa).

“Tax” or “Taxes” mean (i) any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity and (ii) any liability in respect of any items described in clause (i) above payable by reason of contract, assumption, transferee or successor liability, operation of law, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or analogous or similar provisions of Law) or otherwise.

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Termination Fee” has the meaning set forth in Section 6.10(c)(i).

“Third Party Confidentiality Agreement” has the meaning set forth in Section 4.18(b).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group, Inc. (including the OTC Pink); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or the OTC Pink on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, including the VCOC Letter Agreement, the Registration Rights Agreement, the Series B Preferred Stock Articles Supplementary, the Non-Voting Common Stock Articles Supplementary, the Warrant Agreement and any other documents or agreements executed by the Company or the Purchasers in connection with the transactions contemplated hereunder.

“Transfer” means, in respect of any Shares, property or other assets, any sale, assignment, hypothecation, lien, encumbrance, transfer, distribution or other disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein, including rights to vote and to receive dividends or other income with respect thereto, or any short position in a security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instruments, whether voluntarily or by operation of Law, or any agreement or commitment to do any of the foregoing.

“Transfer Agent” means Computershare Trust Company, N.A. or any successor transfer agent for the Company.

“Transferee” means any Person that is a transferee of all or a portion of a Purchaser’s Shares.

“U.S. Sanctions Laws” has the meaning set forth in Section 3.2(o).

11

“Underlying Shares” has the meaning set forth in the Recitals.

“Unsolicited Company Proposal” has the meaning set forth in Section 4.18(b).

“VCOC Letter Agreement” means the letter agreement in the form attached hereto as Exhibit F, dated as of the Closing Date, between the Company and Castle Creek.

“Voting Securities” means the capital stock of the Company that is then entitled to vote generally in the election of directors of the Company.

“Warrant Agreement” means the agreement in the form attached as Exhibit H, dated as of the Closing Date, between the Company and Castle Creek.

“Warrants” has the meaning set forth in the Recitals.

ARTICLE II

PURCHASE AND SALE

Section 2.1 Closing.

(a) Purchase of Shares and Warrants. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the number of Shares and Warrants set forth below such Purchaser’s name on the signature page of this Agreement at a per Share price equal to the Purchase Price. For the avoidance of doubt, the Warrants set forth below such Purchaser’s name shall be issued as consideration for the aggregate Purchase Price paid by such Purchaser of such Shares.

(b) Closing. Unless this Agreement has been terminated pursuant to Section 6.10 and subject to the satisfaction (or waiver, as applicable) of the conditions set forth in Article V and the delivery of the Company Deliverables and the Purchaser Deliverables, the Closing of the purchase and sale of the Shares and Warrants shall take place remotely by electronic transmission of closing documents and signature pages on the Closing Date, or such other means and/or date as the parties may mutually agree.

Section 2.2 Closing Deliveries.

(a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser (unless otherwise indicated) the following (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) evidence of book entry of the Shares purchased by the Purchaser pursuant to this Agreement, registered in the name of such Purchaser or its nominee;

(iii) a legal opinion of Company Counsel, dated as of the Closing Date and in the form attached hereto as Exhibit C, executed by such counsel and addressed to the Purchasers;

(iv) a certificate of the Secretary of the Company, in the form attached hereto as Exhibit D, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (b) certifying the current versions of the Articles of Incorporation and bylaws, as amended, of the Company, (c) certifying the fulfillment of the conditions specified in Section 5.1, and (d) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

12

(v) a certificate, dated as of the Closing Date and signed by of the President and Chief Executive Officer or Chief Financial Officer of the Company, in the form attached hereto as Exhibit E;

(vi) a Certificate of Good Standing of the Company from the Maryland Department of Assessments and Taxation as of a recent date;

(vii) a certificate of the Federal Reserve Bank of New York to the effect that the Company is a registered bank holding company under the BHCA;

(viii) a certificate of the NYSDFS as of a recent date evidencing the corporate existence of the Bank;

(ix) a certificate of the FDIC to the effect that the Bank’s deposit accounts are insured by the FDIC under the provisions of the Federal Deposit Insurance Act;

(x) the Articles Supplementary to the Articles of Incorporation relating to the Series B Preferred Stock filed with the Maryland Department of Assessments and Taxation in the form attached hereto as Exhibit G (the “Series B Preferred Stock Articles Supplementary”); and

(xi) with respect to Castle Creek, the VCOC Letter Agreement, the Warrant Agreement and a registration rights agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), each duly executed by the Company and Castle Creek.

(b) On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i) this Agreement, duly executed by such Purchaser;

(ii) in U.S. dollars and in immediately available funds, the amount indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price” by wire transfer to the account provided by the Company;

(iii) a fully completed and duly executed Accredited Investor Questionnaire (the “Questionnaire”) reasonably satisfactory to the Company, in the form attached hereto as Exhibit B; and

(iv) with respect to Castle Creek, the VCOC Letter, the Warrant Agreement and the Registration Rights Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date, except for the representations and warranties that speak as of a specific date, which shall be made as of such date and qualified as set forth on the applicable section of the Disclosure Schedules attached to this Agreement, to each of the Purchasers that:

13

(a) Subsidiaries. The Company owns all of the outstanding shares of the Bank. Except as set forth on Schedule 3.1(a), the Company has no other direct or indirect Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable (to the extent such concept is applicable to an equity interest of a Subsidiary) and free of preemptive and similar rights to subscribe for or purchase securities. Except in respect of the Company’s Subsidiaries, the Company does not own beneficially, directly or indirectly, more than five percent (5%) of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

(b) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws, or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not in the reasonable judgment of the Company be expected to have a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956 (the “BHCA”). The Bank is the Company’s only Subsidiary banking institution. The Bank’s deposit accounts are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due and no Proceeding for the termination of such insurance is pending or, to the Company’s Knowledge, threatened. The Company and its Subsidiaries have conducted their business in compliance with all applicable federal, state and foreign Laws, orders, judgments, decrees, rules, regulations, and applicable stock exchange requirements, including all Laws and regulations restricting activities of bank holding companies and banking organizations, in all material respects except as disclosed in Schedule 3.1(b).

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Securities in accordance with the terms hereof. The Company’s execution and delivery of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Securities pursuant to this Agreement and the other Transaction Documents) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, the Board, or the Company’s shareholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof or thereof, will (assuming due authorization, execution, and delivery thereof by the other parties thereto) constitute the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar Laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law. Except as set forth in Schedule 3.1(c), there are no shareholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

14

(d) No Conflicts. The execution, delivery, and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Securities pursuant to this Agreement and the other Transaction Documents) do not and will not, subject to receipt of the Required Approvals, (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s articles of incorporation, bylaws, or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time or both) of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party, or (iii) subject to the receipt of the Required Approvals, conflict with or result in a violation of any Law, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or Governmental Entity to which the Company is subject (including federal and state securities Laws and regulations and the rules and regulations thereunder, assuming, without investigation, the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not be, or would not reasonably be expected to be, individually or in the aggregate, a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Entity or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Shares, the Warrants and the Underlying Shares), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities Laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any applicable notices and/or applications to or the receipt of any applicable consents or non-objections from the state or federal bank regulatory authorities that govern the Company or the Bank, (v) the filing of the Series B Preferred Stock Articles Supplementary to create the Series B Preferred Stock, (vi) the Shareholder Approval regarding the authorization of the shares of Non-Voting Common Stock to be issued on conversion of the Series B Preferred Stock, (vii) the filing of the Non-Voting Common Stock Articles Supplementary to create the Non-Voting Common Stock, (viii) the filing of any requisite notices to the Principal Trading Market, if applicable, regarding the issuance and sale of the Shares hereunder, and (ix) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”). The Company is unaware of any facts or circumstances relating to the Company or its Subsidiaries that would be likely to prevent the Company from obtaining or effecting any of the foregoing.

(f) Issuance of the Shares and Warrants. The issuance of the Shares and the Warrants has been duly authorized and the Shares and the Warrants, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid, and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities Laws, restrictions contemplated by this Agreement and Liens, if any, created by a Purchaser, and shall not be subject to preemptive or similar rights. The issuance of the Underlying Shares has been duly authorized and the Underlying Shares, if and when issued in accordance with the terms of the Articles of Incorporation, the Articles Supplementary to the Articles of Incorporation in the form attached hereto as Annex A to Exhibit G (the “Non-Voting Common Stock Articles Supplementary”) and/or the Warrant Agreement, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities Laws, restrictions contemplated by this Agreement and Liens, if any, created by a Purchaser, and shall not be subject to preemptive or similar rights. The issuance of the

15

shares of Non-Voting Common Stock into which the shares of Series B Preferred Stock are convertible will, upon receipt of the Shareholder Approval and filing of the Non-Voting Common Stock Articles Supplementary, have been duly authorized and the shares of Non-Voting Common Stock into which the shares of Series B Preferred Stock are convertible, if and when issued in accordance with the terms of the Non-Voting Common Stock Articles Supplementary, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities Laws, restrictions contemplated by this Agreement and Liens, if any, created by the Purchasers, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Shares will be issued in compliance in all material respects with all applicable federal and state securities Laws.

(g) Capitalization.

(i) The authorized capital stock of the Company consists of (1) 25,000,000 shares of Common Stock, par value $0.01 per share, and (2) 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of the date hereof, there are 4,387,244 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. No shares of Common Stock are reserved for issuance except as disclosed in the SEC Reports. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. The shares of Series B Preferred Stock (upon filing of the Series B Preferred Stock Articles Supplementary with the Department of Assessments and Taxation of the State of Maryland) will be duly authorized by all necessary corporate action. The shares of Common Stock (and, upon filing of the Non-Voting Common Stock Articles Supplementary, the Non-Voting Common Stock) issuable upon the conversion of the Series B Preferred Stock and/or exercise of the Warrants will have been duly authorized by all necessary corporate action. The Company will reserve, free of any preemptive or similar rights of shareholders of the Company, a number of unissued shares of Common Stock and Non-Voting Common Stock, sufficient to issue and deliver the Underlying Shares into which the Series B Preferred Stock or Non-Voting Common Stock, as applicable, is convertible under the Series B Preferred Stock Articles Supplementary and/or the Non-Voting Common Stock Articles Supplementary, and/or subject to exercise under the Warrants. No shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights. Except as set forth in SEC Reports, there are no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries. Except as set forth on Schedule 3.1(g), there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is bound. Except for the Registration Rights Agreement, if applicable, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its securities under the Securities Act. Except as disclosed in the SEC Reports, there are no outstanding securities or instruments of the Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries. The Company and its Subsidiaries do not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. Neither the Company nor any of its

16

Subsidiaries has any liabilities or obligations required to be disclosed in the Company Financial Statements but not so disclosed in the SEC Reports, which, individually or in the aggregate, will be or would reasonably be expected to have a Material Adverse Effect. There are no securities or instruments issued by or to which the Company or any of its Subsidiaries is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares pursuant to this Agreement and the other Transaction Documents.

(ii) Immediately following the Closing, (a) 4,694,221 shares of Common Stock, and (b) 1,155,283 shares of Series B Preferred Stock will be issued and outstanding.

(h) Company Financial Statements. The audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2018 and 2017 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the two years ended December 31, 2018, together with the notes thereto, and the unaudited consolidated balance sheets of the Company and its Subsidiaries as of February 28, 2019 and the related consolidated statements of operations, changes to shareholders’ equity and cash flows for the two (2) months then ended (the “Company Financial Statements”) (1) have been prepared from, and are in accordance with the books and records of the Company and its Subsidiaries, (2) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that the unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and its Subsidiaries taken as a whole as of and for the dates thereof and the results of operations, shareholders’ equity, and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate. The Company has made available to the Purchasers complete and accurate copies of the Company Financial Statements (to the extent such Company Financial Statements are not available on the Commission’s EDGAR system or any successor thereto). There is no transaction, arrangement, or other relationship between the Company (or any of its Subsidiaries) and an unconsolidated or other off-balance sheet entity.

(i) Tax Matters. The Company and each of its Subsidiaries has (i) timely filed all material foreign, U.S. federal, state and local Tax Returns that are or were required to be filed, and all such Tax Returns are true, correct and complete in all material respects, (ii) paid all material Taxes required to be paid by it and any other material assessment, fine or penalty levied against it, whether or not shown or determined to be due on such Tax Returns, other than any such amounts (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (iii) timely withheld, collected or deposited as the case may be all material Taxes (determined both individually and in the aggregate) required to be withheld, collected or deposited by it, and to the extent required, have been paid to the relevant taxing authority in accordance with applicable Law; and (iv) complied with all applicable information reporting requirements in all material respects. Neither the Company nor any Subsidiary (i) is subject to any outstanding audit, assessment, dispute or claim concerning any material Tax liability of the Company or any of its Subsidiaries either within the Company’s Knowledge or claimed, pending or raised by an authority in writing; (ii) is a party to, bound by or otherwise subject to any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement (other than an agreement, similar contract or arrangement to which only the Company and its Subsidiaries are parties); (iii) has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011- 4(b)(2); or (iv) has any liability for Taxes of any Person arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract, or otherwise. No claim has been made by a tax authority in a jurisdiction where the Company or any Subsidiary does not pay Taxes or file Tax Returns asserting that the Company or any Subsidiary is or may be subject to Taxes assessed by such jurisdiction. Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof)

17

ending after the Closing as a result of any: (1) installment sale or other open transaction disposition made on or prior to the Closing; (2) prepaid amount received on or prior to the Closing; (3) written and legally binding agreement with a Governmental Entity relating to taxes for any taxable period ending on or before the Closing; (4) change in method of accounting in any taxable period ending on or before the Closing; or (5) election under Section 108(i) of the Code.

(j) Material Changes. Since the date of the latest audited financial statements included within the Company Financial Statements, and except as disclosed in Schedule 3.1(j): (i) there have been no events, occurrences, or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company and its Subsidiaries have not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company Financial Statements pursuant to GAAP, (iii) the Company and its Subsidiaries have not altered materially their method of accounting or the manner in which they keep their accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company and its Subsidiaries have not issued any equity securities to any Person except Common Stock issued pursuant to existing Company stock option or stock purchase plans or executive and director arrangements disclosed in the SEC Reports , (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company or any of its Subsidiaries under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject, and (vii) to the Company’s Knowledge, there has not been a material increase in the aggregate dollar amount of (A) the Bank’s nonperforming loans (including nonaccrual loans and loans 90 days or more past due and still accruing interest) or (B) the reserves or allowances established on and in respect to the Company Financial Statements. Since the date(s) the Company afforded the Purchasers (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares, and (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management, prospects, and any potential transactions sufficient to enable it to evaluate its investment, there have been no events, occurrences, or developments that have materially affected or would reasonably be expected to materially affect, either individually or in the aggregate, the information as presented to the Purchasers in connection with the offering of the Shares.

(k) Environmental Matters. Neither the Company nor any of its Subsidiaries (i) is or during the past three (3) years has been in violation of any Law of any Governmental Entity relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) is or during the past three (3) years has been liable for any off-site disposal or contamination pursuant to any Environmental Laws, (iii) owns or operates, or has owned or operated during the past three (3) years, any real property contaminated with any substance that is in violation of any Environmental Laws or (iv) is or during the past three (3) years has been subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim. Except as would not result in a Material Adverse Effect, there are and during the past three (3) years have been no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning or automotive services) involving the Company or any of its Subsidiaries, or any currently or formerly owned or operated property of the Company or any of its Subsidiaries, that could reasonably be expected to result in any claim, liability, investigation, cost or restriction against the Company or any of its Subsidiaries, or result in any restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any currently owned property of the Company or any of its Subsidiaries. The immediately preceding representation and warranty is qualified by the Company’s Knowledge with respect to properties received by the Company through foreclosure (judicial or non-judicial) or by deed in lieu of foreclosure (collectively, “OREO Properties”).

18

(l) Litigation. There is and during the past three (3) years has been no Action pending or, to the Company’s Knowledge, threatened, which (i) adversely affects or challenges the legality, validity, or enforceability of any of the Transaction Documents, the issuance of Purchased Shares pursuant to this Agreement and the other Transaction Documents, or the conversion of the shares of Series B Preferred Stock into the Underlying Shares, or (ii) except as disclosed in the SEC Reports, is reasonably likely to be material to the Company or its Subsidiaries, individually or in the aggregate, if there were an unfavorable decision. Neither the Company nor any Subsidiary, nor, to the Company’s Knowledge, any director or officer thereof in their capacity as a director or officer of the Company or any Subsidiary, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty nor is any Action, to the Company’s Knowledge, currently threatened. There is no Action by the Company or any Subsidiary pending or which the Company or any Subsidiary intends to initiate (other than collection or similar claims in the ordinary course of business). There has not been, and to the Company’s Knowledge there is not pending or threatened, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act. There are and during the past three (3) years has been no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to be material to the Company or its Subsidiaries.

(m) Employment Matters. No labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company or any Subsidiary that would have, or would reasonably be expected to have a Material Adverse Effect.. None of the employees of the Company or any Subsidiary is a member of a union that relates to such employee’s relationship with the Company or any Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. To the Company’s Knowledge, there is no activity involving any of the employees of the Company or any of its Subsidiaries seeking to certify a collective bargaining unit or similar organization. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and each of its Subsidiaries are and at all times have been in compliance with all Laws and regulations relating to employment and employment practices, immigration, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, no material employee has given notice to the Company or any of its Subsidiaries of his or her intent to terminate his or her employment or service relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries are in material compliance with all Laws concerning the classification of employees and independent contractors and have properly classified all such individuals for purposes of participation in employee benefit plans.

19

(n) Compliance. Neither the Company nor any of its Subsidiaries (i) are in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) are in violation of any order of which the Company has been made aware in writing of any court, arbitrator, or governmental body having jurisdiction over the Company or its Subsidiaries or their respective properties or assets, (iii) are in violation of, or in receipt of written notice that it is in violation of, any statute, rule, regulation, policy, guideline, or order of any Governmental Entity or self-regulatory organization (including the Principal Trading Market), applicable to the Company or any of its Subsidiaries, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect None of the Federal Reserve, the FDIC or the NYSDFS has issued any order or taken any similar action preventing or suspending the issuance or sale of the Purchased Shares to the Purchasers.

(o) Regulatory Permits. The Company and each of its Subsidiaries possess or have applied for all required certificates, authorizations, consents, licenses, franchises, variances, exceptions, orders, approvals and permits issued by the appropriate Governmental Entities necessary to conduct their respective business, except where the failure to possess such certificates, authorizations, consents, or permits, individually or in the aggregate, has not had and would not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of Proceedings relating to the revocation or material adverse modification of any such Material Permits, and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(p) Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens, except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries provided, however, the foregoing representation and warranty is qualified as to the Company’s knowledge with respect to OREO Properties. The Company and its Subsidiaries make no representation or warranty with respect to the status of title or Liens affecting OREO Properties. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting, and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries. No notice of a claim of default by any party to any lease entered into by the Company or any of its Subsidiaries has been delivered to either the Company or any of its Subsidiaries or is now pending, and there does not exist any event or circumstance that with notice or passing of time, or both, would constitute a default or excuse performance by any party thereto. None of the owned or leased premises or properties of the Company or any of its Subsidiaries is subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent in any material respect with the current use of such property by the Company or any of its Subsidiaries, as the case may be.

(q) Intellectual Property; Data Security. The Company and its Subsidiaries own, possess, license, or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how, and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted free and clear of all Liens and such Intellectual Property is valid, subsisting and enforceable, and

20

is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Company’s or its Subsidiaries’ use of, or rights to, such Intellectual Property, except where the failure to own, possess, license, or have such rights would not have or reasonably be expected to have a Material Adverse Effect. Except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (i) other than with respect to licensed Intellectual Property, there are no rights of third parties to any such Intellectual Property, (ii) to the Company’s Knowledge, there is no infringement by third parties of any such Intellectual Property, (iii) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding, or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property (other than licensed Intellectual Property in which case to the Company’s Knowledge there is no such Proceeding by others pending or threatened), (iv) there is and during the past three (3) years has been no pending or, to the Company’s Knowledge, threatened action, suit, proceeding, or claim by others challenging the validity or scope of any such Intellectual Property (other than licensed Intellectual Property in which case to the Company’s Knowledge there is no such Proceeding by others pending or threatened), and (v) there is and during the past three (3) years has been no pending or, to the Company’s Knowledge, threatened action, suit, proceeding, or claim by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret, or other proprietary rights of others. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (A) the Company and its Subsidiaries are and during the past three (3) years have been in compliance with all applicable Laws related to data privacy and data security and (B) there has been no material loss or theft of data or security breach or unauthorized access or use relating to data (including Personally Identifiable Information) in the possession, custody or control of the Company or any of its Subsidiaries. (1) No claims have been asserted or, to the Company’s Knowledge, threatened in writing against the Company or any of its Subsidiaries relating to data security, privacy, or the storage, transfer, use or processing of data (including Personally Identifiable Information), and (2) to the Company’s Knowledge, the Company and its Subsidiaries are not and have never been the subject of any audits, investigations or other inquiries or Proceedings relating to data security, privacy, or the storage, transfer, use or processing of data (including Personally Identifiable Information) from any Governmental Entity, in the case of clause (1) or clause (2).

(r) Insurance. The Company and each of the Subsidiaries are, and following the Closing Date will remain, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes to be prudent and customary in the businesses and locations in which and where the Company and its Subsidiaries are engaged. The Company and its Subsidiaries have not been refused any insurance coverage sought or applied for, and the Company and its Subsidiaries do not have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have, individually or in the aggregate, a Material Adverse Effect. All premiums due and payable under all such policies and bonds have been timely paid, and the Company and its Subsidiaries are in material compliance with the terms of such policies and bonds. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be materially higher than their existing insurance coverage. The Company (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with financially sound and reputable insurance companies with benefits and levels of coverage as disclosed in Schedule 3.1(r), (ii) has timely paid all premiums on such policies, and (iii) there has been no lapse in coverage during the term of such policies.

(s) Transactions With Affiliates and Employees. Except as set forth in SEC Reports, none of the Affiliates, officers or directors of the Company or any Subsidiary and, to the Company’s Knowledge, none of the employees of the Company or any Subsidiary, is presently a party to any transaction with the Company or any Subsidiary or to a presently contemplated transaction (other than for services as employees, officers, and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

21

(t) Internal Control Over Financial Reporting. The Company and its Subsidiaries maintain internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and have disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since December 31, 2016, (i) neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company, its Subsidiaries or any of its officers, directors, employees or agents to the Board or any committee thereof or to any director or officer of the Company or any of its Subsidiaries.

(u) Certain Fees. Except as set forth in Schedule 3.1(u), no person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon the Company, any Subsidiary or any Purchaser for any commission, fee, or other compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of the Company or any Subsidiary.

(v) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Questionnaires, compliance by the Purchasers with the offering and transfer restrictions and procedures described in this Agreement, the accuracy of all information and certifications provided to the Company by those Persons (other than the Company) subject to Rule 506(d) of Regulation D regarding the absence of any disqualifying event or circumstances described in Rule 506(d) concerning such Persons and the receipt of the Required Approvals and the completion of all filings associated therewith, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Trading Market.

(w) Registration Rights. Other than as set forth in the Registration Rights Agreement, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby.

22

(y) Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and neither the Company nor any Subsidiary sponsors any person that is such an investment company.

(z) Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any directors, officers, employees, agents, or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to foreign or domestic political activity, (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) violated any provision of the Foreign Corrupt Practices Act of 1977, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other material unlawful payment to any foreign or domestic government official or employee.

(aa) Application of Takeover Protections; Rights Agreements. The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of its Common Stock or a Change in Control of the Company. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision under the Articles of Incorporation or other organizational documents or the Laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to Purchaser solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and any Purchaser’s ownership of the Purchased Shares (each, a “Takeover Law”).

(bb) No Undisclosed Liabilities. There are no material liabilities or obligations of the Company or any of the Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, or otherwise, except for (i) liabilities appropriately reflected or reserved against in accordance with GAAP in the Company’s audited balance sheet or that are otherwise disclosed in the footnotes to the financial statements for the year ended December 31, 2018, (ii) liabilities that would not be required to be disclosed by the Company in its SEC Reports and (iii) liabilities that have arisen in the ordinary and usual course of business and consistent with past practice since December 31, 2018.

(cc) [Reserved].

(dd) Off Balance Sheet Arrangements. Except as disclosed on Schedule 3.1(cc), there is no transaction, arrangement, or other relationship between the Company (or any of its Subsidiaries) and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Company Financial Statements and is not so disclosed.

(ee) Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Purchaser’s purchase of the Shares.

23

(ff) Absence of Manipulation. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchased Shares.

(gg) OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate, or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly use the proceeds of the sale of the Purchased Shares towards any sales or operations in Cuba, Iran, Syria, Sudan or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(hh) Money Laundering Laws. The operations of each of the Company and any Subsidiary are, and have been conducted at all times, in compliance in all material respects with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder, and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any applicable Governmental Entity (collectively, the “Money Laundering Laws”), and to the Company’s Knowledge, no action, suit, or proceeding by or before any court or Governmental Entity, authority, or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(ii) No Additional Agreements. Except for the Warrant Agreement and the Company’s stock options as disclosed in the SEC Reports, the Company has no agreements or understandings (including, without limitation, side letters) with any Person to purchase shares of Common Stock or Series B Preferred Stock on terms more favorable to such Person than as set forth herein.

(jj) Reports, Registrations and Statements. Since January 1, 2016, the Company and each Subsidiary have filed all material reports, registrations, documents, filings, submissions and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, the NYSDFS and any other applicable federal or state securities or banking authorities except as would not reasonably be expected to be material to the Company or its Subsidiaries. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” All such Company Reports were filed on a timely basis or the Company or the applicable Subsidiary, as applicable, received a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension except where the failure to file would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the NYSDFS and any other applicable foreign, federal, or state securities or banking authorities, as the case may be.

(kk) Regulatory Capitalization. As of March 31, 2019, the Bank was considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action (12 C.F.R. § 324.403(b)(1)).

24

(ll) Agreements with Regulatory Agencies. Neither the Company nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement, or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2016, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised in writing since December 31, 2015 by any Governmental Entity that it intends to issue, initiate, order, or request any such Regulatory Agreement.

(mm) Compliance with Certain Banking Regulations. To the Company’s Knowledge, there are no facts or circumstances, and the Company has no reason to believe that any facts or circumstances exist, that would cause the Bank (i) to be deemed not to be in satisfactory compliance in all material respects with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory,” (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, any order issued with respect to anti-money laundering by OFAC, or any other anti-money laundering Law, (iii) to be deemed not to be in satisfactory compliance, in any material respect, with the Home Mortgage Disclosure Act, the Fair Housing Act, the Equal Credit Opportunity Act, the Flood Disaster Protection Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the regulations promulgated thereunder, or (iv) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any applicable federal and state privacy Laws as well as the provisions of all information security programs adopted by the Bank or the Company.

(nn) No General Solicitation or General Advertising. Neither the Company nor, to the Company’s Knowledge, any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares pursuant to this Agreement and the other Transaction Documents.

(oo) Loan Portfolio.

(i) Other than as may not be reasonably expected to have a Material Adverse Effect, each of the Company and its Subsidiaries has complied with in all material respects, and all documentation in connection with the origination, processing, underwriting and credit approval of any loan, lease or other extension of credit or commitment to extend credit (each, a “Loan”) originated, purchased or serviced by the Company or any of its Subsidiaries satisfied in all material respects, (A) all applicable Laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing or filing of claims in connection with Loans, including all Laws relating to real estate settlement procedures, consumer credit protection, truth in lending Laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to Loans set forth in any contract or agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer, (D) the terms and provisions of any mortgage or other collateral documents and other Loan documents with respect to each Loan and (E) the underwriting guidelines and other loan policies and procedures of the Company or its applicable Subsidiary;

25

(ii) Other than as may not be reasonably expected to have a Material Adverse Effect, no Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to Loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of Loan servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor Loan quality or concern with respect to the Company’s or any of its Subsidiary’s compliance with Laws; and

(iii) Except as disclosed on Schedule 3.1(mm), the characteristics of the loan portfolio of the Company have not materially changed from the characteristics of the loan portfolio of the Company as of December 31, 2018.

For purposes of this Section 3.1(oo): (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Government National Mortgage Association, the Rural Housing Service of the U.S. Department of Agriculture or any other Governmental Entity with authority to (i) determine any investment, origination, lending or servicing requirements with regard to Loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service Loans, or otherwise promote lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any Loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such Loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the Loan holder all or any portion of the risk of loss upon borrower default on any of the Loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such Loans or the related collateral.

(pp) Risk Management Instruments. To the Company’s Knowledge, the Company and the Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by companies of similar size and in similar lines of business as the Company and the Subsidiaries. Except as would not reasonably be expected to have a Material Adverse Effect, since January 1, 2016, all material derivative instruments, including, swaps, caps, floors, and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable Laws, and (3) with counterparties believed to be financially responsible at the time, and each of them constitutes the valid and legally binding obligation of the Company or one of the Subsidiaries, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. Neither the Company nor the Subsidiaries, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(qq) Company Benefit Plans.

(i) “Benefit Plan” means all material employee benefit plans, programs, agreements, contracts, policies, practices, or other arrangements providing benefits to any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute or is party, whether or not written,

26

including any material “employee welfare benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option or equity award, equity-based severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy. Each Benefit Plan is listed on Schedule 3.1(qq)(i). True and complete copies of all Benefit Plans listed on Schedule 3.1(qq)(i) have been made available to the Purchasers prior to the date hereof.

(ii) With respect to each Benefit Plan, (A) the Company and its Subsidiaries have complied, and are now in compliance in all material respects with the applicable provisions of ERISA, and the Code and all other Laws and regulations applicable to such Benefit Plan and (B) each Benefit Plan has been administered in all material respects in accordance with its terms. Except as would not reasonably be expected to be material to the Company or any of its Subsidiaries, none of the Company or any of its Subsidiaries nor any of their respective ERISA Affiliates has incurred any withdrawal liability as a result of a complete or partial withdrawal from a multiemployer plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full. “ERISA Affiliate” means any entity, trade or business, whether or not incorporated, which together with the Company and its Subsidiaries, would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

(iii) Each Benefit Plan which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and that is intended to be qualified under Section 401 (a) of the Code is so qualified, has received a favorable determination letter from the Internal Revenue Service (the “IRS”) and, to the Company’s Knowledge, nothing has occurred, whether by action or failure to act, that could likely result in revocation of any such favorable determination or opinion letter or the loss of the qualification of such Benefit Plan under Section 401(a) of the Code. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a material tax or material penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

(iv) Except as listed on Schedule 3.1(qq)(i), neither the Company, any of its Subsidiaries nor any ERISA Affiliate (x) sponsors, maintains or contributes to or has within the past six years sponsored, maintained or contributed to a Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (y) sponsors, maintains or has any liability with respect to or an obligation to contribute to or has within the past six years sponsored, maintained, had any liability with respect to, or had an obligation to contribute to a “multiemployer plan” within the meaning of Section 3(37) of ERISA.

(v) None of the execution and delivery of this Agreement, the issuance of Purchased Shares, nor the consummation of the transactions contemplated hereby will, whether alone or in connection with another event, (i) constitute a “change in control” or “change of control” within the meaning of any Benefit Plan or result in any material payment or benefit (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries from the Company or any of its Subsidiaries under any Benefit Plan or any other agreement with any employee, including, for the avoidance of doubt, any employment or change in control agreements, (ii) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code, (iii) materially increase any compensation or benefits otherwise payable under any Benefit Plan, (iv) result in any acceleration of the time of payment or vesting of any such benefits, (v) require the funding or increase in the funding of any such benefits, or (vi) result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

27

(vi) There is no material pending or, to the Company’s Knowledge, threatened, litigation relating to the Benefit Plans (other than claims for benefits in the ordinary course). Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any ERISA Plan or collective bargaining agreement, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and its Subsidiaries.

(vii) Except as would not reasonably be expected to be material to the Company and except for liabilities fully reserved for or identified in the Company Financial Statements, there are no pending or, to the Company’s Knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against (i) the Benefit Plans, (ii) any fiduciaries thereof with respect to their duties to the Benefit Plans, or (iii) the assets of any of the trusts under any of the Benefit Plans.

(rr) Nonperforming Assets. To the Company’s Knowledge as of the date of this Agreement, since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the date hereof, the Company believes that the amount of reserves and allowances for loan and lease losses and other nonperforming assets established on the Company’s and Bank’s financial statements is adequate, and such belief is reasonable under all the facts and circumstances known to the Company and Bank.

(ss) No Change in Control. Neither the Company nor any of its Subsidiaries is a party to any employment, Change in Control, severance, or other compensatory agreement or any benefit plan pursuant to which the issuance of the Shares to the Purchasers as contemplated by this Agreement would trigger a “change of control” or other similar provision in any of the agreements, which results in payments to the counterparty or the acceleration of vesting of benefits.

(tt) Common Control. The Company is not and, after giving effect to the offering and sale of the Shares, will not be under the control (as defined in the BHCA and the Federal Reserve’s Regulation Y (12 C.F.R. Part 225) (“BHCA Control”) of any company (as defined in the BHCA and the Federal Reserve’s Regulation Y). The Company is not in BHCA Control of any federally insured depository institution other than the Bank. The Bank is not under the BHCA Control of any company (as defined in the BHCA and the Federal Reserve’s Regulation Y) other than Company. Except for the Company’s ownership interest in the Bank, neither the Company nor the Bank controls, in the aggregate, more than five percent (5%) of the outstanding shares of any class of voting securities, directly or indirectly, of any federally insured depository institution. The Bank is not subject to the liability of any commonly controlled depository institution pursuant to Section 5(e) of the Federal Deposit Insurance Act (12 U.S.C. § 1815(e)).

(uu) Material Contracts. Each Material Contract is a valid and binding obligation of the Company or any of its Subsidiaries (as applicable) that is a party thereto and, to the Company’s Knowledge, each other party to such Material Contract, except for such failures to be valid and binding as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each such Material Contract is enforceable against the Company or any of its Subsidiaries (as applicable) that is a party thereto and, to the Company’s Knowledge, each other party to such Material Contract in accordance with its terms (subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles,

28

regardless of whether such enforceability is considered in a proceeding of law or at equity), except for such failures to be enforceable as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any other party to a Material Contract, is in material default or material breach of a Material Contract and there does not exist any event, condition or omission that would constitute such a default or breach (whether by lapse of time or notice or both), in each case, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(vv) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, and has conducted a factual inquiry including the procurement of relevant questionnaires from each Covered Person (as defined below) or other means, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s Knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company, any predecessor or affiliate of the Company, any director, executive officer, other officer participating in the offering, general partner or managing member of the Company, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities, and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(ww) Knowledge as to Conditions. To the Company’s Knowledge, there is no reason why it would be reasonable to expect that any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents will not be obtained.

(xx) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

Section 3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date of this Agreement and as of the Closing Date to the Company as follows:

(a) Organization; Authority. If such Purchaser is an entity, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such Purchaser is an entity, the execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser, and no further approval or authorization by any of such persons, as the case may be, is required. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar Laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

29

(b) No Conflicts. The execution, delivery, and performance by such Purchaser of this Agreement and the Registration Rights Agreement, if applicable, and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which such Purchaser is a party, or (iii) result in a violation of any Law, rule, regulation, order, judgment, or decree (including federal and state securities Laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights, or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c) Investment Intent. Such Purchaser understands that the understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities Law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities Laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities Laws. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan, or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity.

(d) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e) Reliance. The Company will be entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to (A) any regulatory authority having jurisdiction over the Company and its Affiliates, and (B) any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, in each case, to the extent required by any court or governmental authority to which the Company is subject, provided that the Company provides the Purchaser with prior written notice of such disclosure to the extent practicable and allowed by applicable law.

(f) General Solicitation. Such Purchaser (i) is not purchasing the Shares as a result of any advertisement, article, notice, or other communication regarding the Shares published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other form of “general solicitation” or “general advertising” (as such terms are used in Regulation D, (ii) has entered into no agreements with shareholders of the Company or other subscribers for the purpose of controlling the Company or any Subsidiary; and (iii) has entered into no agreements with shareholders of the Company or other subscribers regarding voting or transferring Purchaser’s interest in the Company.

30

(g) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and has so evaluated the merits and risks of such investment. Such Purchaser is capable of protecting its own interests in connection with this investment and has experience as an investor in securities of companies like the Company. Such Purchaser is able to hold the Shares indefinitely if required, is able to bear the economic risk of an investment in the Shares, and, at the present time, is able to afford a complete loss of such investment. Further, Purchaser understands that no representation is being made as to the future trading value or trading volume of the Shares.

(h) Access to Information. The Purchaser is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Shares. Such Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, management and representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares and any such questions have been answered to such Purchaser’s reasonable satisfaction; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management, and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser has received all information it deems appropriate for assessing the risk of an investment in the Shares. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend, or affect such Purchaser’s right to rely on the truth, accuracy, and completeness of the Disclosure Materials provided to such Purchaser and the Company’s representations and warranties contained in the Transaction Documents. Purchaser acknowledges that the Company has not made any representation, express or implied, with respect to the accuracy, completeness, or adequacy of any available information except that the Company has made the express representations and warranties contained in Section 3.1 of this Agreement.

(i) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon the Company or any Purchaser for any commission, fee, or other compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of such Purchaser. Each Purchaser, severally and not jointly, shall indemnify, pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim. In any proceeding or matter in respect of which the Company may seek indemnity from one or more Purchasers pursuant to this Section 3.2(j), the Company and such Purchaser(s) shall have all the rights and obligations of an Indemnified Person and the indemnifying party, respectively, in Section 4.7.

(j) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of the Company (or any of its agents, counsel, or Affiliates) or any other Purchaser or other Purchaser’s business and/or legal counsel in making such decision; provided that the foregoing shall in no way limit such Purchaser’s right to rely on the truth, accuracy and completeness of the representations and warranties of the Company made herein. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, regulatory, tax, or investment advice. Such Purchaser has consulted such legal, tax, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares. Such Purchaser has not relied on the business, legal, or regulatory advice of the Company’s agents, counsel, or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

31

(k) Reliance on Exemptions. Such Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements, and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.

(l) No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares. Such Purchaser understands that the Shares are not savings accounts, deposits or other obligations of any bank and are not insured by the FDIC, including the FDIC’s Deposit Insurance Fund, or any other governmental entity.

(m) Antitrust and Other Consents, Filings, Etc. Assuming the accuracy of the Company’s representations and warranties regarding its capitalization, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Entity or authority or any other person or entity in respect of any law or regulation, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, is necessary or required to be obtained or made by such Purchaser, and no lapse of a waiting period under law applicable to such Purchaser is necessary or required, in each case in connection with the execution, delivery, or performance by such Purchaser of this Agreement or the purchase of the Shares contemplated hereby, other than passivity or anti-association commitments or other documentation that may be required by the Federal Reserve or other federal or state banking authority and except for such schedules or statements required to be filed with the Commission pursuant to Regulation 13D-G of the Exchange Act..

(n) Trading. Purchaser acknowledges that there is a limited trading market for the Common Stock and that there will be no trading market for the Series B Preferred Stock.

(o) OFAC and Anti-Money Laundering. The Purchaser understands, acknowledges, represents, and agrees that (i) to the knowledge of the Purchaser, the Purchaser is not the target of any sanction, regulation, or law promulgated by the Office of Foreign Assets Control, the Financial Crimes Enforcement Network, or any other U.S. Governmental Entity (“U.S. Sanctions Laws”), (ii) the Purchaser is not owned by, controlled by, under common control with, or acting on behalf of any person that is the target of U.S. Sanctions Laws, (iii) the Purchaser is not a “foreign shell bank” and is not acting on behalf of a “foreign shell bank” under applicable anti-money laundering laws and regulations, (iv) the Purchaser’s entry into this Agreement or consummation of the transactions contemplated hereby will not contravene U.S. Sanctions Laws or applicable anti- money laundering laws or regulations, (v) to the extent permitted under applicable law, the Purchaser will promptly provide to the Company or any regulatory or law enforcement authority such information or documentation as may be required to comply with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations, and (vi) the Company may provide to any regulatory or law enforcement authority information or documentation regarding, or provided by, the Purchaser for the purposes of complying with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations.

(p) Knowledge as to Conditions. Purchaser does not know of any reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained, solely with respect to facts or circumstances related to the Purchaser.

32

(q) Bank Holding Company Status. Assuming the accuracy of the representations and warranties of the Company contained herein, the Purchaser, either alone or together with any other Person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any applicable banking regulation or law, will not, directly or indirectly, own, control or have the power to vote, immediately after giving effect to its purchase of Shares pursuant to this Agreement (and, with respect to Castle Creek, its acquisition of the shares of Common Stock in the Secondary Acquisition), in excess of 9.99% of the outstanding shares of any class or series of the Company’s voting securities.

(r) No Outside Discussion of Offering. Such Purchaser has not discussed the offering of the Shares with any other party or potential investors (other than the Company, such Purchaser’s Affiliates and each of their authorized representatives, advisors and counsel, and any other Purchaser), except as expressly permitted under the terms of this Agreement.

(s) Financial Capability. At the Closing, the Purchaser shall have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(t) Residency. Such Purchaser’s office in which its investment decision with respect to the Shares was made is located at the address for such Purchaser set forth under such Purchaser’s name on the signature page hereof.

(u) No Other Representation. Such Purchaser has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

Section 4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Purchased Shares, Underlying Shares and Warrants may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities Laws. In connection with any transfer of the Purchased Shares, Underlying Shares or Warrants other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such Securities under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement and Warrant Agreement, if applicable, with respect to such transferred Shares and Warrants.

(b) Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c) or applicable Law:

33

THE ISSUANCE OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE).

(c) Removal of Legends. Upon the request of the holder, the restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend (other than the legend described below in Section 4.1(d)) to the holder of the applicable Securities upon which it is stamped, if (i) such Securities are registered for resale under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144, or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the Effective Date or (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Securities and without volume or manner-of-sale restrictions, the Company, upon the written request of the holder, shall instruct the Transfer Agent to remove the legend from the Securities and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent. Any fees (with respect to the Company or the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Trading Days following the delivery by a Purchaser to the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1(a) (such third Trading Date, the “Legend Removal Date”), deliver or cause to be delivered to Purchaser a certificate representing such Securities that is free from all restrictive legends. Except as may be required to ensure compliance with applicable law and except as expressly provided in this Agreement, The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c).

(d) If the Company shall fail for any reason or for no reason to issue to any Purchaser unlegended certificates by the Legend Removal Date, then, in addition to all other remedies available to such Purchaser, if on or after the trading day immediately following such three trading day period, such Purchaser purchases, or a broker (a “Buy-In Broker”) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of such sale in lieu of shares of Common Stock or Warrants Purchaser anticipated receiving from the Company without any restrictive legend (a

34

“Buy-In”), then the Company shall, within three Business Days after such Purchaser’s request, honor its obligation to deliver to such Purchaser a certificate or certificates without restrictive legends representing such shares of Common Stock and pay cash to such Purchaser in an amount equal to the excess (if any) of such Purchaser’s or Buy-In Broker’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased over the product of (i) such number of shares of Common Stock, times (ii) the closing bid price on the Legend Removal Date.

(e) The Company shall cooperate, in accordance with reasonable and customary business practices with any and all transfers, whether by direct or indirect sale, assignment, award, confirmation, distribution, bequest, donation, trust, pledge, encumbrance, hypothecation or other transfer or disposition, for consideration or otherwise, whether voluntarily or involuntarily, by operation of law or otherwise, by the Purchasers or any of their respective successors and assigns of the Shares, Warrants and other shares of Common Stock, Series B Preferred Stock and/or Non-Voting Common Stock such party may beneficially own prior to or subsequent to the date hereof.

(f) Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Purchased Shares, Underlying Shares or Warrants or any interest therein without complying with the requirements of the Securities Act. Except as otherwise provided below, to the extent applicable to the Purchaser’s Shares, Underlying Shares or Warrants, while the above-referenced registration statement remains effective, such Purchaser may sell the Shares, Underlying Shares or Warrants in accordance with the plan of distribution contained in the registration statement, if applicable, and if it does so, it will comply therewith and with the related prospectus delivery requirements, unless an exemption therefrom is available. Each Purchaser who is a party to the Registration Rights Agreement agrees that if it is notified by the Company in writing at any time that the registration statement registering the resale of the Shares, Underlying Shares or Warrants is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Shares, Underlying Shares or Warrants until such time as the Purchaser is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless such Purchaser is able to, and does, sell such Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act, such as under Rule 144 of the Securities Act.

Section 4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional (except as otherwise set forth herein), absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

Section 4.3 Access; Information.

(a) Castle Creek and its Affiliates shall be provided with access, information, and other rights as provided in the VCOC Letter Agreement.

(b) Each party to this Agreement will hold, and will cause its respective subsidiaries and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is necessary or appropriate in connection with any necessary regulatory approval, or request for information or similar process, or unless compelled to disclose by judicial or administrative process or, based on the advice of its counsel, by other requirement of law or the applicable

35

requirements of any Governmental Entity (in which case, the party permitted to disclose such information shall, to the extent legally permissible and reasonably practicable, provide the other party with prior written notice of such permitted disclosure), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information (1) was previously known by or in the possession of such party on a nonconfidential basis, (2) is or becomes in the public domain through no fault of such party, (3) is later lawfully acquired from other sources by the party to which it was furnished or (4) is independently developed by such party without the use of the Information and without any violation of this Section 4.3(b)), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors with the express understanding that such parties will maintain the confidentiality of the Information and, to the extent permitted above, to bank and securities regulatory authorities; provided, however, that each Purchaser may identify the Company and the number and value of such Purchaser’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company.

(c) Without limiting Section 4.3(a), for so long as Castle Creek together with its Affiliates has a Minimum Ownership Interest, irrespective of whether Castle Creek has a right to designate a director to serve on or an observer to attend meetings of the Board, Castle Creek shall be provided with all documents and information provided to members of the Board in connection with monthly Board meetings; provided, however, that the Company shall not be required to provide such documents and information to the extent (and only to the extent) they constitute confidential supervisory information or documents or information the disclosure of which is prohibited by applicable Law; provided, further, that the Company shall use commercially reasonable efforts to provide such information to Purchaser in an alternate manner. All documents and information provided under this Section 4.3(c) will be subject to the confidentiality provisions contained in the VCOC Letter Agreement.

Section 4.4 Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Purchased Shares and Warrants as required under Regulation D. Purchaser agrees to timely provide Company with any and all needed information in connection with Company’s preparation and filing of a Form D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Purchased Shares and Warrants for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Purchased Shares and Warrants required under applicable securities or “Blue Sky” Laws of the states of the United States following the Closing Date.

Section 4.5 No Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Purchased Shares and Warrants in a manner that would require the registration under the Securities Act of the sale of the Purchased Shares and Warrants to the Purchasers.

Section 4.6 Bank Regulatory Approvals. Upon Castle Creek’s request, the Company shall use its reasonable best efforts to cooperate with Castle Creek to receive the Bank Regulatory Approvals. Notwithstanding anything to the contrary in this Agreement, upon the receipt of such Bank Regulatory Approvals, (a) all references in this Agreement to ownership and voting limitations (but not the Minimum Ownership Interest) of nine point nine percent (9.9%) shall, with respect to Castle Creek only, be deemed to be deleted and replaced with twenty-four point nine percent (24.9%), and (b) the Company will cooperate in good faith to make any changes to the Transaction Documents to implement the intent of this Section 4.6

36

and address any bank regulatory concerns of Castle Creek. At any time after receipt of the Bank Regulatory Approvals, at the request of Castle Creek, the Company shall use its reasonable best efforts to exchange all shares of Non-Voting Common Stock and/or Series B Preferred Stock held by Castle Creek into the applicable number of shares of Common Stock and to deliver such shares of Common Stock to Castle Creek in book-entry form, in each case subject to any required stockholder approval under applicable stock exchange listing rules (to the extent the Company is then listed on a national securities exchange).

Section 4.7 Indemnification.

(a) Indemnification of Purchasers. In addition to any other indemnity provided in the Transaction Documents, if applicable, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees, agents, and investment advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, employees, agents, or investment advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, and expenses incurred by such Indemnified Person, including all judgments, amounts paid in settlements, court costs, and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Purchaser Party may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants, or agreements made by the Company in this Agreement or in the other Transaction Documents and (ii) any action instituted against a Purchaser Party in any capacity, or any of them or their respective affiliates, by any shareholder of the Company who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Agreement. The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage, or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants, or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents or attributable to the actions or inactions of such Purchaser Party. Any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to purchase price for Tax purposes, except as otherwise required by Law or deemed impermissible under GAAP. Such payment shall not result in an adjustment to the value of the original investment reported by the Company under GAAP. Each Purchaser will, severally, but not jointly, indemnify and hold the Company and its directors, officers, shareholders, employees, agents and advisors (each a “Company Party”) harmless from and against any and all Losses that any such Company Party may suffer or incur as a result of any breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents.

(b) Third Party Claims. Promptly after receipt by any Purchaser Party or Company Party (in either case an “Indemnified Person”) of notice of any demand, claim, or circumstances which would or might give rise to a claim or the commencement of any Action in respect of which indemnity may be sought pursuant to Section 4.7(a), such Indemnified Person shall promptly notify the indemnifying party in writing and the indemnifying party may assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is actually and materially and adversely prejudiced by such failure to notify. In any such Action, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying party and the Indemnified Person shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party shall have failed promptly to assume the defense of such Action and to employ counsel reasonably satisfactory to such

37

Indemnified Person in such Action, or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons. The indemnifying party shall not be liable for any settlement of any Action effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, the indemnifying party shall not effect any settlement of any pending or threatened Action in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Action.

(c) Limitation on Amount of Company’s Indemnification Liability.

(i) Deductible. Except as provided otherwise in 4.7(c)(iii), (A) the Company will not be liable for losses that otherwise are indemnifiable under Section 4.7(a) until the total of all losses under Section 4.7(a) incurred by all Purchasers exceeds $100,000, at which point the amount of all losses in excess of $100,000 shall be recoverable and (B) no Purchaser will be liable for losses that otherwise are indemnifiable under Section 4.7(a) until the total of all losses under Section 4.7(a) incurred by the Company as a result of breaches by such Purchaser exceeds $100,000, at which point the amount of all losses in excess of $100,000 shall be recoverable.

(ii) Maximum. Except as provided otherwise in 4.7(c)(iii), the maximum aggregate liability of the Company for all losses under Section 4.7(a) is the aggregate Subscription Amount by all Purchasers, provided however, that the maximum aggregate liability of the Company for all losses under Section 4.7(a) as to any individual Purchaser is the aggregate Subscription Amount of such individual Purchaser. The maximum aggregate liability of a Purchaser for all losses under Section 4.7(a) for which such Purchaser is obligated to provide indemnification shall be limited to such Purchaser’s Subscription Amount.

(iii) Exceptions. The provisions of Section 4.7(c)(i) and (ii) do not apply to indemnification claims involving fraud or knowing and intentional misconduct.

(d) Knowledge and Materiality Scrape. For purposes of the indemnity contained in Section 4.7(a), all qualifications and limitations set forth in the parties’ representations and warranties as to “Company’s Knowledge,” “materiality,” “Material Adverse Effect” and words of similar import shall be disregarded in determining whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement and the Losses arising therefrom.

(e) Investigation. No investigation by any Purchaser, whether prior to or after the date of this Agreement, shall limit any Purchaser Party’s exercise of any right hereunder or be deemed to be a waiver of any such right.

Section 4.8 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares and the Warrants hereunder to strengthen the Company’s current balance sheet, improve the regulatory capital of the Bank, support organic growth opportunities and for general corporate purposes.

Section 4.9 Limitation on Beneficial Ownership. No Purchaser (and its Affiliates or any other Persons with which it is acting in concert) shall be entitled to purchase a number of Common Shares that would result in such Purchaser becoming, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) at the Closing (and with respect to Castle Creek, after giving effect to the Secondary Acquisition) of more than nine point nine percent (9.9%) of the number of shares of the Company’s voting securities issued and outstanding.

38

Section 4.10 Anti-Takeover Matters. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated or permitted by this Agreement, the Company and the Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated or permitted by this Agreement and the other Transaction Documents may be consummated, as promptly as practicable, on the terms contemplated by this Agreement and the other Transaction Documents, as the case may be, and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated or permitted by this Agreement and the other Transaction Documents.

Section 4.11 No Additional Issuances. Between the date of this Agreement and the Closing Date, except for the Shares being issued pursuant to this Agreement or listed in Schedule 4.11, the Company shall not issue or agree to issue any additional shares of Common Stock or other securities that provide the holder thereof the right to convert such securities into, or acquire, shares of Common Stock (other than shares of Common Stock issuable pursuant to outstanding options). For the avoidance of doubt, nothing in this Section 4.11 shall restrict the Company from issuing securities in response or pursuant to an order or directive by the Federal Reserve with respect to capital adequacy.

Section 4.12 Conduct of Business. From and after the date of this Agreement until the earlier of the Closing Date and the date, if any, on which this Agreement is terminated pursuant to Section 6.10, except as contemplated by this Agreement, the Company will, and will cause its Subsidiaries to: (i) operate their business in the ordinary course consistent with past practice; (ii) preserve intact the current business organization of the Company; (iii) use commercially reasonable efforts to retain the services of their employees, consultants, and agents; (iv) preserve the current relationships of the Company and its Subsidiaries with material customers and other Persons with whom the Company and its Subsidiaries have and intend to maintain significant relations; (v) maintain all of its operating assets in their current condition (normal wear and tear excepted); (vi) refrain from taking or omitting to take any action that would constitute a breach of Section 3.1(j); and (vii) refrain from (1) declaring, setting aside or paying any distributions or dividends on, or making any distributions (whether in cash, securities, or other property) in respect of, any of its capital stock, except in the ordinary course of business consistent with past practice, (2) splitting, combining or reclassifying any of its capital stock or issuing or authorizing the issuance of any other securities in respect of, in lieu of or in substitution for capital stock or any of its other securities, and (3) purchasing, redeeming or otherwise acquiring any capital stock, assets or other securities or any rights, warrants or options to acquire any such capital stock, assets or other securities, other than acquisitions of investment securities in the ordinary course of business.

Section 4.13 Avoidance of Control.

(a) Notwithstanding anything to the contrary in this Agreement, except as provided in Section 4.6, no Purchaser (together with its Affiliates (as such term is used under the BHCA)) shall have the ability to purchase or exercise any voting rights of any securities in excess of nine point nine percent (9.9%) of the outstanding shares of any class of voting securities of the Company. In the event any Purchaser breaches its obligations under this Section 4.13 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the Company and shall cooperate in good faith with such parties to modify ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

(b) Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Subsidiary shall take any action (including, without limitation, any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where each Purchaser is not given the right to participate in such redemption, repurchase, rescission, or recapitalization to the extent of such Purchaser’s pro rata

39

proportion) that would reasonably be expected to pose a substantial risk that (a) a Purchaser’s equity securities of the Company (together with equity securities owned by such Purchaser’s affiliates (as such term is used under the BHCA) would exceed thirty-three point three percent (33.3%) of the Company’s total equity or (b) a Purchaser’s ownership of any class of voting securities of the Company (together with the ownership by such Purchaser’s affiliates (as such term is used under the BHCA) of voting securities of the Company) would (i) exceed nine point nine percent (9.9%), in each case without the prior written consent of such Purchaser and receipt of any required Bank Regulatory Approvals, or (ii) increase to an amount that would constitute “control” under the BHCA, the CIBC Act, any applicable provisions of the Laws of the State of New York, or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause such Purchaser to “control” the Company under and for purposes of the BHCA, the CIBC Act, any applicable provisions of the Laws of the State of New York, or any rules or regulations promulgated thereunder (or any successor provisions). Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its respective Affiliates (as such term is used under the BHCA)) shall have the ability to purchase more than thirty-three point three percent (33.3%) of the Company’s total equity or exercise any voting rights of any class of securities in excess of nine point nine percent (9.9%) of any outstanding class of voting securities of the Company (except as provided in Section 4.6). In the event either the Company or any Purchaser breaches its obligations under this Section 4.13 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the other party hereto and shall cooperate in good faith with such parties to modify ownership or, to the extent commercially reasonable, make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

Section 4.14 No Change of Control. The Company shall use reasonable best efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Shares to the Purchasers will not trigger a “change of control” or other similar provision in any Material Contracts and any employment, “change in control,” severance or other employee or director compensation agreements or any benefit plan of the Company or any of its Subsidiaries, which results in payments to the counterparty or the acceleration of vesting of benefits.

Section 4.15 Most Favored Nation. During the period from the date of this Agreement through the Closing Date, neither the Company nor any of its Subsidiaries shall enter into any additional, or modify any existing, agreements with any existing or future investors in the Company or any of its Subsidiaries that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of any Purchaser by this Agreement, unless, in any such case, such Purchaser has been provided with such rights and benefits.

Section 4.16 Filings; Other Actions. Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, will reasonably cooperate and consult with the other and use commercially reasonable efforts to provide all necessary and customary information and data, to prepare and file all necessary and customary documentation, to effect all necessary and customary applications, notices, petitions, filings and other documents, to provide evidence of non-control of the Company and the Bank, as requested by the applicable Governmental Entity, including executing and delivering to the applicable Governmental Entities customary passivity commitments, disassociation commitments, and commitments not to act in concert, with respect to the Company or the Bank, and to obtain all necessary and customary permits, consents, orders, approvals, and authorizations of, or any exemption by, all third parties and Governmental Entities, in each case, (i) necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement, in each case required by it, and (ii) with respect to a Purchaser, to the extent typically provided by such Purchaser to such third parties or Governmental Entities, as applicable, under such Purchaser’s policies consistently applied, to the extent such Purchaser has such policies, and subject to such confidentiality requests as such Purchaser may reasonably seek. Each of the parties hereto shall execute and deliver both before and after

40

the Closing such further certificates, agreements, and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters, subject, in each case, to clauses (i) and (ii) of the first sentence of this Section 4.16. Each Purchaser, with respect to itself only, and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information (other than confidential information related to such Purchaser and any of its respective Affiliates), which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement; provided that (i) for the avoidance of doubt, no Purchaser shall have the right to review any such information relating to another Purchaser and (ii) a Purchaser shall not be required to disclose to the Company or any other Purchaser any information that is confidential and proprietary to such Purchaser, its Affiliates, its investment advisors, or its or their control persons or equity holders. In exercising the foregoing right, the parties hereto agree to act reasonably and as promptly as practicable. Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, agrees to keep each other reasonably apprised of the status of matters referred to in this Section 4.16. Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, shall promptly furnish each other with copies of written communications received by it or its Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement; provided, that the party delivering any such document may redact any confidential information contained therein or information that cannot be shared under applicable Laws. Notwithstanding anything in this Section 4.16 or elsewhere in this Agreement to the contrary, no Purchaser shall be required to provide to any Person pursuant to this Agreement any of its, its Affiliates’, its investment advisors’ or its or their control persons’ or equity holders’ nonpublic, proprietary, personal, or otherwise confidential information including the identities or financial condition of limited partners, shareholders, or non-managing members of such Purchaser or its Affiliates or their investment advisors. Notwithstanding anything to the contrary in this Section 4.16, no Purchaser shall be required to perform any of the above actions if such performance would constitute or could reasonably result in any Burdensome Condition.

Section 4.17 Notice of Certain Events. Each party hereto shall promptly notify the other party hereto of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware prior to the Closing that would constitute a violation or breach of the Transaction Documents (or a breach of any representation or warranty contained herein or therein) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Section 5.1 or 5.2 hereof, and (b) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware that would have been required to have been disclosed pursuant to the terms of this Agreement had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of the date hereof; provided that delivery of any notice pursuant to this Section 4.17 shall not modify the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. Notwithstanding the foregoing, neither party shall be required to take any action that would jeopardize such party’s attorney-client privilege.

Section 4.18 No Solicitation of Competing Proposal.

(a) Except as provided in this Section 4.18, from and after the date of this Agreement until the earlier of the Closing Date and the date, if any, on which this Agreement is terminated pursuant to Section 6.10, the Company agrees that it shall not, and that it shall direct and use its reasonable best efforts to cause the Company’s directors, officers, employees, agents, consultants and advisors not to, directly or indirectly, solicit, initiate, encourage or facilitate any inquiries or proposals from, discuss or negotiate with, provide any information to, or consider the merits of any unsolicited inquiries or proposals from, any Person relating to any Acquisition Transaction or a potential Acquisition Transaction involving the Company or any of its Subsidiary.

41

(b) Notwithstanding the limitations set forth in Section 4.18(a), if after the date of this Agreement and prior to the Closing Date, the Company receives an unsolicited proposal from a third party with respect to an Acquisition Transaction that was not directly or indirectly, after the date hereof, made, encouraged, facilitated, solicited, initiated or assisted by the Company or its directors, officers, employees, agents, consultants and advisors (an “Unsolicited Company Proposal”) which did not result from or arise in connection with a breach of Section 4.18(a) and which: (i) constitutes a Superior Proposal (as defined in Section 4.18(f)); or (ii) which the Board determines in good faith, after consultation with the Company’s outside legal and financial advisors, could reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) below, in a Superior Proposal, the Company may take the following actions after providing written notice to each Purchaser of such determination and the basis therefor: (x) furnish nonpublic information with respect to the Company and the Company Subsidiaries to the third party making such Unsolicited Company Proposal, if, and only if, prior to so furnishing such information, the Company and such third party enter into a confidentiality agreement (a “Third Party Confidentiality Agreement”) that is no less restrictive to and no more favorable to such third party or parties than the confidentiality agreements between the Company and the Purchasers and (y) engage in discussions or negotiations with the third party with respect to the Unsolicited Company Proposal; provided, however, that the Company has complied with the requirements of Section 4.18(d) with respect to such Unsolicited Company Proposal or such Superior Proposal. The Third Party Confidentiality Agreement shall provide that such third party shall pay any Termination Fee payable under Section 6.10 and any costs, expenses and interest payable under Section 6.10.

(c) Notwithstanding the foregoing and the limitations set forth in Section 4.18(a), if, prior to the Closing, the Board determines in good faith, after consultation with the Company’s outside legal and financial advisors, that, due to the existence of a Superior Proposal or an Unsolicited Company Proposal which the Board determines in good faith, after consultation with the Company’s outside legal and financial advisors, could reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) of Section 4.18(b), in a Superior Proposal, the Board may, solely with respect to a Superior Proposal, enter into a binding written agreement with respect to such Superior Proposal and terminate this Agreement (provided that the Company may not terminate this Agreement pursuant to the foregoing, and any purported termination pursuant to the foregoing shall be void and of no force or effect, unless (x) the Board determines in good faith, after consultation with the Company’s outside legal and financial advisors, that failure to take such action would be reasonably likely to constitute a breach by the Board of its fiduciary duties under applicable law and (y) in advance of or concurrently with such termination the Company pays or causes to be paid the Termination Fee to each Purchaser in accordance with Section 6.10), but only if the Company shall have first: (i) provided five (5) Business Days’ prior written notice to each Purchaser that it is prepared to enter into a binding written agreement with respect to the Superior Proposal and terminate this Agreement, and specifying the reasons therefor, including the terms and conditions of the Unsolicited Company Proposal or Superior Proposal, as applicable (including the most current version of any proposed agreement(s)), and the identity of the Person making the proposal; (ii) offered to provide to each Purchaser all material non-public information delivered or made available to the person making any Unsolicited Company Proposal or Superior Proposal in connection with such Unsolicited Company Proposal or Superior Proposal that was not previously delivered or made available to each Purchaser; (iii) provided to each Purchaser copies of documents relating to the Unsolicited Company Proposal or Superior Proposal provided to the Company by the Person making the proposal (or provided by the Company to such person or their representatives), including the most current version of any proposed agreement or any other letter or other document containing such Person’s proposal (and the Company’s response(s) thereto) and the terms and conditions thereof; and (iv) during such five (5) Business Day period, if requested by a Purchaser, engaged in, and caused its financial and legal advisors to engage in, good faith

42

negotiations with such Purchaser to amend this Agreement to make it at least as favorable as the Unsolicited Company Proposal or Superior Proposal. The Company acknowledges and agrees that (i) any change to the financial terms or (ii) any material change to any other terms of an Unsolicited Company Proposal or Superior Proposal shall require compliance with the foregoing provisions anew, except for substituting the three (3) Business Day period for a five (5) Business Day period.

(d) The Company shall notify each Purchaser orally and in writing promptly (but in no event later than one (1) Business Day) after receipt by the Company, the Bank, or any of their respective directors, officers, employees, representatives, agents or advisors of any proposal or offer from any Person other than a Purchaser regarding an Acquisition Transaction or any request for non-public information by any Person other than a Purchaser in connection with an Acquisition Transaction indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep each Purchaser informed, on a current basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.

(e) Nothing contained in this Agreement shall prevent the Company or the Board from issuing as “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Transaction or from making any disclosure to the Company shareholders if the Board (after consultation with outside counsel) concludes that its failure to do so would be inconsistent with its fiduciary duties under applicable Law.

(f) As used in this agreement, “Superior Proposal” shall mean a bona fide written Unsolicited Company Proposal (not solicited or initiated in violation of Section 4.18(a)) that relates to a potential Acquisition Transaction (but changing the references to the twenty percent (20%) amounts contained in the definition of Acquisition Transaction to references to fifty percent (50%)) that is determined in good faith by the Board of the Company, after consultation with the Company’s legal and financial advisors after taking into account all the terms and conditions of the Unsolicited Company Proposal and this Agreement, is on terms that are more favorable to the shareholders of the Company from a financial point of view than the transactions contemplated by the Transaction Documents (after giving effect to any changes to this Agreement proposed by the Purchasers in response to such proposal or otherwise) and is, in the reasonable judgment of the Board, reasonably capable of being completed on its stated terms, taking into account all financial, regulatory, legal and other aspects of such inquiry, proposal or offer and the third party or parties making the inquiry, proposal or offer.

Section 4.19 Shareholder Litigation. The Company shall promptly inform the Purchasers of any claim, action, suit, arbitration, mediation, demand, hearing, investigation or proceeding (“Shareholder Litigation”) against the Company, any of its Subsidiaries or any of the past or present executive officers or directors of the Company or any of its Subsidiaries that is threatened in writing or initiated by or on behalf of any shareholder of the Company in connection with or relating to the transactions contemplated hereby or by the Transaction Documents. The Company shall consult with the Purchasers and keep the Purchasers informed of all material filings and developments relating to any such Shareholder Litigation.

Section 4.20 Corporate Opportunities. Each of the parties hereto acknowledges that the Purchasers and their respective Affiliates and related investment funds may review the business plans and related proprietary information of any enterprise, including enterprises that may have products or services that compete directly or indirectly with those of the Company and its Subsidiaries, and may trade in the securities of such enterprise. None of the Purchasers, any Affiliates thereof, any related investments funds or any of their respective Affiliates shall be precluded or in any way restricted from investing or participating in any particular enterprise, or trading in the securities thereof whether or not such enterprise

43

has products or services that compete with those of the Company and its Subsidiaries. The parties expressly acknowledge and agree that: (a) the Purchasers, any Affiliates thereof, any related investment funds, the Board Representative and any of their respective Affiliates have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company and its Subsidiaries; and (b) in the event that any Purchaser, the Board Representative, any Affiliate of any Purchaser, any related investment funds or any of their respective Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of its Subsidiaries, the Purchasers, the Board Representative, Affiliates of the Purchasers, any related investment funds or any of their respective Affiliates shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its Subsidiaries, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or any of its Subsidiaries or shareholders of the Company for breach of any duty (contractual or otherwise) by reason of the fact that such Purchaser, any Affiliate thereof, any related investment fund thereof or any of their respective Affiliates, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company; provided, however, that this clause (b) shall not apply to any potential transaction or matter that was brought to or became known to the Board Representative primarily in his capacity as a director of the Company and/or the Bank.

Section 4.21 Preemptive Rights.

(a) For so long as a Purchaser, together with its Affiliates and, for purposes of this Section 4.21, persons who share a common discretionary investment advisor with such Purchaser, holds a Minimum Ownership Interest, if at any time after the date hereof the Company or any of its Subsidiaries makes any public or nonpublic offering or sale of any equity (including Common Stock, Series B Preferred Stock, Non-Voting Common Stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as, an “equity kicker”) (including any hybrid security) (any such security, a “New Security”) (other than (i) any Common Stock, Non-Voting Common Stock or other securities issuable upon the exercise or conversion of any securities of the Company issued or agreed or contemplated (and disclosed to the Purchasers in writing) to be issued as of the date hereof; (ii) pursuant to the granting or exercise of employee stock options, restricted stock or other stock incentives pursuant to the Company’s stock incentive plans approved by the Board or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the Board or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation in all cases not to exceed in the aggregate five percent (5%) of the outstanding shares of Common Stock as of the date hereof, excluding outstanding employee stock options, restricted stock or other stock incentives as of the date hereof; or (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction), then that Purchaser shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock equivalent interest in the Company (or its Subsidiaries) immediately prior to any such issuance of New Securities. The amount of New Securities that such Purchaser shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the total number of shares of Common Stock then held by such Purchaser (counting for such purposes all shares of Common Stock into or for which any securities owned

44

by such Purchaser are directly or indirectly convertible or exercisable, including the Series B Preferred Stock and the Non-Voting Common Stock), if any, and the denominator of which is the total number of shares of Common Stock then outstanding (counting for such purposes all shares of Common Stock into or for which any securities owned by such Purchaser are directly or indirectly convertible or exercisable, including the Series B Preferred Stock and the Non-Voting Common Stock). Notwithstanding anything herein to the contrary, in no event shall a Purchaser have the right to purchase New Securities hereunder to the extent such purchase would result in such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by such Purchaser) would represent more than 9.9% (or, following the Bank Regulatory Approvals, 24.9% with respect to Castle Creek) of the Voting Securities or more than 33.3% of the Company’s total equity outstanding.

(b) Notwithstanding anything in this Section 4.21 to the contrary, upon the request of any Purchaser that such Purchaser not be issued Voting Securities in whole or in part upon the exercise of its rights to purchase New Securities, the Company shall cooperate with such Purchaser to modify the proposed issuance of New Securities to the Purchaser to provide for the issuance of the Series B Preferred Stock, Non-Voting Common Stock or other non-voting securities in lieu of Voting Securities; provided, however, that to the extent, following such reasonable cooperation, such modification would cause any other Purchaser to exceed its respective ownership limitation set forth in this Agreement, the Company shall, and shall only be obligated to, issue and sell to the Purchaser such number of Voting Securities and nonvoting securities as will not cause any other Purchaser to exceed its respective ownership limitation set forth in this Agreement and that the Purchaser has indicated it is willing to hold following consummation of such Offering (as defined in Section 4.21(c) below), and any remaining securities may be offered, sold or otherwise transferred to any other person or persons in accordance with Section 4.21(e).

(c) In the event the Company proposes to offer or sell New Securities (the “Offering”), it shall give each Purchaser written notice of its intention, describing the price (or range of prices), anticipated amount of New Securities, timing, and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such Offering). Each such Purchaser shall have ten (10) Business Days from the date of receipt of such a notice (the “Response Period”) to notify the Company in writing that it intends to exercise its rights provided in this Section 4.21 and as to the amount of New Securities such Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 4.21. Such notice shall constitute a binding indication of interest of such Purchaser to purchase the amount of New Securities so specified at the price (or range of prices) and on the terms set forth in the Company’s notice to such Purchaser. The failure of such Purchaser to respond within the Response Period shall be deemed to be a waiver of such Purchaser’s rights under this Section 4.21 only with respect to the Offering described in the applicable notice, but shall not impact any other Purchaser’s rights under this Section 4.21.

(d) If a Purchaser exercises its rights provided in this Section 4.21, the closing of the purchase of the New Securities in connection with the closing of the Offering with respect to which such right has been exercised shall take place within ninety (90) calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable Laws and regulations (including receipt of any applicable regulatory or shareholder approvals). Notwithstanding anything to the contrary herein, the closing of the purchase of the New Securities by a Purchaser will occur no earlier than the closing of the Offering triggering the right being exercised by such Purchaser. Each of the Company and such Purchaser agrees to use its commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

45

(e) In the event a Purchaser fails to exercise its rights provided in this Section 4.21 within this Response Period or, if so exercised, such Purchaser is unable to consummate such purchase within the time period specified in Section 4.21(d) above because of its failure to obtain any required regulatory or shareholder consent or approval, the Company shall thereafter be entitled (during the period of sixty (60) days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within ninety (90) days from the date of such agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.21 by such Purchaser or which such Purchaser is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms that are no more favorable in the aggregate to the purchasers of such New Securities than were specified in the Company’s notice to such Purchaser. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or shareholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five (5) Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within such 60-day period (or sold and issued New Securities in accordance with the foregoing within ninety (90) days from the date of such agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of such agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such New Securities to each Purchaser in the manner provided above.

(f) If a majority of the directors of the Board determines that it is reasonably necessary for the Company to issue equity or debt securities on an expedited basis, the Company may offer and sell New Securities subject to the preemptive rights under this Section 4.21 without first offering such New Securities to each Purchaser or complying with the procedures of this Section 4.21, so long as each Purchaser receives prompt written notice of such sales and thereafter are given the opportunity to purchase his or her respective Pro Rata Share of such New Securities within forty-five (45) days after the close of such sale and in any event no later than ten (10) Business Days from receipt of the notice referred to herein on substantially the same terms and conditions as such sale, however, the price of such New Securities shall be identical to the price paid in such offer and sale.

(g) In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board; provided, however, that such fair value as determined by the Board shall not exceed the aggregate market price of the securities being offered as of the date the Board authorizes the offering of such securities.

(h) The Company and each of the Purchasers shall cooperate in good faith to facilitate the exercise of such Purchaser’s rights under this Section 4.21, including to secure any required approvals or consents.

(i) The Company shall not be under any obligation to consummate any proposed issuance of New Securities and there will be no liability on the part of the Company to any Purchaser if the Company has not consummated any proposed issuance of New Securities pursuant to this Section 4.21 for whatever reason, regardless of whether it shall have delivered notice in respect of such proposed issuance.

46

Section 4.22 Board Representative and Observer.

(a) Following the Closing, if requested in writing by Castle Creek, the Company will promptly cause an individual designated by Castle Creek who shall be reasonably acceptable to the Company (provided that all managing principals and principals of Castle Creek shall be deemed reasonably acceptable to the Company for purposes hereof) (the “Board Representative”) to be elected or appointed to the Board, subject to satisfaction of all legal and regulatory requirements regarding service and election or appointment as a director of the Company, and the boards of directors of the Bank and any Future Bank (the “Bank Boards”), subject to satisfaction of all legal and regulatory requirements regarding service and election or appointment as a director of the Bank, and subject to compliance with all corporate governance guidelines or principles that the Company may adopt, to its code of conduct and to its insider trading and other policies applicable to members of the Board and the Bank Boards; provided that Castle Creek’s right to designate the Board Representative will continue only so long as Castle Creek, together with its Affiliates, in the aggregate owns at least four point nine percent (4.9%) of the Common Stock then outstanding (the “Minimum Ownership Interest”). So long as Castle Creek, together with its Affiliates, has a Minimum Ownership Interest, the Company will recommend to its shareholders the election of the Board Representative to the Board at the Company’s annual meeting of shareholders, subject to satisfaction of all legal requirements regarding service and election or appointment as a director of the Company. If Castle Creek no longer has a Minimum Ownership Interest, Castle Creek will have no further rights under Section 4.22(a) through (b) and shall cause the Board Representative to immediately resign from the Board and the Bank Boards as promptly as possible thereafter. Castle Creek shall promptly inform the Company if and when it ceases to hold a Minimum Ownership Interest in the Company.

(b) Subject to applicable Law and Section 4.22(a), the Board Representative shall be one of the Company’s nominees to serve on the Board. The Company shall use its reasonable best efforts to have the Board Representative elected as a director of the Company by the shareholders of the Company, and the Company shall solicit proxies for the Board Representative to the same extent as it does for any of its other Company nominees to the Board. The Company shall ensure that the Board and the Bank Boards shall each have at least four (4) members for so long as Castle Creek shall have the right to appoint a Board Representative. Castle Creek covenants and agrees to hold any information obtained from its Board Representative in confidence (except to the extent that such information (1) was previously known by or in the possession of such party on a nonconfidential basis, (2) is or becomes in the public domain through no fault of such party, (3) is later lawfully acquired from other sources by the party to which it was furnished or (4) is independently developed by such party without the use of such information). Notwithstanding anything to the contrary contained herein, at all times when Castle Creek maintains a Minimum Ownership Interest, it shall comply in all respects with the Federal Reserve’s Policy Statement on equity investments in banks and bank holding companies and any other guidance promulgated in connection with the matters addressed therein.

(c) Subject to Section 4.22(a), upon the death, resignation, retirement, disqualification, or removal from office as a member of the Board or the Bank Boards of the Board Representative, Castle Creek shall have the right to designate the replacement for the Board Representative, which replacement shall satisfy all legal, bank regulatory and governance requirements regarding service as a director of the Company. The Board and the Bank Boards shall use their reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable Law, being one of the Company’s nominees to serve on the Board and the Bank Boards), using reasonable best efforts to have such person elected as director of the Company by the shareholders of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board, as the case may be.

(d) The Company hereby agrees that, from and after the Closing Date, for so long as Castle Creek and its Affiliates in the aggregate have a Minimum Ownership Interest, and do not have a Board Representative currently serving on the Board and the Bank Boards (or have a Board Representative whose appointment is subject to receipt of regulatory approvals), the Company shall invite a person designated by Castle Creek who shall be reasonably acceptable to the Company (provided that all managing principals and principals of Castle Creek shall be deemed reasonably acceptable to the Company for purposes hereof)

47

(the “Observer”) to attend meetings of the Board or the Bank Boards, as applicable, in a nonvoting, nonparticipating observer capacity. The Observer shall not have any right to vote on any matter presented to the Board, the Bank Boards or any committee thereof. The Company shall give the Observer written notice of each meeting of the Board or the Bank Boards at the same time and in the same manner as the members of the Board or the Bank Boards, shall provide the Observer with all written materials and other information given to members of the Board or the Bank Boards at the same time such materials and information are given to such members (provided, however, that the Observer shall not be provided any confidential supervisory information) and shall permit the Observer to attend as an observer at all meetings thereof. In the event the Company, the Bank or any Future Bank proposes to take any action by written consent in lieu of a meeting, the Company, the Bank or any Future Bank shall give written notice thereof to the Observer prior to the effective date of such consent describing the nature and substance of such action and including the proposed text of such written consents provided, however, that (1) the Observer may be excluded from executive sessions comprised solely of independent directors by the Chairman of the Board (or, if applicable, the lead or presiding independent director) if, in the written advice of counsel, such exclusion is necessary in order for the Company to comply with applicable law, regulation or stock exchange listing standards (it being understood that it is not expected that the Observer would be excluded from routine executive sessions), (2) the Company, the Board, the Bank and the Bank Boards shall have the right to withhold any information and to exclude the Observer from any meeting or portion thereof if doing so is, in the written advice of counsel, (A) necessary to protect the attorney-client privilege between such party and counsel, (B) necessary to avoid a violation of fiduciary requirements under applicable law, or (C) necessary to avoid a violation of the Health Insurance Portability & Accountability Act of 1996, as amended (“HIPPA”), or any similar law (provided, that the Company or the Bank, as applicable, shall use commercially reasonable efforts to provide such information to the Observer in a manner that does not compromise or violate (as applicable) such attorney-client privilege, fiduciary requirements or HIPPA), and (3) Castle Creek shall cause its Observer to agree to hold in confidence and trust and to act in a fiduciary manner, with respect to all information provided to such Observer (except to the extent that such information (1) was previously known by or in the possession of such party on a nonconfidential basis, (2) is or becomes in the public domain through no fault of such party, (3) is later lawfully acquired from other sources by the party to which it was furnished or (4) is independently developed by such party without the use of such information). If Castle Creek no longer has a Minimum Ownership Interest, Castle Creek will have no further rights under this Section 4.22(a).

(e) The Board Representative shall be entitled to compensation and indemnification and insurance coverage in connection with his or her role as a director to the same extent as other directors on the Board or the Bank Boards, as applicable, and shall be entitled to monthly reimbursement for reasonable and documented out-of-pocket expenses incurred in attending meetings of the Board, or any committee thereof in accordance with the policies of the Company, the Bank and any Future Bank, as applicable. The Company, the Bank and any Future Bank shall notify the Board Representative of all regular meetings and special meetings of the Board and the Bank Boards and of all regular and special meetings of any committee of the Board and the Bank Boards that it provides to all members of the Board and the Bank Boards. The Company, the Bank and any Future Banks shall provide the Board Representative with copies of all notices, minutes, consents and other material that it provides to all members of the Board and the Bank Boards, respectively, at the same time such materials are provided to the other respective members.

(f) The Company acknowledges that the Board Representative may have certain rights to indemnification, advancement of expenses and/or insurance provided by Castle Creek and/or its respective Affiliates (collectively, the “Castle Creek Indemnitors”). The Company hereby agrees that, with respect to a claim by a Board Representative for indemnification arising out his or her service as a director of the Company, the Bank or any Future Bank, (1) it is the indemnitor of first resort (i.e., its obligations to the Board Representative with respect to indemnification, advancement of expenses and/or insurance (which obligations shall be the same as, but in no event greater than, any such obligations to members of the Board

48

or the Bank Boards, as applicable) are primary and any obligation of the Castle Creek Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Board Representative are secondary), and (2) the Castle Creek Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Board Representative against the Company.

(g) In addition to the foregoing, the Company will reimburse Castle Creek and its Affiliates for all reasonable fees and documented out-of-pocket expenses arising out of or related to the Board Representative’s or the Observer’s travel to monthly meetings of the Board and the Bank Boards.

(h) The Company also may exclude the Observer and/or the Board Representative from portions of meetings of the Board as well as the Bank Board to the extent that the Board or the Bank Board, as the case may be, will, in any such portion thereof, be discussing any matters directly related to Castle Creek, the Transaction Documents, or any of Castle Creek’s rights or obligations under any of the Transaction Documents. The Company may also exclude the Observer from portions of meetings of the Board as well as the Bank Board from any discussion or review of exam related or confidential correspondence with the Federal Reserve, the FDIC or the NYSDFS, in each case to the extent required by applicable Law as reasonably determined by the Company’s legal counsel. Castle Creek covenants and agrees to hold all information obtained from its Observer or Board Representative as provided in the prior sentence in confidence (except to the extent that such information (1) was previously known by or in the possession of such party on a nonconfidential basis, (2) is or becomes in the public domain through no fault of such party, (3) is later lawfully acquired from other sources by the party to which it was furnished or (4) is independently developed by such party without the use of such information) and to comply with all requirements and obligations applicable to members of the Board under the Securities Act, the Exchange Act, the Sarbanes Oxley Act of 2002 and all other Laws, in each case, only to the extent (if at all) applicable to the Observer or Board member, as the case may be. Each of the parties to this Agreement hereby acknowledges that they are aware, and will ensure that their representatives and Affiliates are aware, that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

Section 4.23 Shareholder Approval.

(a) No later than the 2021 annual meeting of shareholders, the Company shall duly call, give notice of, establish a record date for, convene and hold its annual shareholders’ meeting (the “Shareholders’ Meeting”), for the purpose of, among other matters, (i) voting upon approval and adoption of the Non-Voting Common Stock Articles Supplementary and (ii) voting upon such approval required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of the Exchange Cap (collectively, the “Shareholder Approval”). The Company shall: (A) through its Board recommend to its shareholders the approval and adoption of the Non-Voting Common Stock Articles Supplementary and the approval to effect issuances in excess of the Exchange Cap (the “Company Recommendation”); (B) include such Company Recommendation in the proxy statement delivered to shareholders; and (C) use its best efforts to obtain the Shareholder Approval. The Purchasers shall vote to approve the Non-Voting Common Stock Articles Supplementary at the Shareholders’ Meeting and not take any action or inaction to directly or indirectly delay or support any opposition to the Shareholder Approval. Neither the Board nor any committee thereof shall withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to a Purchaser, the Company Recommendation or take any action, or make any public statement, filing or release inconsistent with the Company Recommendation. The Company shall adjourn or postpone the Shareholders’ Meeting, if, as of the time for which such meeting is originally scheduled there are insufficient shares of Common Stock represented (either in person or by proxy) to

49

constitute a quorum necessary to conduct the business of such meeting. The Company shall also adjourn or postpone the Shareholders’ Meeting, if on the date of the Shareholders’ Meeting the Company has not received proxies representing a sufficient number of shares necessary to obtain the Shareholder Approval and, following such adjournment or postponement, the Company shall solicit proxies representing a sufficient number of shares to obtain the Shareholder Approval. Following the first of either such adjournment or postponement, if requested by a Purchaser, the Company shall retain a proxy solicitor reasonably acceptable to, and on terms reasonably acceptable to, such Purchaser in connection with obtaining the Shareholder Approval.

(b) After obtaining the Shareholder Approval, the Company shall as promptly as reasonably practical, file the Non-Voting Common Stock Articles Supplementary with the Department of Assessments and Taxation of the State of Maryland, as required by applicable Law and provide each Purchaser a certificate from the Department of Assessments and Taxation of the State of Maryland evidencing that the Non-Voting Common Stock Articles Supplementary is in full force and effect as of a date within five (5) Business Days after the date of the Shareholders’ Meeting.

Section 4.24 Principal Market Regulation. The Company shall not issue any shares of Common Stock if the issuance of such shares of Common Stock (taken together with each issuance of such shares of Common Stock (x) upon exercise of the Warrants in accordance with the Warrant Agreement or otherwise, (y) upon the conversion of the Series B Preferred Stock in accordance with the Articles of Incorporation or otherwise and (z) upon conversion of the Non-Voting Common Stock in accordance with the Articles of Incorporation or otherwise, would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise or conversion or otherwise pursuant to the terms of the Series B Preferred Stock, Non-Voting Common Stock or Warrants (as the case may be) without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Purchaser. Until such approval or such written opinion is obtained, no Purchaser (each, an “Existing Buyer”) shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Series B Preferred Stock, Non-Voting Common Stock, Warrant or otherwise pursuant to the terms of this Agreement, the Articles of Incorporation or the Warrant Agreement, shares of Common Stock in an amount greater than the difference between (i) the Exchange Cap as of the Issuance Date minus (ii) the sum of (1) the aggregate number of shares of Common Stock issued to such Existing Buyer on the Closing Date plus (2) the aggregate number of shares of Common Stock issued to other investors on the Closing Date (with respect to such Existing Buyer, the “Exchange Cap Allocation”). In the event that such Existing Buyer shall sell or otherwise transfer any of such Existing Buyer’s Common Shares, the transferee shall be allocated a pro rata portion of such Existing Buyer’s Exchange Cap Allocation with respect to such portion of such Common Shares so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion and exercise in full of such Existing Buyer’s Series B Preferred Stock, Non-Voting Common Stock or Warrants, the difference (if any) between such Existing Buyer’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Existing Buyer upon such Existing Buyer’s conversion in full of such Series B Preferred Stock or Non-Voting Common Stock and such Existing Buyer’s exercise in full of such Warrants shall be allocated, to the respective Exchange Cap Allocations of the remaining Existing Buyers of Series B Preferred Stock, Non-Voting Common Stock or Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the Series B Preferred Stock, Non-Voting Common Stock or Warrants then held by each such Existing Buyer of Series B Preferred Stock, Non-Voting Common Stock or Warrants.

50

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

Section 5.1 Conditions Precedent to the Obligations of the Purchasers to Purchase Shares. The obligation of each Purchaser to acquire Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which (other than any required regulatory approvals, the receipt of which cannot be waived) may be waived by such Purchaser (as to itself only):

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, in which case such representations and warranties shall be true and correct as of such date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or Governmental Entity of competent jurisdiction, nor has there been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents or restricts any Purchaser or any of a Purchaser’s Affiliates from owning or voting any securities of the Company in accordance with the terms thereof.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, non-objections, registrations, and waivers necessary for consummation of the purchase and sale of the Shares (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e) Series B Preferred Stock Articles Supplementary. The Company shall have filed with the Maryland Department of Assessments and Taxation (and the Maryland Department of Assessments and Taxation shall have issued a certificate evidencing the effectiveness of) the Series B Preferred Stock Articles Supplementary, setting forth the terms of the Series B Preferred Stock.

(f) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(g) Minimum Gross Proceeds. The Company shall receive at the Closing aggregate gross proceeds from the sale of Shares of at least $15,000,000 but no more than $21,000,000 at a price per share equal to the Purchase Price, and shall simultaneously issue and deliver at the Closing to the Purchasers hereunder an aggregate number of Shares equal to such gross proceeds divided by the Purchase Price.

(h) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.10 herein.

(i) Ownership Limitation. The purchase of Shares and Warrants by such Purchaser shall not (i) cause such Purchaser or any of its Affiliates to violate any banking law or regulation, (ii) require such Purchaser or any of its affiliates to file a prior notice under the CIBC Act, or otherwise seek prior approval or non-objection of any banking regulator, (iii) require such Purchaser or any of its Affiliates to become a

51

bank holding company or otherwise serve as a source of strength for the Company or any Bank or (iv) cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any banking regulation or Law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Purchaser and such other Persons) would represent more than 9.9% of any class of voting securities of the Company outstanding at such time (with respect to Castle Creek, after taking into account the Secondary Acquisition).

(j) Non-Control Determination. Each Purchaser shall have received, in its sole discretion, satisfactory feedback from the Federal Reserve and the NYSDFS (which may be the absence of any communication from the Federal Reserve and/or NYSDFS) that it will not have “control” of the Company or the Bank for purposes of the BHCA or any applicable New York Laws and that no notice is required under the CIBC Act (or a notice has been submitted and such Purchaser has not received any objection after the expiration or earlier termination of any applicable waiting period).

(k) Burdensome Condition. Since the date hereof, there shall not be imposed any Burdensome Condition.

(l) Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2018.

(m) No Change in Control. The Company shall not have agreed to enter into or entered into (A) any agreement or transaction in order to raise capital, or (B) any transaction that resulted in, or would result in if consummated, a Change in Control of the Company, in each case, other than in connection with the transactions contemplated by the Transaction Documents.

(n) Well-Capitalized Status. After the Closing and the consummation of the transactions contemplated by this Agreement, (A) the Bank’s capital levels shall exceed the specific quantitative capital requirements necessary to be deemed “well capitalized” as defined in 12 C.F.R. § 324.403(b)(1); (B) the Company’s capital levels shall exceed the specific quantitative capital requirements necessary to be deemed “well capitalized” as defined in 12 C.F.R. §§ 225.2(r), if applicable; (C) the Company and the Bank shall meet or exceed all specific quantitative capital requirements stated in any written agreement, order, understanding or undertaking with the Federal Reserve, the FDIC, or the NYSDFS, as applicable; (D) subject to any regulatory limitations, the Common Shares and Non-Voting Common Stock shall qualify as “Common Equity Tier 1 capital” under 12 C.F.R. Section 217.20(b) and the Series B Preferred Stock shall qualify as “Additional Tier 1 capital” under 12 C.F.R. Section 217.20(c); and (E) the Company’s capital structure will otherwise comply with the “predominance” of voting common equity provisions of 12 C.F.R. Part 225, Appendix A.

(o) Registration Rights Agreement. The Company and Castle Creek shall have executed and delivered the Registration Rights Agreement.

(p) VCOC Letter Agreement. The Company and Castle Creek shall have executed and delivered the VCOC Letter Agreement.

Section 5.2 Conditions Precedent to the Obligations of the Company to sell Shares. The Company’s obligation to sell and issue the Shares to each Purchaser at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

52

(a) Representations and Warranties. The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct in all respects as of the date when made and as of the Closing Date, except for such representations and warranties that speak as of a specific date, in which case such representations and warranties shall be true and correct in all respects as of such date.

(b) Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Purchasers Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(e) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.10 herein.

(f) Ownership Limitation. The purchase of Shares by any Purchaser shall not result in such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote more than 9.9% of the outstanding shares of Common Stock as of the Closing Date (with respect to Castle Creek, after taking into account the Secondary Acquisition).

ARTICLE VI

MISCELLANEOUS

Section 6.1 Fees and Expenses. The Company shall reimburse Castle Creek and its Affiliates for all reasonable fees and expenses, which reimbursement shall not exceed $125,000, incurred by Castle Creek and/or its Affiliates in connection with due diligence efforts, legal fees and undertaking of the transactions contemplated by the Transaction Documents (including the preparation, negotiation and review of definitive documentation and regulatory filings, travel expenses, the independent loan review obtained by the Company from Gateway Asset Management Company, LLC at Castle Creek’s request, with member(s) of Castle Creek onsite during the review, the review of the asset and liability position of the Bank obtained by the Company from Performance Trust Capital Partners at Castle Creek’s request and other disbursements); provided, however, the Company shall not reimburse Castle Creek for expenses and shall have no obligation to Castle Creek pursuant to this Section 6.1 in the event this Agreement is terminated by the Company pursuant to Section 6.10(a)(v) (but, for the avoidance of doubt, the Company shall reimburse Castle Creek for expenses pursuant to this Section 6.1 in the event this Agreement is terminated for any other reason other than pursuant to Section 6.10(a)(v)). Except as set forth above and elsewhere in the Transaction Documents, the parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the Company’s sale and issuance of the Securities to the Purchasers.

Section 6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other parties such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

53

Section 6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via e-mail (provided the sender receives a machine-generated confirmation of successful e-mail notification or confirmation of receipt of an e-mail transmission) at the e-mail address specified in this Section 6.3 prior to 5:00 p.m., Eastern time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address specified in this Section 6.3 on a day that is not a Trading Day or later than 5:00 p.m., Eastern time, on any Trading Day, (c) if sent by U.S. nationally recognized overnight courier service with next day delivery specified (receipt requested) the Trading Day following delivery to such courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Pathfinder Bancorp, Inc. 214 West First Street Oswego, NY 13126 Attention: Thomas Schneider Email: twschneider@pathfinderbank.com

With a copy to:	Luse Gorman, PC 5335 Wisconsin Avenue, NW, Suite 780 Washington, DC 20015 Attention: Benjamin Azoff, Esq. Email: bazoff@luselaw.com

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 6.4 Amendments; Waivers; No Additional Consideration. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Shares.

Section 6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

54

Section 6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Any Purchaser may assign its rights and obligations hereunder in whole or in part to any Affiliate of such Purchaser, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchasers.”

Section 6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than, solely with respect to the provisions of Section 4.7, the Purchaser Parties.

Section 6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to contracts made and to be performed entirely within such State. Each party agrees that all Proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall occur, on an exclusive basis, in the state or federal courts located in the State of Delaware (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.9 Survival. The representations and warranties contained herein shall survive the Closing, the delivery of the Shares, the exercise of the Warrants and the conversion of Series B Preferred Stock into Common Stock or Non-Voting Common Stock as follows: (i) the representations and warranties of the Company set forth in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(e), 3.1(f), 3.1(g), 3.1(h), 3.1(t), 3.1(u), and 3.1(aa) shall survive for a period of six (6) years following the Closing and delivery of shares, (ii) the representations and warranties of the Company set forth in Sections 3.1(i), 3.1(k), 3.1(m) and 3.1(qq) shall survive for the applicable statute of limitations, (iii) all other representations and warranties of the Company set forth in Section 3.1 shall survive for a period of 12 months following the Closing and the delivery of the Shares, and (iv) all representations and warranties of the Purchasers set forth in Section 3.2 shall survive for a period of twelve (12) months following the Closing and the delivery of the Shares.

55

Section 6.10 Termination.

(a) This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing:

(i) by mutual written agreement of the Company and any Purchaser (with respect to itself only);

(ii) by the Company or any Purchaser (with respect to itself only) upon written notice to the other parties, in the event that the Closing has not been consummated on or prior to 5:00 p.m., Eastern Time, on the Outside Date; provided, that, that the right to terminate this Agreement pursuant to this Section 6.10(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(iii) by the Company or any Purchaser, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(iv) by any Purchaser (with respect to itself only), upon written notice to the Company, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 5.1(a) or Section 5.1(b) would not be satisfied;

(v) by the Company (with respect to a Purchaser), upon written notice to such Purchaser, if there has been a breach of any representation, warranty, covenant or agreement made by such Purchaser in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 5.1(a) or Section 5.1(b) would not be satisfied;

(vi) by the Company or any Purchaser, upon written notice to the other parties, if the Company has entered into a binding written agreement with respect to a Superior Proposal in compliance with Section 4.18 and has paid or caused to be paid the Termination Fee (as defined in Section 6.10(c)) to the Purchasers in compliance with Section 6.10(c);

(vii) prior to the Closing, by any Purchaser, upon written notice to the Company, if the Company shall have materially breached Section 4.18; or

(viii) by any Purchaser, upon written notice to the Company, if such Purchaser or any of its Affiliates receives written notice from or is otherwise advised by the Federal Reserve or the NYSDFS that the Federal Reserve or the NYSDFS will not grant (or intends to rescind if previously granted) any of the confirmations or determinations referred to in Section 5.1(j).

(b) In the event of a termination pursuant to this Section 6.10, the Company shall promptly notify all non-terminating Purchasers.

56

(c) Termination Fee and Redemption.

(i) If the Company terminates this Agreement pursuant to Section 6.10(a)(vi) or any Purchaser terminates this Agreement pursuant to Section 6.10(a)(vi) or Section 6.10(a)(vii), the Company shall pay or cause to be paid to each Purchaser by wire transfer of immediately available funds to an account designated by such Purchaser in writing to the Company a sum equal to three percent (3%) of the Purchase Price (the “Termination Fee”). The amount of the Termination Fee shall be in addition to any amount payable by the Company to Purchaser pursuant to Section 6.1 or Section 6.10(c)(iii). If the Company terminates this Agreement pursuant to Section 6.10(a)(vi), the Termination Fee shall be paid in same-day funds prior to or simultaneously with the termination of this Agreement. If any Purchaser terminates this Agreement pursuant to Section 6.10(a)(vi) or Section 6.10(a)(vii), the Termination Fee shall be paid by the Company within one Business Day of the termination of this Agreement

(ii) In the event that (i) a third party shall have made a proposal with respect to an Acquisition Transaction, which proposal has been publicly disclosed or has been made known to senior management of the Company, and prior to any termination of this Agreement pursuant to Section 6.10(a)(ii) (ii) the Company enters into a definitive agreement with respect to an Acquisition Transaction or consummates an Acquisition Transaction within twelve (12) months following any termination of this Agreement pursuant to Section 6.10(a)(ii), the Company shall pay or cause to be paid to Purchasers by wire transfer of immediately available funds to an account designated by Purchasers in writing to the Company the Termination Fee within one (1) Business Day of the Company’s entry into any such agreement or consummation of an Acquisition Transaction.

(iii) The parties acknowledge that the agreements contained in this Section 6.10(c) are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if the Company fails to pay or cause to be paid promptly any fee payable by it pursuant to this Section 6.10(c), then the Company shall pay or cause to be paid to Purchasers their respective costs and expenses (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of the fee at the prime rate of Citibank, N.A. from the date such payment was due under this Agreement until the date of payment. The parties also acknowledge that any Termination Fee paid or payable pursuant to this Section 6.10(c) is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Purchasers in the circumstances in which such amount is payable.

Section 6.11 Effects of Termination. In the event of any termination of this Agreement as provided in Section 6.10, this Agreement (other than Section 4.7 and this Article VI, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided, that nothing herein shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

Section 6.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 6.13 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

57

Section 6.14 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each of the Purchasers and the Company shall be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

Section 6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any Law (including, without limitation, any bankruptcy Law, state or federal Law, common Law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 6.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and none of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

58

Section 6.18 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

59

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PATHFINDER BANCORP, INC.

By:	/s/ Thomas Schneider
Name:	Thomas Schneider
Title:	President and Chief Executive Officer

60

NAME OF PURCHASER:

CASTLE CREEK CAPITAL PARTNERS VII, LP By Castle Creek Capital Partners VII LLC, its general partner

By:	/s/ Tony Scavuzzo
Name:	Tony Scavuzzo
Title:	Principal

Aggregate Purchase Price: $ 17,000,007.75

Aggregate Number of Shares of Common Stock to be Acquired at Closing: 37,700

Aggregate Number of Shares of Series B Preferred Stock to be Acquired at Closing: 1,155,283

Aggregate Number of Warrants to be Acquired at Closing: 125,000

Tax ID No.: 61-1778768

Address for Notice:

6051 El Tordo

P.O. Box 1329

Rancho Santa Fe, CA 92067

Telephone No: (858) 756-8300

Facsimile No: (858) 756-8301

E-mail Address: tscavuzzo@castlecreek.com

Attention:	Tony Scavuzzo, Principal

EXHIBITS

Exhibit A:	Form of Registration Rights Agreement

Exhibit B:	Accredited Investor Questionnaire

Exhibit C:	Form of Opinion of Company Counsel

Exhibit D:	Form of Secretary’s Certificate

Exhibit E:	Form of Officer’s Certificate

Exhibit F:	Form of VCOC Letter Agreement

Exhibit G:	Form of Series B Preferred Stock Articles Supplementary

Exhibit H:	Form of Warrant Agreement

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

PATHFINDER BANCORP, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May 8, 2019, by and among Pathfinder Bancorp, Inc., a Maryland corporation (the “Company”), and the purchaser(s) signatory hereto (each a “Registration Rights Purchaser” and collectively, the “Registration Rights Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of May 8, 2019, between the Company and each Registration Rights Purchaser (the “Purchase Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Registration Rights Purchasers agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 8(h).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Allowable Grace Period” shall have the meaning set forth in Section 5(d).

“Business Day” means a day other than a Saturday or Sunday or other day on which banks located in New York are authorized or required by law to close.

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, securities convertible into or exchangeable or exercise able for any of its shares, interests, participations or other equivalents, partnership interests (whether general or limited), limited liability company interests, or equivalent ownership interests in or issued by such Person.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the voting common stock of the Company, par value $0.01 per share, and any securities into which such shares of voting common stock may hereinafter be reclassified.

“Company” shall have the meaning set forth in the Preamble.

“Effective Date” means the date that the Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission.

“Effectiveness Deadline” means, with respect to the Initial Registration Statement or the New Registration Statement, the seventh (7th) Trading Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.

“Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Event” shall have the meaning set forth in Section 2(c).

“Event Date” shall have the meaning set forth in Section 2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline” means, with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the date that is the fourth (4th) anniversary of the Closing Date, provided, that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next Business Day on which the Commission is open for business.

“FINRA” shall have the meaning set forth in Section 5(n).

“Grace Period” shall have the meaning set forth in Section 5(d).

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Holders Counsel” shall have the meaning set forth in Section 5(a).

“Indemnified Party” shall have the meaning set forth in Section 7(c).

“Indemnifying Party” shall have the meaning set forth in Section 7(c).

“Initial Registration Statement” means shall have the meaning set forth in Section 2(a).

“Liquidated Damages” shall have the meaning set forth in Section 2(c).

“Losses” shall have the meaning set forth in Section 7(a).

“New Registration Statement” shall have the meaning set forth in Section 2(a).

“Non-Responsive Holder” shall have the meaning set forth in Section 8(d).

“Non-Voting Common Stock” means the Company’s non-voting common stock, par value $0.01 per share, into which the Series B Preferred Stock is convertible following approval by the Company’s stockholders of articles supplementary to its articles of incorporation authorizing said stock.

“Other Securities” means shares of Common Stock, Preferred Stock, Non-Voting Common Stock, Warrants or shares of other Capital Stock or other securities of the Company which are contractually entitled to registration rights or Capital Stock which the Company is registering pursuant to a Registration Statement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Registration” shall have the meaning set forth in Section 3(a).

“Principal Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” shall have the meaning set forth in the Recitals.

“Registrable Securities” means all of the Shares, the Warrants, the Underlying Shares and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Shares, the Warrants or the Underlying Shares, provided that Shares, the Warrants or the Underlying Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to a Registration Statement; (B) becoming eligible for sale without time, volume or manner of sale restrictions by the Holders under Rule 144; or (C) if such Shares, Warrants or Underlying Shares have ceased to be outstanding.

“Registration Rights Purchaser” or “Registration Rights Purchasers” shall have the meaning set forth in the Preamble.

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation the Initial Registration Statement, the New Registration Statement and any Remainder Registration Statements), amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Remainder Registration Statement” shall have the meaning set forth in Section 2(a).

“Requested Information” shall have the meaning set forth in Section 8(d).

“Required Registration Statement” means any Initial Registration Statement, New Registration Statement or Remainder Registration Statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule thereto.

“Rule 144A” means Rule 144A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule thereto.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule thereto.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule thereto.

“SEC Guidance” means (i) any publicly-available written guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B Preferred Stock” means the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.01 per share, and any securities into which such shares of Series A Convertible Perpetual Preferred Stock may hereinafter be reclassified.

“Shares” means the shares of Common Stock and Series B Preferred Stock issued or issuable to the Registration Rights Purchaser pursuant to the Purchase Agreement.

“Shelf Offering” shall have the meaning set forth in Section 4(a).

“Take-Down Notice” shall have the meaning set forth in Section 4(a).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group, Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Underlying Shares” means the shares of Common Stock and Non-Voting Common Stock into which the Series B Preferred Stock is convertible or which are issuable pursuant to the Warrant Agreement.

2. Mandatory Registration.

(a) On or prior to the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Company may reasonably determine (the “Initial Registration Statement”). Notwithstanding the registration obligations set forth in this Section 2, in the event that (i) the Company’s counsel determines that all such Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement prior to filing the Initial Registration Statement, or (ii) the Commission informs the Company that all such Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (A) inform each of the Holders thereof and, as applicable, file the Initial Registration Statement, or use its reasonable best efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (B) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in each case covering the maximum number of such Registrable Securities permitted to be registered thereon, on such form available to the Company to register for resale the Registrable Securities as a secondary offering; provided, that in the case of (ii) above, prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Securities Act Rules Compliance and Disclosure Interpretation 612.09, or any successor thereto. Notwithstanding any other provision of this Agreement, if the opinion of the Company’s counsel or any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and, in the case of clause (ii) above, notwithstanding that the Company used reasonable best efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata on the basis of the aggregate number of Registrable Securities owned by each applicable Holder, and under such circumstances, the Company will not be subject to the payment of Liquidated Damages in Section 2(c). In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (A) or (B) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on such form available to the Company to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”). No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent.

(b) The Company shall use its reasonable best efforts to cause each Required Registration Statement to be declared effective by the Commission as soon as practicable, and, with respect to the Initial Registration Statement or the New Registration Statement, as applicable, no later than the Effectiveness Deadline, and shall use its reasonable best efforts to keep each Required Registration Statement continuously effective under the Securities Act until the earlier of (i) such time as all of the Registrable Securities covered by such Required Registration Statement have been publicly sold by the Holders or (ii) the date that all Registrable Securities covered by such Required Registration Statement may be sold by the Holders without volume or manner of sale restrictions under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent (the “Effectiveness Period”). The Company shall request effectiveness of a Required Registration Statement as of 5:00 p.m., New York City time, on a Trading Day. The Company shall promptly notify the Holders via facsimile or electronic mail of a “.pdf” format data file of the effectiveness of a Registration Statement within one (1) Business Day of the Effective Date unless already available on the Commission’s Edgar site or successor system. The Company shall file a final Prospectus for a Required Registration Statement with the Commission, as required by Rule 424(b) as promptly as reasonably practicable following the Effective Date.

(c) If: (i) the Initial Registration Statement is not filed with the Commission on or prior to the Filing Deadline, (ii) the Initial Registration Statement or the New Registration Statement, as applicable, is not declared effective by the Commission (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline, or (iii) after its Effective Date, (A) such Registration

Statement ceases to be effective for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities for which it is required to be effective, or (B) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities (other than during an Allowable Grace Period), (iv) a Grace Period applicable to a Required Registration Statement exceeds the length of an Allowable Grace Period, or (v) after the Filing Deadline, and only in the event a Registration Statement is not effective or available to sell all Registrable Securities, the Holders are unable to sell Registrable Securities without restriction under Rule 144 (any such failure or breach in clauses (i) through (v) above being referred to as an “Event,” and, for purposes of clauses (i), (ii), (iii) or (v), the date on which such Event occurs, or for purposes of clause (iv) the date on which such Allowable Grace Period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 2.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities held by such Holder on the Event Date. The parties agree that notwithstanding anything to the contrary herein or in the Purchase Agreement, no Liquidated Damages shall be payable (i) if as of the relevant Event Date, the Registrable Securities may be sold by the Holders without volume or manner of sale restrictions under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent, (ii) to a Holder causing an Event that relates to or is caused by any action or inaction taken by such Holder, (iii) to a Holder in the event it is unable to lawfully sell any of its Registrable Securities (including, without limitation, in the event a Grace Period exceeds the length of an Allowable Grace Period) because of possession of material non-public information or (iv) with respect to any period after the expiration of the Effectiveness Period (it being understood that this clause shall not relieve the Company of any Liquidated Damages accruing prior to the expiration of the Effectiveness Period). If the Company fails to pay any Liquidated Damages pursuant to this Section 2(c) in full within ten (10) Business Days after the date payable, the Company will pay interest on the amount of Liquidated Damages then owing to the Holder at a rate of 0.5% per month on an annualized basis (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. With respect to a Holder, the Effectiveness Deadline for a Required Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of such Holder to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which case the Effectiveness Deadline would be extended with respect to Registrable Securities held by such Registration Rights Purchaser).

3. Piggyback Registration.

(a) If the Company intends to file a Registration Statement covering a primary or secondary offering of any of its Common Stock, Series B Preferred Stock, Non-Voting Common Stock, Warrants or Other Securities, whether or not the sale for its own account, which is not a registration solely to implement an employee benefit plan pursuant to a registration statement on Form S-8 (or successor form), a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the Commission is applicable, the Company will promptly (and in any event at least ten (10) Business Days before the anticipated filing date) give written notice to the Holders of its intention to effect such a registration. The Company will effect the registration under the Securities Act of all Registrable Securities that the Holder(s) request(s) be included in such registration (a “Piggyback

Registration”) by a written notice delivered to the Company within five (5) Business Days after the notice given by the Company in the preceding sentence. Subject to Section 3(b), securities requested to be included in a Company registration pursuant to this Section 3 shall be included by the Company on the same form of Registration Statement as has been selected by the Company for the securities the Company is registering for sale referred to above. The Holders shall be permitted to withdraw all or part of the Registrable Securities from the Piggyback Registration at any time at least two (2) Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration (the “Piggyback Registration Statement”). If the Company elects to terminate any registration filed under this Section 3 prior to the effectiveness of such registration, the Company will have no obligation to register the securities sought to be included by the Holders in such registration under this Section 3. There shall be no limit to the number of Piggybank Registrations pursuant to this Section 3(a).

(b) If a Registration Statement under this Section 3 relates to an underwritten offering and the managing underwriter(s) advise(s) the Company that in its or their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or Prospectus only such number of securities that in the reasonable opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the Common Stock and other securities the Company proposes to sell, (ii) second, the Registrable Securities of the Holders who have requested inclusion of Registrable Securities pursuant to this Section 3, pro rata on the basis of the aggregate number of such securities or shares owned by each such person, or as such Holders may otherwise agree, and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement. The Company shall select the investment banking firm or firms to act as the lead underwriter or underwriters in connection with an underwritten offering made pursuant to this Section 3; provided that such underwriter(s) shall be reasonably acceptable to the applicable Holder(s). No Holder may participate in any underwritten registration under this Section 3 unless such Holder (i) agrees to sell the Registrable Securities it desires to have covered by the underwritten offering on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

4. Underwritten Shelf Offerings.

(a) At any time that a shelf registration statement covering Registrable Securities pursuant to Section 2 or Section 3 is effective, if any Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the shelf registration statement (a “Shelf Offering”), then the Company shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other Holders pursuant to this Section 4(a)). In connection with any Shelf Offering, including any Shelf Offering that is an underwritten offering, such proposing Holder(s) shall also deliver the Take-Down Notice to all other holders of Registrable Securities included on such shelf Registration Statement and permit each such Holder to include its Registrable Securities included on the shelf Registration Statement in the Shelf Offering if such holder notifies the proposing Holder(s) and the Company within five days after delivery of the Take-Down Notice to such Holder.

(b) The Company shall have no obligation to effect an underwritten offering under this Section 4 on behalf of the holders of Registrable Securities electing to participate in such offering unless the expected gross proceeds from such offering exceed $7,500,000. Additionally, in no event shall the Company be required to engage in more than one such underwritten offering in any 365 day period.

(c) If a Shelf Offering of Registrable Securities included in a Required Registration Statement is to be conducted as an underwritten offering, then the Holders of the majority of the Registrable Securities included in a Required Registration Statement shall select the investment banking firm to act as the lead underwriter in connection with such offering; provided, that such selection shall be reasonably acceptable to the Company. If, in connection with any such underwritten offering, the underwriter(s) advise(s) the Company that in its or their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or Prospectus only such number of securities that in the reasonable opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Holders who have requested registration of Registrable Securities pursuant to this Section 4, pro rata on the basis of the aggregate number of such securities or shares owned by each such person, or as the Holders may otherwise agree amongst themselves, (ii) second, the Common Stock and other securities the Company proposes to sell, and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement. No Holder may participate in any underwritten registration under this Section 4 unless such Holder (i) agrees to sell the Registrable Securities it desires to include in the underwritten offering on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

(d) In addition to Sections (a) and (b) of this Section 4, a Shelf Offering of Registrable Securities included on a Piggyback Registration Statement initiated by Holders shall be subject to the procedures set forth in Section 3(b).

5. Registration Procedures.

In connection with the Company’s registration obligations hereunder:

(a) the Company shall, not less than three (3) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, proxy statements and Current Reports on Form 8-K and any similar or successor reports), furnish to one counsel designated by a majority of the outstanding Registrable Securities (“Holders Counsel”), copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the reasonable review of Holders Counsel; provided that each Holder shall have the right to review, prior to filing, its selling shareholder information. The Company shall not file any Registration Statement or amendment or supplement thereto containing information which Holders Counsel reasonably objects in good faith, unless the Company shall have been advised by its counsel that the information objected to is required under the Securities Act or the rules or regulations adopted thereunder.

(b) (i) the Company shall prepare and file with the Commission such amendments, including post-effective amendments and supplements, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period (except during an Allowable Grace Period); (ii) the Company shall cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424 (except during an Allowable Grace Period); (iii) the Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders Counsel true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as “Selling Shareholders”; and (iv) the Company shall comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, that each Holder shall be responsible for the delivery of the Prospectus to the Persons to whom such Registration Rights Purchaser sells any of the Registrable Securities (including in accordance with Rule 172 under the Securities Act), and each Holder agrees to dispose of Registrable Securities in compliance with applicable federal and state securities laws. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 5(b)) by reason of the Company filing a report on Form 10-K, Form 10- Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission as promptly as practicable.

(c) the Company shall notify the Holders (which notice shall, pursuant to clauses (ii) through (iv) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made, if applicable) as promptly as reasonably practicable following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement has been filed with the Commission; and (B) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of the issuance by the Commission or any other federal or state Governmental Entity of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (iv) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

(d) Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the Commission, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time is not, in the good faith judgment of the Company, in the best interests of the Company (such delay, a “Grace Period”). During the Grace Period, the Company shall not be required to maintain the effectiveness of any Registration Statement filed hereunder and, in any event, Holders shall suspend sales of Registrable Securities pursuant to such Registration Statements during the pendency of the Grace Period provided, the Company shall promptly (i) notify the Holders in writing of the existence of material non-public information giving rise to a Grace Period or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period will begin, (ii) use reasonable best efforts to terminate a Grace Period as promptly as practicable provided that such termination is, in the good faith judgment of the Company, in the best interest of the Company and (iii) notify the Holders in writing of the date on which the Grace

Period ends; provided, further, that, with respect to a Required Registration Statement only, no single Grace Period shall exceed forty-five (45) consecutive days, and during any three hundred sixty-five (365) day period, the aggregate of all Grace Periods shall not exceed an aggregate of ninety (90) days (each Grace Period complying with this provision being an “Allowable Grace Period”). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) above and shall end on and include the later of the date the Holders receive the notice referred to in clause (iii) above and the date referred to in such notice; provided, that no Grace Period shall be longer than an Allowable Grace Period. Notwithstanding anything to the contrary, the Company shall use reasonable best efforts to cause the Transfer Agent to deliver unlegended Shares to a transferee of a Holder in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which a Holder has entered into an irrevocable contract for sale prior to the Holder’s receipt of the notice of a Grace Period and for which the Holder has not yet settled.

(e) the Company shall use reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(f) the Company shall, if requested by a Holder, furnish to such Holder, without charge, at least one (1) conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR or successor system.

(g) the Company agrees to promptly deliver to each Holder whose Registrable Securities are included in the applicable Registration Statement, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(h) the Company shall, prior to any resale of Registrable Securities by a Holder, use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any general tax in any such jurisdiction where it is not then so subject or file a consent to service of process in any such jurisdiction.

(i) the Company shall enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, in order to expedite or facilitate the disposition of such Registrable Securities. In connection with any such permitted underwritten offering of Registrable Securities, (i) the Company shall (A) make such representations and warranties to the selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) use its reasonable best efforts to furnish opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, addressed to each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings, (C) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (D) include within the underwriting agreement indemnification provisions and procedures customary in such underwritten offerings and (E) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company, (ii) each Holder shall not, during such period (which period shall in no event exceed one hundred and eighty (180) days, subject to any then customary “booster shot” extension (which extension shall not exceed thirty (30) days) following the effective date of any Registration Statement to the extent requested by any managing underwriter, sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities owned by it at any time during such period, except Registrable Securities included in such registration; provided that any release of Registrable Securities from such agreement shall be effected among the Holders on a pro rata basis according to the Registrable Securities then owned by them, and (iii) the Company shall use its reasonable best efforts to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to one hundred and eighty (180) days (subject to any then customary “booster shot” extensions) as may be requested by any managing underwriter. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

(j) the Company shall make available for inspection by any Holder of Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that any Records that are not generally publicly available at the time of delivery of such Records shall be kept confidential by such Inspectors unless (i) the disclosure of such Records is necessary in the reasonable judgment of the Inspectors to avoid or correct a misstatement or omission in the Registration Statement, or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company to the extent legally permitted and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

(k) the Company shall, in the case of an underwritten offering, cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, by participation in “road shows”) if requested by the managing underwriter(s) and taking into account the Company’s business needs.

(l) the Company shall reasonably cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request. Certificates for Registrable Securities free from all restrictive legends may be transmitted by the transfer agent to a Holder by crediting the account of such Holder’s prime broker with DTC as directed by such Holder.

(m) the Company shall following the occurrence of any event contemplated by Sections 5(c)(ii)-(iv), as promptly as reasonably practicable, as applicable: (i) use its reasonable best efforts to prevent the issuance of any stop order or obtain its withdrawal at the earliest possible moment if the stop order have been issued, or (ii) taking into account the Company’s good faith assessment of any adverse consequences to the Company and its shareholders of the premature disclosure of such event, prepare and file a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

(n) the Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of securities of the Company beneficially owned by such Holder and any Affiliate thereof, (ii) any Financial Industry Regulatory Authority (“FINRA”) affiliations, (iii) any natural persons who have the power to vote or dispose of the Common Stock and (iv) any other information as may be requested by the Commission, FINRA, any state securities commission or any other government or regulatory body with jurisdiction over the Company or its activities. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of Registrable Securities because any Holder fails to furnish such information within two (2) Trading Days of the Company’s request, any Liquidated Damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

(o) the Company shall cooperate with any registered broker through which a Holder proposes to resell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by any such Holder and the Company shall pay the filing fee required for the first such filing (but not additional filings) within two (2) Business Days of the request therefore.

(p) if the Company becomes eligible to use Form S-3 during the term of this Agreement, the Company shall use its reasonable best efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(q) if requested by a Holders Counsel, the Company shall (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees (upon advice of counsel) is required to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Holder who fails to furnish such information within a reasonable time after receiving such request.

6. Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions, stock transfer taxes and fees of counsel for the Holders) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence that are the Company’s responsibility shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (B) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) if not previously paid by the Company in connection with an issuer filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (vii) those expenses of Castle Creek actually and reasonably incurred, including without limitation, reasonable attorneys’ fees, not to exceed $50,000 in the aggregate. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

7. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder and each of their respective officers, directors, agents, general partners, managing members, managers, Affiliates and employees, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, general partners, managing members, managers, agents and employees of such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based primarily upon information regarding such Holder furnished in writing to the Company by such Holder or on behalf of such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was approved by such Holder or Holders Counsel expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, (B) Holder’s failure to deliver or cause to be delivered the Prospectus or any amendment or supplement thereto made available by the Company in compliance with Section 8(g), or (C) in the case of an occurrence of an event of the type specified in Sections 5(c)(ii)-(iv), related to the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing or electronic mail that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated and defined in Section 8(h) below, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 7(c)) and shall survive the transfer of the Registrable Securities by the Holders.

(b) Indemnification by Holders. Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (A) to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, or (B) to the extent, but only to the extent, that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder or Holders Counsel expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (C) in the case of an occurrence of an event of the type specified in Sections 5(c)(ii)- (iv), to the extent, but only to the extent, related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 8(h), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected, or (ii) Holder’s failure to deliver or cause to be delivered the Prospectus or any amendment or supplement thereto made available by the Company in compliance with Section 8(g). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of one (1) counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable and documented fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such written notice within a reasonable time of commencement of any such Proceeding shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party in its ability to defend such Proceeding.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel in writing that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or unreasonably conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all documented fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 7(c)) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder.

(d) Contribution. If a claim for indemnification under Section 7(a) or 7(b) is unavailable to an Indemnified Party (other than in accordance with its terms) or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 7(d) was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 7 are in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

8. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages may not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Prohibition on Other Registrations. The Company agrees not to effect or initiate a registration statement for any public sale or distribution of any securities similar to those being registered pursuant to this Agreement, or any securities convertible into or exchangeable or exercisable for such securities (other than a registration solely to implement an employee benefit plan pursuant to a registration statement on Form S-8 (or successor form), a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the Commission is applicable), during the fourteen (14) calendar days prior to, and during the sixty (60) calendar-day period beginning on, the effective date of any Registration Statement in which the Holders of Registrable Securities are participating (except as part of any such registration, if permitted).

(c) Rule 144 Requirements. For so long as the Company is subject to the reporting requirements of the Exchange Act, the Company will use its reasonable best efforts to timely file with the Commission such reports and information required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and as the Commission may require. The Company shall furnish to any Holder of Registrable Securities forthwith upon request a written statement as to its compliance with the reporting requirements of Rule 144 (or any successor exemptive rule), the Securities Act and the Exchange Act (at any time that it is subject to such reporting requirements); a copy of its most recent annual or quarterly report unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system; and such other reports and documents as such Person may reasonably request unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

(d) Obligations of Holders and Others in a Registration. Each Holder agrees to timely furnish in writing such information regarding such Person, the securities sought to be registered and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably be required to effect the registration of such Registrable Securities (the “Requested Information”) and shall take such other action as the Company may reasonably request in connection with the registration, qualification or compliance or as otherwise provided herein. At least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each holder of the information the Company requires from such Holder if such Holder elects to have any of such Holder’s Registrable Securities included in the Registration Statement. If at least five (5) Business Days prior to the filing date, the Company has not received the Requested Information from a Holder (a “Non-Responsive Holder”), then the Company may exclude from any Registration Statement the Registrable Securities of such Non-Responsive Holder.

(f) Limitations on Subsequent Registration Rights. The Company will not enter into any agreements with any holder or prospective holder of any securities of the Company which would grant such holder or prospective holder registration rights with respect to the securities of the Company which would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration. If the Company enters into an agreement that contains terms more favorable, in form or substance, to any shareholders than the terms provided to the Holders under this Agreement, then the Company will modify or revise the terms of this Agreement in order to reflect any such more favorable terms for the benefit of the Holders.

(g) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

(h) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 5(c)(ii)-(iv), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(i) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date hereof, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(j) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders of a majority of the then outstanding Registrable Securities; provided that any such amendment, modification, supplement or waiver that materially, adversely and disproportionately effects the rights or obligations of any Holder vis-a-vis the other Holders shall require the prior written consent of such Holder.

(k) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e-mail address specified in this Section prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next

Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Pathfinder Bancorp, Inc.
214 West First Street
Oswego, NY 13126
Attention: Thomas Schneider
Email: twschneider@pathfinderbank.com

With a copy to:
Luse Gorman, PC
5335 Wisconsin Avenue, NW, Suite 780
Washington, DC 20015
Attention: Benjamin Azoff, Esq.
Email: bazoff@luselaw.com

If to a Registration Rights Purchaser:

To the address set forth under such Registration Rights Purchaser’s name on the signature page hereof or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(l) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights (except by merger or in connection with another entity acquiring all or substantially all of the Company’s assets) or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by any Registration Rights Purchaser to any transferee of the Shares only if: (i) the Registration Rights Purchaser agrees in writing with the transferee or assignee to assign such rights; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee and (B) the securities with respect to which such registration rights are being transferred or assigned; and (iii) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein with respect to a Holder or Registration Rights Purchaser. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment by a Registration Rights Purchaser or its transferee, the Company shall not be liable for any damages arising from such delay.

(m) Execution and Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

(n) Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within such State. The parties hereby agree that all actions or proceedings arising out of or related to this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts in the State of Delaware. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(p) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(q) Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

(r) Independent Nature of Registration Rights Purchasers’ Obligations and Rights. The obligations of each Registration Rights Purchaser under this Agreement are several and not joint with the obligations of any other Registration Rights Purchaser hereunder, and no Registration Rights Purchaser shall be responsible in any way for the performance of the obligations of any other Registration Rights Purchaser hereunder. The decision of each Registration Rights Purchaser to purchase the Shares pursuant to the Purchase Agreement has been made independently of any other Registration Rights Purchaser. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Registration Rights Purchaser pursuant hereto or thereto, shall be deemed to constitute the Registration Rights Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Registration Rights Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Registration Rights Purchaser acknowledges that no other Registration Rights Purchaser has acted as agent for such Registration Rights Purchaser in connection with making its investment hereunder and that no Registration Rights Purchaser will be acting as agent of such Registration Rights Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Purchase Agreement. Each Registration Rights Purchaser shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Registration Rights Purchaser to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Registration Rights Purchasers has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Registration Rights Purchasers and not because it was required or requested to do so by any Registration Rights Purchaser. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Registration Rights Purchaser, solely, and not between the Company and the Registration Rights Purchasers collectively and not between and among the Registration Rights Purchasers.

(s) Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than as set forth or referred to herein and in the Purchase Agreement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PATHFINDER BANCORP, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NAME OF INVESTING ENTITY

AUTHORIZED SIGNATORY

By:
Name:
Title:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

E-mail:

EXHIBIT B

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To: Pathfinder Bancorp, Inc.

This Accredited Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale by Pathfinder Bancorp, Inc., a Maryland corporation (the “Company”) of shares of (i) common stock, $0.01 par value per share (the “Common Shares”) and (ii) the Series B Preferred Stock of the Company, $0.01 par value per share (the “Series B Preferred Shares”). The Common Shares and the Series B Preferred Shares shall be collectively referred herein to as the “Shares.” The Shares are being offered and sold by the Company without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Shares to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Shares will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Shares. Please print or type all responses and attach additional sheets of paper if necessary to complete answers to any item.

PART A. BACKGROUND INFORMATION

Name of Beneficial Owner of the Shares:

Business Address:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: ( )

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

Were you formed for the purpose of investing in the securities being offered?

Yes   ☐    No   ☐

In what U.S. state did you made your investment decision:

If an individual:

Residential Address:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: ( )

Age: ________________ Citizenship: ________________ Where registered to vote: ________________

Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

Are you a director or executive officer of the Company?

Yes ☐ No ☐

Social Security or Taxpayer Identification No.

PART B. ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a Purchaser of Shares.

☐	1.	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	2.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

☐	3.	An insurance company as defined in Section 2(a)(13) of the Securities Act;

☐	4.	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

☐	5.	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐	6.	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	7.	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	8.	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐	9.	An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

☐	10.	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

☐	11.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000 (see Note 11 below);

☐	12.	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

☐	13.	An executive officer or director of the Company; and

☐	14.	An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

Note 11.		For purposes of calculating net worth under paragraph (11):

		(A) The person’s primary residence shall not be included as an asset;

(B)  Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C)  Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

A. FOR EXECUTION BY AN INDIVIDUAL:

By
Date
Print Name:
B. FOR EXECUTION BY AN ENTITY:

Entity Name:

By
Date

Print Name:

Title:
C. ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

By
Date

Print Name:

Title:

By
Date

Print Name:

Title:

[Signature Page to Accredited Investor Questionnaire]

EXHIBIT C

FORM OF OPINION OF COMPANY COUNSEL

1.	The Company is a corporation incorporated and in good standing under the laws of the State of Maryland.

2.

The Company has the corporate power and authority to execute and deliver and to perform its obligations under the Transaction Documents, including, without limitation, to issue the Shares under the Securities Purchase Agreement.

3.	The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

4.	The Bank is an insured depository institution under the provisions of the Federal Deposit Insurance Act, as amended.

5.

Each of the Transaction Documents has been duly authorized, executed, and delivered by the Company and, assuming due authorization, execution, and delivery by the Purchasers (to the extent they are a party), each of the Transaction Documents constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar Laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

6.

The execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of its obligations under such agreements, including its issuance and sale of the Shares under the Transaction Documents, do not and will not: (a) require any consent, approval, license or exemption by, order or authorization of, or filing, recording, or registration by the Company with any federal or state governmental authority, except (1) as may be required by federal securities laws with respect to the Company’s obligations under the Registration Rights Agreement, (2) the filing of Form D pursuant to the United States Securities and Exchange Commission Regulation D, and (3) the filings required in accordance with Section 4.4 of the Securities Purchase Agreement, (b) violate any federal or state statute, rule, or regulation, or any rule or regulation of any Governmental Entity, or any court order, judgment, or decree, if any, listed in Exhibit A hereto, which exhibit lists all court orders, judgments, and decrees that the Company has certified to us are applicable to it, (c) result in any violation of the Articles of Incorporation or Bylaws of the Company, or (d) to our knowledge, result in a breach of, or constitute a default under, any contract listed in on our SEC Reports.

7.

Assuming the accuracy of the representations, warranties, and compliance with the covenants and agreements of the Purchasers and the Company contained in the Securities Purchase Agreement, it is not necessary, in connection with the offer, sale, and delivery of the Shares and Underlying Shares to the Purchasers to register the Shares or Underlying Shares under the Securities Act.

8.

The Shares being delivered to the Purchasers pursuant to the Securities Purchase Agreement have been duly and validly authorized and, when issued, delivered, and paid for as contemplated in the Securities Purchase Agreement, will be duly and validly issued, fully paid and non-assessable, and free of any

Exhibit C | Page 1

preemptive right or similar rights contained in the Company’s Articles of Incorporation, as amended, or Bylaws. The shares of Common Stock to be issued upon conversion of the Series B Preferred Stock have been duly authorized on the part of the Company, have been duly reserved for issuance by all necessary corporate action on the part of the Company and, when issued as provided for in the Series B Preferred Stock Articles Supplementary, will be validly issued, fully paid and non-assessable, and free of any preemptive rights except for those set forth in the Transaction Documents pursuant to law or the Company’s Articles of Incorporation, as amended, or Bylaws. The shares of Non-Voting Common Stock to be issued upon conversion of the Series B Preferred Stock will, upon receipt of the Shareholder Approval and filing of the Non-Voting Common Stock Articles Supplementary with the Department of Assessments and Taxation of the State of Maryland, have been duly authorized by all necessary corporate action and when so issued upon such conversion will be validly issued, fully paid and non-assessable, and free of any preemptive rights except for those set forth in the Transaction Documents pursuant to law or the Company’s Articles of Incorporation, as amended, or Bylaws.

Exhibit C | Page 2

EXHIBIT D

FORM OF SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Pathfinder Bancorp, Inc., a Maryland corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company in connection with the Securities Purchase Agreement, dated as of [•], 2019, by and among the Company and the investors party thereto (the “Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

1. Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting held on [•], 2019. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2. Attached hereto as Exhibit B is a true, correct and complete copy of the Articles of Incorporation of the Company, together with any and all amendments thereto as in effect on the date hereof.

3. Attached hereto as Exhibit C is a true, correct and complete copy of the bylaws of the Company and any and all amendments thereto as in effect on the date hereof.

4. Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this [•] day of [•], 2019.

[ ]
Secretary

I, [________], [________] of the Company, hereby certify that [________] is the duly elected, qualified, and acting Secretary of the Company and that the signature set forth above is his true signature.

[________]
[________]

Exhibit D | Page 1

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

The undersigned, the [President and Chief Executive Officer] of Pathfinder Bancorp, Inc., a Maryland corporation (the “Company”), pursuant to Section 2.2(a)(v) of the Securities Purchase Agreement, dated as of [•], 2019, by and among the Company and the investors signatory thereto (the “Purchase Agreement”), hereby represents, warrants and certifies in his official capacity in the name and on behalf of the Company as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Purchase Agreement):

1.

The representations and warranties of the Company contained in the Purchase Agreement are true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

2.

The Company has performed, satisfied and complied in all material respects with those covenants, agreements, and conditions set forth in Section 5.1 of the Purchase Agreement and all other covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

3.

Since December 31, 2018, there has not occurred any circumstance, event, change, development or effect that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company or the Bank.

IN WITNESS WHEREOF, the undersigned has executed this certificate this [•] day of [•], 2019.

[________]
[________]

Exhibit E | Page 1

EXHIBIT F

FORM OF VENTURE CAPTIAL OPERATING COMPANY (“VCOC”) LETTER AGREEMENT

PATHFINDER BANCORP, INC.

214 WEST FIRST STREET

OSWEGO, NEW YORK 13126

May 8, 2019

Castle Creek Capital Partners VII, L.P.

6051 El Tordo

Rancho Santa Fe, CA 92091

Dear Sir/Madam:

Reference is made to the Securities Purchase Agreement by and among Pathfinder Bancorp, Inc., a Maryland corporation (the “Corporation”) and the investors party thereto, including Castle Creek Capital Partners VII, L.P., a Delaware limited partnership (the “VCOC Investor”), dated as of May 8, 2019 (the “Securities Purchase Agreement”), pursuant to which the VCOC Investor agreed to purchase from the Corporation shares of its voting common stock, $0.01 par value per share (the “Common Stock”), and shares of its Series B Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock. Capitalized terms used herein without definition shall have the respective meanings in the Securities Purchase Agreement.

For good and valuable consideration acknowledged to have been received, the Corporation hereby agrees that it shall:

•

For so long as the VCOC Investor, directly or through one or more Affiliates, continues to hold any Common Stock, Series A Preferred Stock or Non-Voting Common Stock, provide the VCOC Investor or its designated representative with the governance rights set forth in the Securities Purchase Agreement;

•

For so long as the VCOC Investor, directly or through one or more Affiliates, continues to hold any Common Stock, Series A Preferred Stock or Non-Voting Common Stock, without limitation or prejudice of any of the rights provided to the VCOC Investor under the Securities Purchase Agreement or any other agreement or otherwise, provide the VCOC Investor or its designated representative with:

(i) the right to visit and inspect any of the offices and properties of the Corporation and its subsidiaries and inspect the books and records of the Corporation and its subsidiaries at such times as the VCOC Investor shall reasonably request upon three (3) business days’ notice but not more frequently than once per calendar quarter, provided, however, that such rights shall not extend to confidential bank supervisory communications, customer financial records or other “exempt records” as defined by 12 C.F.R. Part 309, or reports of examination of any national or state chartered insured bank, which information may only be disclosed by the Corporation or any subsidiary of the Corporation in accordance with the provisions and subject to the limitations of applicable law or regulation;

Exhibit F | Page 1

(ii) consolidated balance sheets and statements of income and cash flows of the Corporation and its subsidiaries prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (A) as of the end of each quarter of each fiscal year of the Corporation as soon as practicable after preparation thereof but in no event later than ninety (90) days after the end of such quarter, and (B) with respect to each fiscal year end statement, as soon as practicable after preparation thereof but in no event later than one hundred and twenty (120) days after the end of such fiscal year together with an auditor’s report thereon of a firm of established national reputation; and

(iii) to the extent the Corporation or any of its subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of the Corporation or any subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 or otherwise, actually prepared by the Corporation or any of its subsidiaries as soon as available;

provided, that, in each case, if the Corporation makes the information described in clauses (ii) and (iii) of this bullet point available through public filings on the EDGAR system or any successor or replacement system of the United States Securities and Exchange Commission, the delivery of the information shall be deemed satisfied by such public filings.

•

Make appropriate officers and directors of the Corporation, and its subsidiaries, available periodically and at such times as reasonably requested by the VCOC Investor for consultation with the VCOC Investor or its designated representative, but not more frequently than once per calendar quarter, with respect to matters relating to the business and affairs of the Corporation and its subsidiaries; and

•

If the VCOC Investor’s regular outside counsel determines in writing that other rights of consultation are reasonably necessary under applicable legal authorities promulgated after the date of this agreement to preserve the qualification of VCOC Investor’s investment in the Corporation as a “venture capital investment” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the “Plan Asset Regulation”), the Corporation agrees to cooperate in good faith with the VCOC Investor to amend this letter agreement to reflect such other rights that are mutually satisfactory to the Corporation and the VCOC Investor and consistent with the Federal Reserve Policy Statement on Equity Investments in Banks and Bank Holding Companies; provided that such consultation rights shall be limited to once per calendar quarter.

The Corporation agrees to consider, in good faith, the recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Corporation.

The VCOC Investor agrees, and will require each designated representative of the VCOC Investor to agree, to hold in confidence and not use or disclose to any third party (other than its legal counsel and accountants) any confidential information provided to or learned by such party in connection with the VCOC Investor’s rights under this letter agreement except as may otherwise be required by law or legal, judicial or regulatory process, provided that the VCOC Investor takes reasonable steps to minimize the extent of any such required disclosure.

In the event the VCOC Investor transfers all or any portion of its investment in the Corporation to an affiliated entity (or to a direct or indirect wholly-owned conduit subsidiary of any such affiliated entity) that is intended to qualify as a venture capital operating company under the Plan Asset Regulation, such affiliated entity shall be afforded the same rights that the Corporation has afforded to the VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

Exhibit F | Page 2

The rights of the VCOC Investor under this letter agreement are unique to the VCOC Investor and shall not be assignable or transferrable other than to an affiliated entity that is intended to qualify as a venture capital operating company under the Plan Asset Regulation.

Each of the parties to this Agreement hereby acknowledges that they are aware that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit F | Page 3

IN WITNESS WHEREOF, the parties have executed this letter agreement as of the date first above written.

PATHFINDER BANCORP, INC.

By:

Name:
Title:

Agreed and acknowledged as of the date first above written:

CASTLE CREEK CAPITAL PARTNERS VII, L.P.

By: Castle Creek Capital VII LLC, its general partner

By:
Name:
Title:

[Signature Page to VCOC Letter Agreement]

EXHIBIT G

FORM OF

PATHFINDER BANCORP, INC.

ARTICLES SUPPLEMENTARY

FOR

SERIES B CONVERTIBLE PERPETUAL PREFERRED STOCK

Pathfinder Bancorp, Inc., a Maryland Corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

WHEREAS, under a power contained in Article 5 of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation adopted the following resolution that classified and designated a series of 1,280,283 shares of Preferred Stock of the Corporation as “Series B Convertible Perpetual Preferred Stock”:

RESOLVED, that pursuant to the provisions of the Articles of Incorporation of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

1. Definitions.

(a) “Affiliate” has the meaning set forth in 12 C.F.R. Section 225.2(a) or any successor provision.

(b) “Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended and in effect from time and time.

(c) “Board of Directors” means the board of directors of the Corporation.

(d) A “business day” means any day other than a Saturday or a Sunday or a day on which banks in New York are authorized or required by law, executive order or regulation to close.

(e) “Certificate” means a certificate representing one (1) or more shares of Series B Preferred Stock.

(f) “Common Stock” means the voting common stock of the Corporation, $0.01 par value per share.

(g) “Conversion” has the meaning set forth in Section 5.

(h) “Corporation” means Pathfinder Bancorp, Inc., a Maryland corporation.

Exhibit G | Page 2

(i) “Dividends” has the meaning set forth in Section 3.

(j) “Exchange Agent” means Computershare Trust Company, N.A. solely in its capacity as transfer and exchange agent for the Corporation, or any successor transfer and exchange agent for the Corporation.

(k) “Liquidation Distribution” has the meaning set forth in Section 4.

(l) “Mandatory Conversion Date” means, with respect to shares of Series B Preferred Stock of any and all holders thereof, the Non-Voting Common Stock Articles Supplementary Effective Date.

(m) “Non-Voting Common Stock” means, if authorized by all necessary action on the part of the Corporation, a class of common equity of the Corporation containing terms substantially as set forth in Annex A to these Articles Supplementary.

(n) “Non-Voting Common Stock Articles Supplementary Effective Date” means the date that the Corporation shall have filed Articles Supplementary to the Articles of Incorporation with the Maryland Department of Assessments and Taxation as required by the Maryland Corporations and Associations Code to authorize a class of Non-Voting Common Stock containing terms substantially as set forth in Annex A to these Articles Supplementary in an amount of shares sufficient to permit the full conversion of the Series B Preferred Stock into shares of Non-Voting Common Stock and the full exercise of all outstanding warrants issued by the Corporation.

(o) “Permissible Transfer” means a transfer by the holder of Series B Preferred Stock (i) to the Corporation; (ii) in a widely distributed public offering of Common Stock or Series B Preferred Stock; (iii) that is part of an offering that is not a widely distributed public offering of Common Stock or Series B Preferred Stock but is one in which no one transferee (or group of associated transferees) acquires the right to receive two percent (2%) or more of any class of the Voting Securities of the Corporation then outstanding (including pursuant to a related series of transfers); (iv) that is part of a transfer of Common Stock or Series B Preferred Stock to an underwriter for the purpose of conducting a widely distributed public offering; or (v) to a transferee that controls more than fifty percent (50%) of the Voting Securities of the Corporation without giving effect to such transfer or (vi) that is part of a transaction approved by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) if the Federal Reserve has expressly approved any conversion into voting securities that is contemplated by such transaction.

(p) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed herein.

(q) “Principal Market” means the NASDAQ Capital Market.

(r) “Series B Preferred Stock” has the meaning set forth in Section 2.

(s) “SPA” has the meaning set forth in Section 18.

(t) “Voting Security” has the meaning set forth in 12 C.F.R. Section 225.2(q) or any successor provision.

Exhibit G | Page 3

2. Designation; Number of Shares. The series of shares of Preferred Stock hereby authorized shall be designated the “Series A Convertible Perpetual Preferred Stock” (“Series B Preferred Stock”). The number of authorized shares of the Series B Preferred Stock shall be 1,280,283 shares. The Series B Preferred Stock shall have a par value of $0.01 per share. Each share of Series B Preferred Stock has the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as described herein. Each share of Series B Preferred Stock is identical in all respects to every other share of Series B Preferred Stock.

3. Dividends. The Series B Preferred Stock will rank pari passu with the Common Stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to issuance, grant or sale of any rights to purchase stock, warrants, securities or other property (collectively, the “Dividends”) on a pro rata basis with the Common Stock determined on an as-converted basis assuming all shares had been converted pursuant to Section 5 as of immediately prior to the record date of the applicable Dividend (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such Dividends are to be determined). Accordingly, the holders of record of Series B Preferred Stock will be entitled to receive as, when, and if declared by the Board of Directors, Dividends in the same per share amount as paid on the number of shares of Common Stock with respect to the number of shares of Common Stock into which the shares of Series B Preferred Stock would be converted, and no Dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Common Stock unless a Dividend identical to that paid on the Common Stock is payable at the same time on the Series B Preferred Stock in an amount per share of Series B Preferred Stock equal to the product of (a) the per share Dividend declared and paid in respect of each share of Common Stock and (b) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible (without regard to any limitations on conversion of the Series B Preferred Stock); provided, however, that if a stock Dividend is declared on Common Stock payable solely in Common Stock, the holders of Series B Preferred Stock will be entitled to a stock Dividend payable solely in shares of Series B Preferred Stock. Dividends that are payable on Series B Preferred Stock will be payable to the holders of record of Series B Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board of Directors, which record date will be the same as the record date for the equivalent Dividend of the Common Stock. In the event that the Board of Directors does not declare or pay any Dividends with respect to shares of Common Stock, then the holders of Series B Preferred Stock will have no right to receive any Dividends.

4. Liquidation.

(a) Rank. The Series B Preferred Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Corporation which, by their respective terms, are senior to the Series B Preferred Stock or the Common Stock, and (ii) pari passu with the Common Stock pro rata on an as-converted basis. Not in limitation of anything contained herein, and for purposes of clarity, the Series B Preferred Stock is subordinated to the general creditors and subordinated debt holders of the Company, and the depositors of the Company’s bank subsidiaries, in any receivership, insolvency, liquidation or similar proceeding.

(b) Liquidation Distributions. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series B Preferred Stock will be entitled to receive, for each share of Series B Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any Persons to whom the Series B Preferred Stock is subordinate, a distribution (“Liquidation Distribution”) equal to (i) any authorized and declared, but unpaid, Dividends with respect to such share of Series B Preferred Stock at the time of such liquidation, dissolution or winding up, and (ii) the amount the holder of such share of Series B Preferred Stock would receive in respect of such share if such share had been converted into shares of Common Stock at the then applicable conversion rate at the time of such liquidation, dissolution or winding up (assuming the conversion of all shares of Series B Preferred Stock at such time, without regard to any limitations on conversion of the Series B Preferred Stock). All Liquidation Distributions to the holders of the Series B Preferred Stock and Common Stock set forth in clause (ii) above will be made pro rata to the holders thereof.

Exhibit G | Page 4

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series B Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or property) of all or substantially all of the assets of the Corporation, will not constitute a liquidation, dissolution or winding up of the Corporation.

5. Conversion.

(a) General.

(i) Unless the shares of Series B Preferred Stock shall have previously been converted into shares of Non-Voting Common Stock pursuant to Section 5(a)(iii), a holder of Series B Preferred Stock shall be permitted to convert, or upon the written request of the Corporation shall convert, shares of Series B Preferred Stock into shares of Common Stock at any time or from time to time, provided that upon such conversion the holder, together with all Affiliates of the holder, will not own or control in the aggregate more than nine point nine percent (9.9%) of the Common Stock (or of any class of Voting Securities issued by the Corporation), excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder of Voting Securities of the Corporation (which, for the avoidance of doubt, does not include Series B Preferred Stock), provided further that the right to convert under this Section 5(a)(i) shall not be available to a transferee of shares of Series B Preferred Stock with respect to a transfer other than a Permissible Transfer. In any such conversion, each share of Series B Preferred Stock will convert initially into one (1) share of Common Stock, subject to adjustment as provided in Section 6 below.

(ii) Unless the shares of Series B Preferred Stock shall have previously been converted into shares of Non-Voting Common Stock pursuant to Section 5(a)(iii), each share of Series B Preferred Stock will automatically convert into one (1) share of Common Stock, without any further action on the part of any holder, subject to adjustment as provided in Section 6, below, on the date a holder of Series B Preferred Stock transfers any shares of Series B Preferred Stock to a non-affiliate of the holder in a Permissible Transfer.

(iii) Effective as of the close of business on the Mandatory Conversion Date, each share of Series B Preferred Stock will automatically convert into one (1) share of Non-Voting Common Stock, without any further action on the part of any holder.

(iv) To effect any permitted conversion under Section 5(a)(i) or Section 5(a)(ii), the holder shall surrender the certificate or certificates evidencing such shares of Series B Preferred Stock, duly endorsed, at the registered office of the Corporation, and provide written instructions to the Corporation as to the number of whole shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation. Upon the surrender of such certificate(s), the Corporation will issue and deliver to such holder (in the case of a conversion under Section 5(a)(i)) or such holder’s transferee (in the case of a conversion under Section 5(a)(ii)) a certificate or certificates for the number of shares of Common Stock into which the Series B Preferred Stock has been converted and, in the event that such conversion is with respect to some, but not all, of the holder’s shares of Series B Preferred Stock, the Corporation shall deliver to such holder a certificate or certificate(s) representing the number of shares of Series B Preferred Stock that were not converted to Common Stock or Non-Voting Common Stock.

Exhibit G | Page 5

(v) Upon occurrence of the Mandatory Conversion Date, the Corporation shall promptly provide notice of such event and the resulting conversion of the Series B Preferred Stock to each registered holder of the Series B Preferred Stock. Such notice shall provide instructions for the surrender to the Corporation of certificates for shares of Series B Preferred Stock held of record by such holders for issuance of certificates representing shares of Non-Voting Common Stock into which the Series B Preferred Stock have been converted pursuant to Section 5(a)(iii).

(vi) All shares of Common Stock or Non-Voting Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances.

(vii) Notwithstanding anything herein to the contrary, no holder of Series B Preferred Stock shall be permitted to convert any shares of Series B Preferred Stock hereunder to the extent such conversion would cause the holder to exceed 19.99% of the Common Stock (as calculated in accordance with NASDAQ Listing Rule 5635(d)) unless and until such time that the Company shall have obtained the approval of its shareholders pursuant to NASDAQ Listing Rule 5635(d).

(b) Reservation of Shares Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock and, when authorized, Non-Voting Common Stock solely for the purpose of effecting the conversion of the Series B Preferred Stock such number of shares of Common Stock or Non-Voting Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock; and if at any time the number of shares of authorized but unissued Common Stock or Non-Voting Common Stock (when authorized) will not be sufficient to effect the conversion of all then outstanding Series B Preferred Stock, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock or Non-Voting Common Stock to such number of shares as will be sufficient for such purpose.

(c) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

(d) Compliance with Law. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Corporation shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) Listing. The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be traded on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all the Common Stock issuable upon conversion of the Series B Preferred Stock; provided, however, that if the rules of such exchange require the Corporation to defer the listing of such Common Stock until the first conversion of Series B Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the requirements of such exchange at such time.

Exhibit G | Page 6

6. Adjustments.

(a) Combinations or Divisions of Common Stock. In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise other than by payment of a Dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the dividend, liquidation, and conversion rights of each share of Series B Preferred Stock in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(b) Reclassification, Exchange or Substitution. If the Common Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a division or combination of shares provided for in Section 6(a) above), (1) the conversion ratio then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of the Series B Preferred Stock will be convertible into, in lieu of the number of shares of Common Stock which the holders of the Series B Preferred Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible (without regard to any limitations on conversion of the Series B Preferred Stock) immediately before that transaction and (2) the Dividend and Liquidation Distribution rights then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of Series B Preferred Stock will be entitled to a Dividend and Liquidation Distribution right, in lieu of with respect to the number of shares of Common Stock which the holders of the Series B Preferred Stock would otherwise have been entitled to receive, with respect to a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible (without regard to any limitations on conversion of the Series B Preferred Stock) immediately before that transaction.

(c) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate executed by the Corporation’s President (or other appropriate officer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred Stock.

7. Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there will be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for in Section 6) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all the Corporation’s properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation or sale, provision will be made so that the holders of the Series B Preferred Stock will thereafter be entitled to receive upon conversion of the Series B Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor company resulting from such merger or consolidation or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Series B Preferred Stock would have been entitled to receive on such capital reorganization, merger, consolidation or sale (without regard to any limitations on conversion of the Series B Preferred Stock).

Exhibit G | Page 7

8. Redemption. Except to the extent a liquidation under Section 4 may be deemed to be a redemption, the Series B Preferred Stock will not be redeemable at the option of the Corporation or any holder of Series B Preferred Stock at any time. Notwithstanding the foregoing, the Corporation will not be prohibited from repurchasing or otherwise acquiring shares of Series B Preferred Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements. Any shares of Series B Preferred Stock repurchased or otherwise acquired may be cancelled by the Corporation and thereafter be reissued as shares of any series of preferred stock of the Corporation.

9. Voting Rights. The holders of Series B Preferred Stock will not have any voting rights, except as may otherwise from time to time be required by law. If the holders of Series B Preferred Stock shall be entitled by law to vote as a single class with the holders of outstanding shares of Common Stock, with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration (by vote or written consent), each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share is convertible pursuant to Section 5.

10. Protective Provisions. So long as any shares of Series B Preferred Stock are issued and outstanding, the Corporation will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Series B Preferred Stock, (a) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Series B Preferred Stock so as to affect them adversely, (b) increase or decrease the authorized number of shares of Series B Preferred Stock or (c) enter into any agreement, merger or business consolidation, or engage in any other transaction, or take any action that would have the effect of adversely changing any preference or any relative or other right provided for the benefit of the holders of the Series B Preferred Stock. In the event that the Corporation offers to repurchase shares of Common Stock from its shareholders in general, the Corporation shall offer to repurchase shares of Series B Preferred Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase.

11. Notices. All notices required or permitted to be given by the Corporation with respect to the Series B Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Series B Preferred Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the holder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Series B Preferred Stock, or of any other matter required to be presented for the approval of the holders of the Series B Preferred Stock.

12. Record Holders. To the fullest extent permitted by law, the Corporation will be entitled to recognize the record holder of any share of Series B Preferred Stock as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it will have express or other notice thereof.

13. Term. The Series B Preferred Stock shall have perpetual term unless converted in accordance with Section 5.

Exhibit G | Page 8

14. No Preemptive Rights. The holders of Series B Preferred Stock are not entitled to any preemptive or preferential right to purchase or subscribe for any capital stock, obligations, warrants or other securities or rights of the Corporation, except for any such rights that may be granted by way of separate contract or agreement to one or more holders of Series B Preferred Stock.

15. Replacement Certificates. In the event that any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Corporation, the posting by such Person of a bond in such amount as the Corporation may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Corporation or the Exchange Agent, as applicable, will deliver in exchange for such lost, stolen or destroyed Certificate a replacement Certificate.

16. Other Rights. The shares of Series B Preferred Stock have no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or rights, other than as set forth herein or as provided by applicable law.

17. General Provisions. In addition to the above provisions with respect to the Series B Preferred Stock, such Series B Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Corporation’s Articles of Incorporation with respect to preferred stock generally.

18. Principal Market Regulation. The Company shall not issue any shares of Common Stock upon conversion of the Series B Preferred Stock if the issuance of such shares of Common Stock (taken together with each issuance of such shares (x) pursuant to the Securities Purchase Agreement, dated as of May 8, 2019, by and among the Company and the purchasers party thereto (the “SPA”), (y) upon the exercise of the Warrants (as defined in the SPA) in accordance with the Warrant Agreement (as defined in the SPA) or otherwise and (z) following the Non-Voting Common Stock Articles Supplementary Effective Date, upon conversion of the Non-Voting Common Stock in accordance with the Articles of Incorporation or otherwise) would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise or conversion or otherwise pursuant to the terms of the Series B Preferred Stock, Non-Voting Common Stock or Warrants (as the case may be) without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Holder (each, an “Existing Buyer”) shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Series B Preferred Stock, Non-Voting Common Stock, Warrants or otherwise pursuant to the terms of the SPA, the Articles of Incorporation or the Warrant Agreement, shares of Common Stock in an amount greater than the difference between (i) the Exchange Cap as of the Closing Date (as defined in the SPA) minus (ii) the sum of (1) the aggregate number of shares of Common Stock issued to such Existing Buyer on the Closing Date plus (2) the aggregate number of shares of Common Stock issued to other investors on the Closing Date (with respect to such Existing Buyer, the “Exchange Cap Allocation”). In the event that such Existing Buyer shall sell or otherwise transfer any of such Existing Buyer’s Series B Preferred Stock, the transferee shall be allocated a pro rata portion of such Existing Buyer’s Exchange Cap Allocation with respect to such portion of such Series B Preferred Stock so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion and exercise in full of such Existing Buyer’s Series B Preferred Stock, Non-Voting Common Stock or Warrants, the difference (if any) between such Existing Buyer’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Existing Buyer upon such Existing Buyer’s conversion in full of such Series B Preferred Stock or

Exhibit G | Page 9

Non-Voting Common Stock and such Existing Buyer’s exercise in full of such Warrants shall be allocated, to the respective Exchange Cap Allocations of the remaining Existing Buyers of Series B Preferred Stock, Non-Voting Common Stock or Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the Series B Preferred Stock, Non-Voting Common Stock or Warrants then held by each such Existing Buyer of Series B Preferred Stock, Non-Voting Common Stock or Warrants.

Exhibit G | Page 10

IN WITNESS WHEREOF, PATHFINDER BANCORP, INC. has caused these Articles Supplementary to the Articles of Incorporation to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed by its Secretary, under penalties of perjury, each of whom has been duly authorized by the Board of Directors of the Corporation to execute and attest to these Articles Supplementary this              day of May, 2019.

WITNESS	PATHFINDER BANCORP, INC.

By:	By:
Name: James A. Dowd	Name:	Thomas W. Schneider
Title: Secretary		President and Chief Executive Officer

Exhibit G | Page 11

ANNEX A

FORM OF ARTICLES SUPPLEMENTARY

ESTABLISHING A CLASS OF NON-VOTING COMMON STOCK

The shares of Non-Voting Common Stock of the Corporation into which the Series B Preferred Stock shall be mandatorily convertible upon the taking by the Corporation of all action necessary under the Maryland Corporations and Associations Code to authorize a class of Non-Voting Common Stock shall be created by filing Articles Supplementary in substantially the form below:

PATHFINDER BANCORP, INC.

ARTICLES SUPPLEMENTARY

FOR

CLASS A NON-VOTING COMMON STOCK

Pathfinder Bancorp, Inc., a Maryland Corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

WHEREAS, under a power contained in Article 5 of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation adopted the following resolution that classified                  shares of Non-Voting Common Stock of the Corporation as “Class A Non-Voting Common Stock”:

RESOLVED, that pursuant to the provisions of the Articles of Incorporation of the Corporation and applicable law, a class of Non-Voting Common Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such class, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such class, are as follows:

RIGHTS AND PREFERENCES

Definitions.

(a) “Affiliate” has the meaning set forth in 12 C.F.R. Section 225.2(a) or any successor provision.

(b) “Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended and in effect from time and time

(c) “Board of Directors” means the board of directors of the Corporation.

(d) A “business day” means any day other than a Saturday or a Sunday or a day on which banks in New York are authorized or required by law, executive order or regulation to close.

(e) “Certificate” means a certificate representing one (1) or more shares of Non-Voting Common Stock.

Exhibit G | Page 12

(f) “Common Stock” means the voting common stock of the Corporation, par value $0.01 per share.

(g) “Conversion” has the meaning set forth in Section 5.

(h) “Corporation” means Pathfinder Bancorp, Inc., a Maryland corporation.

(i) “Dividends” has the meaning set forth in Section 3.

(j) “Exchange Agent” means Computershare Trust Company, N.A. solely in its capacity as transfer and exchange agent for the Corporation, or any successor transfer and exchange agent for the Corporation.

(k) “Liquidation Distribution” has the meaning set forth in Section 4.

(l) “Non-Voting Common Stock” has the meaning set forth in Section 2.

(m) “Permissible Transfer” means a transfer by the holder of Non-Voting Common Stock (i) to the Corporation; (ii) in a widely distributed public offering of Common Stock or Non-Voting Common Stock; (iii) that is part of an offering that is not a widely distributed public offering of Common Stock or Non-Voting Common Stock but is one in which no one transferee (or group of associated transferees) acquires the rights to receive two percent (2%) or more of any class of the Voting Securities of the Corporation then outstanding (including pursuant to a related series of transfers); (iv) that is part of a transfer of Common Stock or Non-Voting Common Stock to an underwriter for the purpose of conducting a widely distributed public offering; (v) to a transferee that controls more than fifty percent (50%) of the Voting Securities of the Corporation without giving effect to such transfer or (vi) that is part of a transaction approved by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) if the Federal Reserve has expressly approved any conversion into voting securities that is contemplated by such transaction.

(n) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed herein.

(o) “Principal Market” means the NASDAQ Capital Market.

(p) “Series B Preferred Stock” has the meaning set forth in Section 2.

(q) “SPA” has the meaning set forth in Section 16.

(r) “Voting Security” has the meaning set forth in 12 C.F.R. Section 225.2(q) or any successor provision.

2. Designation; Number of Shares. The class of shares of capital stock hereby authorized shall be designated as “Non-Voting Common Stock”. The number of authorized shares of the Non-Voting Common Stock shall be [                    ] shares. The Non-Voting Common Stock shall have $0.01 par value per share. Each share of Non-Voting Common Stock has the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as described herein. Each share of Non-Voting Common Stock is identical in all respects to every other share of Non-Voting Common Stock.

Exhibit G | Page 13

3. Dividends. The Non-Voting Common Stock will rank pari passu with the Common Stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to issuance, grant or sale of any rights to purchase stock, warrants, securities or other property (collectively, the “Dividends”). Accordingly, the holders of record of Non-Voting Common Stock will be entitled to receive as, when, and if declared by the Board of Directors, Dividends in the same per share amount as paid on the Common Stock, and no Dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Common Stock unless a Dividend identical to that paid on the Common Stock is payable at the same time on the Non-Voting Common Stock in an amount per share of Non-Voting Common Stock equal to the product of (i) the per share Dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock); provided however, that if a stock Dividend is declared on Common Stock payable solely in Common Stock, the holders of Non-Voting Common Stock will be entitled to a stock Dividend payable solely in shares of Non-Voting Common Stock. Dividends that are payable on Non-Voting Common Stock will be payable to the holders of record of Non-Voting Common Stock as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board of Directors, which record date will be the same as the record date for the equivalent Dividend of the Common Stock. In the event that the Board of Directors does not declare or pay any Dividends with respect to shares of Common Stock, then the holders of Non-Voting Common Stock will have no right to receive any Dividends.

4. Liquidation.

(a) Rank. The Non-Voting Common Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Corporation that, by their respective terms, are senior to the Non-Voting Common Stock or the Common Stock, and (ii) pari passu with the Common Stock. Not in limitation of anything contained herein, and for purposes of clarity, the Non-Voting Common Stock is subordinated to the general creditors and subordinated debt holders of the Company, and the depositors of the Company’s bank subsidiaries, in any receivership, insolvency, liquidation or similar proceeding.

(b) Liquidation Distributions. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Non-Voting Common Stock will be entitled to receive, for each share of Non-Voting Common Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any Persons to whom the Non-Voting Common Stock is subordinate, a distribution (“Liquidation Distribution”) equal to (i) any authorized and declared, but unpaid, Dividends with respect to such share of Non-Voting Common Stock at the time of such liquidation, dissolution or winding up, and (ii) the amount the holder of such share of Non-Voting Common Stock would receive in respect of such share if such share had been converted into shares of Common Stock at the then applicable conversion rate at the time of such liquidation, dissolution or winding up (assuming the conversion of all shares of Non-Voting Common Stock at such time, without regard to any limitations on conversion of the Non-Voting Common Stock). All Liquidation Distributions to the holders of the Non-Voting Common Stock and Common Stock set forth in clause (ii) above will be made pro rata to the holders thereof.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Non-Voting Common Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or property) of all or substantially all of the assets of the Corporation, will not constitute a liquidation, dissolution or winding up of the Corporation.

Exhibit G | Page 14

5. Conversion.

(a) General.

(i) A holder of Non-Voting Common Stock shall be permitted to convert, or upon the written request of the Corporation shall convert, shares of Non-Voting Common Stock into shares of Common Stock at any time or from time to time, provided that upon such conversion the holder, together with all Affiliates of the holder, will not own or control in the aggregate more than nine point nine percent (9.9%) of the Common Stock (or of any class of Voting Securities issued by the Corporation), excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder of Voting Securities of the Corporation (which, for the avoidance of doubt, does not include Non-Voting Common Stock). In any such conversion, each share of Non-Voting Common Stock will convert initially into one (1) share of Common Stock, subject to adjustment as provided in Section 6 below.

(ii) Each share of Non-Voting Common Stock will automatically convert into one (1) share of Common Stock, without any further action on the part of any holder, subject to adjustment as provided in Section 6 below, on the date a holder of Non-Voting Common Stock transfers any shares of Non-Voting Common Stock to a non-affiliate of the holder in a Permissible Transfer.

(iii) To effect any permitted conversion under Section 5(a)(i) or Section 5(a)(ii), the holder shall surrender the certificate or certificates evidencing such shares of Non-Voting Common Stock, duly endorsed, at the registered office of the Corporation, and provide written instructions to the Corporation as to the number of whole shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation. Upon the surrender of such certificate(s), the Corporation will issue and deliver to such holder (in the case of a conversion under Section 5(a)(i)) or such holder’s transferee (in the case of a conversion under Section 5(a)(ii)) a certificate or certificates for the number of shares of Common Stock into which the Non-Voting Common Stock has been converted and, in the event that such conversion is with respect to some, but not all, of the holder’s shares of Non-Voting Common Stock, the Corporation shall deliver to such holder a certificate or certificate(s) representing the number of shares of Non-Voting Common Stock that were not converted to Common Stock.

(iv) All shares of Common Stock delivered upon conversion of the Non-Voting Common Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances.

(v) Notwithstanding anything herein to the contrary, no holder Non-Voting Common Stock shall be permitted to convert any shares of Non-Voting Common Stock hereunder to the extent such conversion would cause such holder to exceed 19.99% of the Common Stock (as calculated in accordance with NASDAQ Listing Rule 5635(d)) unless and until such time that the Company shall have obtained the approval of its shareholders pursuant to NASDAQ Listing Rule 5635(d).

Exhibit G | Page 15

(b) Reservation of Shares Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Non-Voting Common Stock such number of shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Non-Voting Common Stock; and if at any time the number of shares of authorized but unissued Common Stock will not be sufficient to effect the conversion of all then outstanding Non-Voting Common Stock, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as will be sufficient for such purpose.

(c) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Non-Voting Common Stock against impairment.

(d) Compliance with Law. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Non-Voting Common Stock, the Corporation shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) Listing. The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be traded on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all the Common Stock issuable upon conversion of the Non-Voting Common Stock; provided, however, that if the rules of such exchange require the Corporation to defer the listing of such Common Stock until the first conversion of Non-Voting Common Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Non-Voting Common Stock in accordance with the requirements of such exchange at such time.

6. Adjustments.

(a) Combinations or Divisions of Common Stock. In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise other than by payment of a Dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the dividend, liquidation, and conversion rights of each share of Non-Voting Common Stock in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(b) Reclassification, Exchange or Substitution. If the Common Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a division or combination of shares provided for in Section 6(a) above), (1) the conversion ratio then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of the Non-Voting Common

Exhibit G | Page 16

Stock will be convertible into, in lieu of the number of shares of Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction and (2) the Dividend and Liquidation Distribution rights then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of Non-Voting Common Stock will be entitled to a Dividend and Liquidation Distribution right, in lieu of with respect to the number of shares of Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, with respect to a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction.

(c) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Non-Voting Common Stock a certificate executed by the Corporation’s President (or other appropriate officer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, upon the written request at any time of any holder of Non-Voting Common Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Non-Voting Common Stock.

7. Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there will be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for in Section 6) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all the Corporation’s properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation or sale, provision will be made so that the holders of the Non-Voting Common Stock will thereafter be entitled to receive upon conversion of the Non-Voting Common Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor company resulting from such merger or consolidation or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Non-Voting Common Stock would have been entitled to receive on such capital reorganization, merger, consolidation or sale (without regard to any limitations on conversion of the Non-Voting Common Stock).

8. Redemption. Except to the extent a liquidation under Section 4 may be deemed to be a redemption, the Non-Voting Common Stock will not be redeemable at the option of the Corporation or any holder of Non-Voting Common Stock at any time. Notwithstanding the foregoing, the Corporation will not be prohibited from repurchasing or otherwise acquiring shares of Non-Voting Common Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements. Any shares of Non-Voting Common Stock repurchased or otherwise acquired may be reissued as additional shares of Non-Voting Common Stock.

Exhibit G | Page 17

9. Voting Rights. The holders of Non-Voting Common Stock will not have any voting rights, except as may otherwise from time to time be required by law.

10. Protective Provisions. So long as any shares of Non-Voting Common Stock are issued and outstanding, the Corporation will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Non-Voting Common Stock, (i) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Non-Voting Common Stock so as to affect them adversely, (ii) increase or decrease the authorized number of shares of Non-Voting Common Stock or (iii) enter into any agreement, merger or business consolidation, or engage in any other transaction, or take any action that would have the effect of adversely changing any preference or any relative or other right provided for the benefit of the holders of the Non-Voting Common Stock. In the event that the Corporation offers to repurchase shares of Common Stock from its shareholders in general, the Corporation shall offer to repurchase shares of Non-Voting Common Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase.

11. Notices. All notices required or permitted to be given by the Corporation with respect to the Non-Voting Common Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Non-Voting Common Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the holder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Non-Voting Common Stock, or of any other matter required to be presented for the approval of the holders of the Non-Voting Common Stock.

12. Record Holders. To the fullest extent permitted by law, the Corporation will be entitled to recognize the record holder of any share of Non-Voting Common Stock as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it will have express or other notice thereof.

13. Term. The Non-Voting Common Stock shall have perpetual term unless converted in accordance with Section 5.

14. Replacement Certificates. In the event that any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Corporation, the posting by such Person of a bond in such amount as the Corporation may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Corporation or the Exchange Agent, as applicable, will deliver in exchange for such lost, stolen or destroyed Certificate a replacement Certificate.

15. Other Rights. The shares of Non-Voting Common Stock have no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or rights, other than as set forth herein or as provided by applicable law.

16. Principal Market Regulation. The Company shall not issue any shares of Common Stock upon conversion of the Non-Voting Common Stock if the issuance of such shares of Common Stock (taken together with each issuance of shares of Common Stock (x) pursuant to the Securities Purchase Agreement, dated as of May 8, 2019, by and among the Company and the purchasers party thereto (the “SPA”), (y) upon the exercise of the Warrants (as defined in the SPA) in accordance with the Warrant Agreement (as defined in the SPA) or otherwise and (z) upon conversion of the Series B Preferred Stock

Exhibit G | Page 18

in accordance with the Articles of Incorporation or otherwise) would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise or conversion or otherwise pursuant to the terms of the Series B Preferred Stock, Non-Voting Common Stock or Warrants (as the case may be) without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Holder (each, an “Existing Buyer”) shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Series B Preferred Stock, Non-Voting Common Stock, Warrants or otherwise pursuant to the terms of the SPA, the Articles of Incorporation or the Warrant Agreement, shares of Common Stock in an amount greater than the difference between (i) the Exchange Cap as of the Closing Date (as defined in the SPA) minus (ii) the sum of (1) the aggregate number of shares of Common Stock issued to such Existing Buyer on the Closing Date plus (2) the aggregate number of shares of Common Stock issued to other investors on the Closing Date (with respect to such Existing Buyer, the “Exchange Cap Allocation”). In the event that such Existing Buyer shall sell or otherwise transfer any of such Existing Buyer’s Non-Voting Common Stock, the transferee shall be allocated a pro rata portion of such Existing Buyer’s Exchange Cap Allocation with respect to such portion of such Non-Voting Common Stock so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion and exercise in full of such Existing Buyer’s Series B Preferred Stock, Non-Voting Common Stock or Warrants, the difference (if any) between such Existing Buyer’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Existing Buyer upon such Existing Buyer’s conversion in full of such Series B Preferred Stock or Non-Voting Common Stock and such Existing Buyer’s exercise in full of such Warrants shall be allocated, to the respective Exchange Cap Allocations of the remaining Existing Buyers of Series B Preferred Stock, Non-Voting Common Stock or Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the Series B Preferred Stock, Non-Voting Common Stock or Warrants then held by each such Existing Buyer of Series B Preferred Stock, Non-Voting Common Stock or Warrants.

Exhibit G | Page 19

IN WITNESS WHEREOF, PATHFINDER BANCORP, INC. has caused these Articles Supplementary to the Articles of Incorporation to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed by its Secretary, under penalties of perjury, each of whom has been duly authorized by the Board of Directors of the Corporation to execute and attest to these Articles Supplementary this              day of                     , 20        .

WITNESS	PATHFINDER BANCORP, INC.

By:	By:
Name: James A. Dowd	Name:	Thomas W. Schneider
Title: Secretary		President and Chief Executive Officer

Exhibit G | Page 20

EXHIBIT H

FORM OF WARRANT AGREEMENT

WARRANT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

WARRANT

to purchase

125,000

Shares of Common Stock of

Pathfinder Bancorp, Inc.

a Maryland Corporation

Issue Date: May 8, 2019

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within fifteen (15) days after the Appraisal Procedure is invoked pursuant to Section 15. If within thirty (30) days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten (10) days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding and conclusive on the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be split equally by the Company and the Warrantholder.

Exhibit H | Page 1

“Articles of Incorporation” means the Articles of Incorporation of the Company and all amendments thereto, as amended as of the date hereof.

“Bloomberg” means Bloomberg, L.P.

“Board” means the Board of Directors of the Company.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Warrantholder. If the Company and the Warrantholder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

“Common Stock” means the Voting Common Stock or Non-Voting Common Stock, as applicable, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement or Business Combination to which the Company is a party.

“Company” means Pathfinder Bancorp, Inc., a Maryland corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

Exhibit H | Page 2

“Excluded Stock” means (A) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock, in each case which is subject to Section 13(B), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 13(A)), (B) shares of Common Stock to be issued to directors, employees or consultants of the Company pursuant to options granted prior to the date of issuance of this Warrant, and pursuant to options, restricted stock units or other equity-based awards granted after the date of issuance of this Warrant if the exercise price per share of Common Stock on the date of such grant, in the case of options, or the Fair Market Value of the restricted stock units or other equity based awards not requiring payment of an exercise price by the grantee, equals or exceeds the Market Price of a share of Common Stock on the date of such grant and (C) shares of Common Stock issued upon the conversion of shares of the Series B Preferred Stock.

“Exercise Price” means $14.25 per share of Common Stock, subject to adjustment from time to time in accordance with Section 13.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting in good faith, assuming a willing buyer and a willing seller, provided that no minority or illiquidity discount or control premium shall be taken into account and no consideration shall be given to any restrictions on transfer or the existence or absence of, or any limitations on, voting rights. If the Warrantholder does not accept the Board’s calculation of Fair Market Value and the Warrantholder and the Company are unable to agree on Fair Market Value, the procedures described in Section 15 shall be used to determine Fair Market Value.

“Investor” means Castle Creek Capital Partners VII, L.P.

“Market Price” means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Voting Common Stock (or other relevant Capital Stock) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Voting Common Stock (or other relevant Capital Stock) is so listed or quoted, or if the Voting Common Stock (or other relevant Capital Stock) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Voting Common Stock (or other relevant Capital Stock) in the over-the-counter market as reported on the OTC Bulletin Board or by Pink Sheets LLC or similar organization. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of the Voting Common Stock shall be deemed to be the fair market value per share of such security as mutually determined by the Company and the Warrantholder, and if the Company and the Warrantholder cannot agree on the Market Price, the fair value will be determined using the procedures described in Section 15. The Market Price of the Series B Preferred Stock and the Non-Voting Common Stock shall be based on the Market Price of the Voting Common Stock.

“Non-Voting Common Stock” means the Company’s non-voting common stock, par value $0.01 per share.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Permissible Transfer” means a transfer by the holder of this Warrant (i) to the Corporation; (ii) in a widely distributed public offering of Warrants, Voting Common Stock, Series B Preferred Stock or Non-Voting Common Stock; (iii) that is part of an offering that is not a widely distributed public offering of Warrants, Voting Common Stock, Series B Preferred Stock or Non-Voting Common Stock, but is one in which no one transferee (or group of associated transferees) acquires the right to receive or purchase

Exhibit H | Page 3

two percent (2%) or more of any class of the Voting Securities of the Corporation then outstanding (including pursuant to a related series of transfers); (iv) that is part of a transfer of Warrants, Voting Common Stock, Series B Preferred Stock or Non-Voting Common Stock to an underwriter for the purpose of conducting a widely distributed public offering; (v) to a transferee that controls more than fifty percent (50%) of the Voting Securities of the Corporation without giving effect to such transfer; or (vi) that is part of a transaction approved by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) if the Federal Reserve has expressly approved any conversion into voting securities that is contemplated by such transaction.

“Principal Market” means the NASDAQ Capital Market.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or (B) pursuant to any other offer available to substantially all holders of Common Stock, in each case whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a Subsidiary of the Company), or any combination thereof, effected while this Warrant is outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares of Common Stock for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase of shares of Common Stock with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“SEC” has the meaning given to it in Section 12.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of May 8, 2019, between the Company and the Investor, including all schedules and exhibits thereto.

“Series B Preferred Stock” means the Company’s convertible perpetual preferred stock, series A, par value $0.01 per share. Until such time as the Company has authorized a class of Non-Voting Common Stock, all references herein to Non-Voting Common Stock shall be to Series B Preferred Stock.

“Shares” has the meaning given to it in Section 2.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, bank, savings bank, association or other entity of which such Person (i) owns or controls 50.1% or more of the outstanding equity securities either directly or indirectly through an unbroken chain of entities, as to each of which 50.1% or more of the outstanding equity securities is owned directly or indirectly by its parent or (ii) is a general partner.

“Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance

Exhibit H | Page 4

the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

“Voting Common Stock” means the Company’s voting common stock, par value $0.01 per share

“Warrantholder” has the meaning given to it in Section 2.

“Warrant” means this Warrant, issued to the Investor pursuant to the Securities Purchase Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received, the Investor, its Affiliates or its registered assigns (individually and collectively, the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part 125,000 fully paid and nonassessable shares of Non-Voting Common Stock or, in the case of a transferee following a Permissible Transfer, Voting Common Stock, in each case, as the same may be adjusted from time to time pursuant to the terms of this Warrant (the “Shares”), at a purchase price per share equal to the Exercise Price. The Exercise Price is subject to adjustment as provided herein, and all references to “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term. (a) To the extent permitted by this Warrant, including Section 25 hereof, and applicable laws and regulations, the right to purchase the Shares pursuant to this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company, on the date hereof, but in no event later than 11:59 p.m., New York City time, on the seventh (7th) anniversary of the date of issuance of the Warrant, by: (i) delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Warrantholder at the last address of the Warrantholder as it shall appear upon the warrant register of the Company) of a duly executed Form of Notice of Exercise, the form of which is annexed hereto, in accordance with Section 20; and (ii) within three (3) trading days after the date said Notice of Exercise is delivered to the Company, payment to the Company of the aggregate Exercise Price in respect of the Shares thereby purchased by cash, certified or cashier’s check or wire transfer in immediately available funds to an account designated by the Company, unless the Warrantholder elects to exercise the cashless exercise procedure described in Section 3(b) below. Notwithstanding anything herein to the contrary, the Warrantholder shall not be required to physically surrender this Warrant to the Company until the Warrantholder has purchased all of the Shares available hereunder and the Warrant has been exercised in full in which case, the Warrantholder shall surrender this Warrant to the Company for cancellation within three (3) trading days after the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Shares available hereunder shall have the effect of lowering the outstanding number of Shares purchasable hereunder in an amount equal to the applicable number of Shares purchased. If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three (3) Business Days from the date of delivery of the applicable aggregate Exercise Price, a new warrant in substantially identical form and of the same tenor for the purchase of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. The Warrantholder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Shares hereunder, the number of Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

Exhibit H | Page 5

(b) This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Warrantholder shall be entitled to receive a certificate for the number of Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the Market Price on the trading day immediately preceding the date on which the Warrantholder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price; and

(X) = the number of Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

4. Issuance of Shares; Authorization. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three (3) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. In lieu of delivering certificates, at the Warrantholder’s sole election, the Company shall issue Shares issued upon exercise of this Warrant electronically in book-entry form. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 and all other provisions of this Warrant will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times hereafter reserve and keep available, out of its authorized but unissued Capital Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Capital Stock then issuable upon exercise of this Warrant. The Company will use commercially reasonable efforts to ensure that the Shares may be issued without violation of any applicable law or regulation.

5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon any exercise of this Warrant. In lieu of any fractional share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment in an amount equal to such fraction multiplied by the Market Price of the Voting Common Stock on the date of exercise.

6. No Rights as Shareholders; Transfer Books; Limitation of Liability. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant. Nothing contained in this Warrant shall give rise to any liability of the Warrantholder, whether such liability is asserted by the Company or its creditors.

7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or tax (which does not include any federal or state income or stock transfer tax) or other incidental expense in respect of the issuance of such certificates, all of which taxes (which do not include any federal or state income or stock transfer tax) and expenses shall be paid by the Company.

Exhibit H | Page 6

8. Transfer/Assignment. Subject to compliance with applicable securities laws, without obtaining the consent of the Company to assign or transfer this Warrant, and provided that such assignment or transfer is a Permissible Transfer or is made to an Affiliate of the Warrantholder, this Warrant and all rights hereunder are transferable and assignable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, as promptly as reasonably practicable, of the same tenor and date as this Warrant but registered in the name of the transferee or assignee and if the Warrantholder’s entire interest is not being transferred or assigned, in the name of the Warrantholder, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company. The Company may not assign any of its rights, or delegate any of its obligations, under this Warrant without the prior written consent of the Warrantholder (which consent may be withheld for any reason or no reason at all). This Warrant shall be binding upon and inure to the benefit of the Company, the Warrantholder and their respective successors and permitted assigns, and shall include, with respect to the Company, any Person succeeding the Company in a Business Combination or acquisition of all or substantially all of the Company’s assets, and in such case, all of the obligations of the Company hereunder shall survive such Business Combination or acquisition.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder (and any transferee or assignee that becomes a Warrantholder) as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a letter from the Warrantholder notifying the Company of the same, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant, in identical form, of like tenor and representing the right to purchase the same aggregate number of shares of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12. Rule 144 Information. For so long as the Company is subject to the reporting obligation of the Securities Act and the Exchange Act, the Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder, and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, all to the extent required from time to time to enable such holder to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder submitted subsequent to the Company becoming subject to the reporting obligations of the Securities Act and the Exchange Act, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

Exhibit H | Page 7

13. Adjustments and Other Rights. The Exercise Price and the number of Shares into which this Warrant is to be convertible pursuant to Section 2 of this Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall be subject to adjustment under more than one subsection of this Section 13 so as to result in duplication and the adjustment that has the highest value relative to the rights and interests of the Warrantholder shall be made; provided, further, that, notwithstanding any provision of this Warrant to the contrary, any adjustment shall be made to the extent (and only to the extent) that such adjustment would not cause or result in any Warrantholder and its Affiliates, collectively, being in violation of any applicable law, regulation or rule of any governmental authority or self-regulatory organization. Any adjustment (or portion thereof) prohibited pursuant to the foregoing proviso shall be postponed and implemented on the first date on which such implementation would not result in the condition described in such proviso.

(A) Common Stock Issued at Less Than the Market Price.

(i) If the Investor through its Board Observer or Board Representative (as such terms are defined in the Securities Purchase Agreement) objects to the Company issuing or selling any of the securities described in this Section, and if the Company issues or sells, or agrees to issue or sell, any Common Stock, Series B Preferred Stock, Non-Voting Common Stock or other securities that are convertible into or exchangeable or exercisable for Common Stock, Series B Preferred Stock or Non-Voting Common Stock (or are otherwise linked to Common Stock), other than Excluded Stock, for consideration per share less than the Market Price, then the Exercise Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (2) the total number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock (or other securities that are convertible into or exchangeable or exercisable for Common Stock (or are otherwise linked to Common Stock)) so issued or sold would purchase at the Market Price, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale (including the number of shares of Common Stock into which such other securities are convertible or for which such other securities are exchangeable or exercisable). In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the issuance or sale giving rise to this adjustment, by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase in the Exercise Price or reduction in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to this sub-clause (i) of this Section 13(A).

(ii) For the purposes of any adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to this Section 13(A), the following provisions shall be applicable:

(1) In the case of the issuance or sale of equity or equity-linked securities for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the gross cash proceeds received by the Company for such securities before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

Exhibit H | Page 8

(2) In the case of the issuance or sale of equity or equity-linked securities (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the Fair Market Value, before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(3) In the case of the issuance of (i) options, warrants or other rights to purchase or acquire equity or equity-linked securities (whether or not at the time exercisable) or (ii) securities by their terms convertible into or exchangeable for equity or equity-linked securities (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

(a) the aggregate maximum number of securities deliverable upon exercise of such options, warrants or other rights to purchase or acquire equity or equity-linked securities shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 13(A)(i) and (ii)), if any, received by the Company upon the issuance or sale of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the equity or equity-linked securities covered thereby.

(b) the aggregate maximum number of shares of equity or equity-linked securities deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (in each case, determined in the manner provided in Section 13(A)(i) and (ii)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof.

(c) on any change in the number of shares of equity or equity-linked securities deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance or sale of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change.

(d) if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance or sale of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

Exhibit H | Page 9

(B) Dividends, Distributions, Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) split, subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock, which such Warrantholder would have owned or been entitled to receive on such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for such dividend, distribution, split, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of this Warrant determined pursuant to the immediately preceding sentence.

(C) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock other than shares referred to in Section 13(A)(i), (ii) of evidence of indebtedness of the Company or any Subsidiary, (iii) of other securities, assets or cash (excluding dividends or distributions referred to in Section 13(B)), or (iv) of rights or warrants (other than in connection with the adoption of a shareholder rights plan), in each such case, the Exercise Price in effect prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding on such record date multiplied by the Exercise Price per Share on such record date, less (2) the Fair Market Value of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (y) the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding on such record date; such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed. Notwithstanding anything to the contrary herein, if the Company declares a dividend or makes a distribution as described in this Section 13(C), the Warrantholder may elect, in its sole and absolute discretion, to participate in such dividend or distribution in lieu of receiving the adjustment to the Exercise Price as described in this Section 13(C). In the event of such an election, the dividend or distribution that the Warrantholder is entitled to receive shall be based on the amount of the dividend or distribution that the Warrantholder would have received if it had exercised this Warrant in its entirety immediately prior to the record date of such dividend or distribution, as applicable. For the avoidance of doubt, the election under this Section 13(C) shall have no effect on any provisions of this Warrant other than as expressly set forth in this Section 13(C).

(D) Certain Repurchases of Common Stock. If the Investor through its Board Observer or Board Representative (as such terms are defined in the Securities Purchase Agreement) objects to the Company effecting a Pro Rata Repurchase of Common Stock and the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by

Exhibit H | Page 10

multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Voting Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) (x) the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding immediately prior to such Pro Rata Repurchase minus (y) the number of shares of Voting Common Stock and Non-Voting Common Stock so repurchased and (ii) the Market Price per share of Voting Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (x) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (y) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence.

(E) Business Combinations. In case of any Business Combination, reorganization or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(B)), or the sale, transfer or otherwise disposal of all or substantially all of the Company’s property, assets or business to another Person, any Shares issued or issuable upon exercise of this Warrant after the date of such Business Combination or other event shall be exchangeable for the number of shares of stock or other securities or property (including cash) to which the Shares issuable (at the time of such Business Combination or other event) upon exercise of this Warrant immediately prior to the consummation of such Business Combination or other event would have been entitled to receive upon consummation of such Business Combination or other event; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination or other event, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon exercise of this Warrant following the consummation of such Business Combination or other event, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant. In case of any such Business Combination or other event, the successor or acquiring Person (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder.

(F) Dissolution, Total Liquidation or Winding Up. If at any time there is a voluntary or involuntary dissolution, total liquidation or winding-up of the Company, then the Company shall provide the Warrantholder with written notice of the date on which such dissolution, liquidation or winding-up shall take place (and, in any event, not less than thirty (30) days before any date set for definitive action). Such notice shall also specify the date as of which the record holders of shares of Common Stock shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be. On such date, the Warrantholder shall be entitled to receive upon surrender of this Warrant the cash, securities or other property, less the Exercise Price for this Warrant then in effect, that the Warrantholder would have been entitled to receive had this Warrant been exercised immediately prior to such dissolution, liquidation or winding-up. Upon receipt of the cash, securities or other property, any and all rights of the Warrantholder to exercise this Warrant shall terminate in their entirety. If the cash, securities or other property distributable in the dissolution, liquidation or winding-up has a Fair Market Value which is less than the Exercise Price for this Warrant then in effect, this Warrant shall terminate and be of no further force or effect upon the dissolution, liquidation or winding-up.

Exhibit H | Page 11

(G) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares issuable upon the exercise of this Warrant shall be made if the amount of such adjustment would be less than $0.50 or one-tenth (1/10th) of a share of Common Stock, respectively, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.50 or 1/10th of a share of Common Stock, respectively, or more.

(H) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Shares issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional Share; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(J) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares issuable upon exercise of this Warrant shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares issuable upon exercise of this Warrant after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(K) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares issuable upon exercise of this Warrant or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(J), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least five (5) days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten (10) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(L) No Impairment. The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

Exhibit H | Page 12

(M) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, stock exchange (if applicable) or shareholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon conversion or exercise of this Warrant pursuant to this Section 13.

(N) Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in the Exercise Price made hereunder would reduce the Exercise Price to an amount below zero, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to zero.

14. Registration Rights. The Warrantholder and its assignees are entitled to the benefit of such registration rights in respect of the Shares as are set forth in the Registration Rights Agreement, dated as of the date hereof, between the Company and Warrantholder, including the right to assign such rights as set forth therein.

15. Contest and Appraisal Rights. Upon each determination of Market Price or Fair Market Value, as the case may be, hereunder, the Company shall promptly give notice thereof to the Warrantholder, setting forth in reasonable detail the calculation of such Market Price or Fair Market Value, and the method and basis of determination thereof, as the case may be. If the Warrantholder shall disagree with such determination and shall, by notice to the Company given within fifteen (15) days after the Warrantholder’s receipt of the Company’s notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with this Section 15. In the event that a determination of Market Price or Fair Market Value is disputed, such dispute shall be resolved through the Appraisal Procedure.

16. Representations and Warranties of the Company. The Company hereby represents and warrants to the Warrantholder that (A) it has the corporate power and authority to execute this Warrant and consummate the transactions contemplated by this Warrant, (B) there are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of this Warrant and (C) the execution and delivery by the Company of this Warrant and the issuance of the Common Stock upon exercise of this Warrant do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s Capital Stock or assets pursuant to, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court of administrative or governmental body or agency pursuant to, the Company’s articles of incorporation or bylaws or any law in effect as of the date hereof to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject as of the date hereof, except for any such authorization, consent, approval or exemption that has been obtained.

17. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of Delaware and for all purposes shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

18. Attorneys’ Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant.

Exhibit H | Page 13

19. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only, in the case of an amendment, with the written consent of the Company and the Warrantholder, or in the case of a waiver, by the party against whom the waiver is to be effective.

20. Notices. All notices hereunder shall be in writing and shall be effective (A) on the day on which delivered if delivered personally or transmitted by facsimile or e-mail upon confirmation of receipt, (B) one Business Day after the date of dispatch if delivered by a nationally recognized overnight courier service, or (C) three Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or facsimile number and/or email address and/or to the attention of such other person as the Company or the Warrantholder may designate from time to time by written notice to the other party.

If to the Company, to:

Pathfinder Bancorp, Inc.

214 West First Street

Oswego, NY 13126

Attention: Thomas Schneider

Email: twschneider@pathfinderbank.com

with copies to (which copy alone shall not constitute notice):

Luse Gorman, PC

5335 Wisconsin Avenue, NW, Suite 780

Washington, DC 20015

Attention: Benjamin Azoff, Esq.

Email: bazoff@luselaw.com

If to the Warrantholder, to:

Castle Creek Capital Partners VII, LP

C/O Castle Creek Capital LLC

6051 El Tordo, PO Box 1329

Rancho Santa Fe, CA 92067

Attn: Tony Scavuzzo

Facsimile: 858-756-8301

with copies to (which copy alone shall not constitute notice):

Sidley Austin LLP

1999 Avenue of the Stars

Los Angeles, CA 90067

Attn: Vijay Sekhon

Facsimile: 310-595-9501

Exhibit H | Page 14

21. Remedies. If the Company fails to perform, comply with or observe any covenant or agreement to be performed, complied with or observed by it under this Warrant, the Warrantholder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Warrant or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Warrant or to enforce any other legal or equitable right, or to take any one or more of such actions. The Company hereby agrees that the Warrantholder shall not be required or otherwise obligated to, and hereby waives any right to demand that the Warrantholder, post any performance or other bond in connection with the enforcement of its rights and remedies hereunder. The Company agrees to pay all fees, costs, and expenses, including, without limitation, fees and expenses of attorneys, accountants and other experts retained by the Warrantholder, and all fees, costs and expenses of appeals, incurred or expended by the Warrantholder in connection with the enforcement of this Warrant or the collection of any sums due hereunder, whether or not suit is commenced, subject to Section 18 hereof. None of the rights, powers or remedies conferred under this Warrant shall be mutually exclusive, and each right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Warrant or now or hereafter available at law, in equity, by statute or otherwise.

22. Severability. Any provision of this Warrant that is prohibited or unenforceable shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provision of this Warrant.

23. Waiver. Failure of any party to exercise any right or remedy under this Warrant, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

24. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Warrant and the consummation of the transactions contemplated hereby.

25. Limitation on Voting Securities. Notwithstanding anything in this Warrant to the contrary, (i) this Warrant shall not be exercisable for shares of Voting Common Stock to the extent any such exercise would cause the Warrantholder to exceed 9.9% of any class of voting securities of the Company (or 24.9% if the Bank Regulatory Approvals (as defined in the Securities Purchase Agreement) have been obtained with respect to such Warrantholder); and (ii) upon the request of the Warrantholder that it not be issued Voting Common Stock in whole or in part upon the exercise of this Warrant, the Company shall cooperate with such Shareholder to modify the proposed issuance of Common Stock to the Warrantholder to provide for the issuance of Series B Preferred Stock, Non-Voting Common Stock or other non-voting securities in lieu of Voting Common Stock. All of the representations, warranties, covenants, agreements and other provisions in this Warrant shall apply, mutatis mutandis, to any such Series B Preferred Stock, Non-Voting Common Stock or other non-voting securities.

26. Principal Market Regulation. The Company shall not issue any shares of Common Stock upon the exercise of this Warrant if the issuance of such shares of Common Stock (taken together with each issuance of such shares (x) pursuant to the Securities Purchase Agreement, (y) upon the conversion of the Series B Preferred Stock in accordance with the Articles of Incorporation or otherwise and (z) upon conversion of the Non-Voting Common Stock in accordance with the Articles of Incorporation or otherwise) would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise or conversion or otherwise pursuant to the terms of the Series B Preferred Stock, Non-Voting Common Stock or Warrants (as the case may be) without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not

Exhibit H | Page 15

required, which opinion shall be reasonably satisfactory to the Warrantholder. Until such approval or such written opinion is obtained, no Warrantholder (each, an “Existing Buyer”) shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Series B Preferred Stock, Non-Voting Common Stock, this Warrant or otherwise pursuant to the terms of the Securities Purchase Agreement, the Articles of Incorporation or this Warrant, shares of Common Stock in an amount greater than the difference between of (i) the Exchange Cap as of the Issuance Date minus (ii) the sum of of (1) the aggregate number of shares of of Common Stock issued to such Existing Buyer on the Closing Date (as defined in the Securities Purchase Agreement) plus (2) the aggregate number of shares of Common Stock issued to other investors on the Closing Date (with respect to such Existing Buyer, the “Exchange Cap Allocation”). In the event that such Existing Buyer shall sell or otherwise transfer any of such Existing Buyer’s Warrant, the transferee shall be allocated a pro rata portion of such Existing Buyer’s Exchange Cap Allocation with respect to such portion of such Warrant so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion and exercise in full of such Existing Buyer’s Series B Preferred Stock, Non-Voting Common Stock or Warrants, the difference (if any) between such Existing Buyer’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Existing Buyer upon such Existing Buyer’s conversion in full of such Series B Preferred Stock or Non-Voting Common Stock and such Existing Buyer’s exercise in full of such Warrants shall be allocated, to the respective Exchange Cap Allocations of the remaining Existing Buyers of Series B Preferred Stock, Non-Voting Common Stock or Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the Series B Preferred Stock, Non-Voting Common Stock or Warrants then held by each such Existing Buyer of Series B Preferred Stock, Non-Voting Common Stock or Warrants. In the event that the Company is then prohibited from issuing any shares of Common Stock pursuant to this Section 26 (the “Exchange Cap Shares”), in lieu of issuing and delivering such Exchange Cap Shares to the Warrantholder, the Company shall pay cash to the Warrantholder in exchange for the cancellation of such portion of this Warrant exercisable into such Exchange Cap Shares (the “Exchange Cap Payment Amount”) at a price equal to the sum of (x) the product of (A) such number of Exchange Cap Shares and (B) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Warrantholder delivers the applicable Notice of Exercise with respect to such Exchange Cap Shares to the Company and ending on the date of such payment under this Section 26 and (y) to the extent the Warrantholder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Warrantholder of Exchange Cap Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Warrantholder incurred in connection therewith.

27. Captions; Construction; Interpretation. The captions in this Warrant are for convenience of reference only, do not constitute a part of this Warrant and are not to be considered in construing or interpreting this Warrant. No party, nor its counsel, shall be deemed the drafter of this Warrant for purposes of construing the provisions of this Warrant, and all provisions of this Warrant shall be construed in accordance with their fair meaning, and not strictly for or against any party.

28. Entire Agreement. This Warrant and the forms attached hereto, and the Securities Purchase Agreement (and the other Transaction Documents as defined in the Securities Purchase Agreement), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

Exhibit H | Page 16

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer as of the date first herein above written.

PATHFINDER BANCORP, INC.

By:
Name:
Title:

Acknowledged and Agreed:

CASTLE CREEK CAPITAL PARTNERS VII, L.P.

By:
Name:
Title:

Exhibit H | Page 17

[Form of Notice of Exercise]

Date:

TO: Pathfinder Bancorp, Inc.

RE: Election to Subscribe for and Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of Shares set forth below covered by such Warrant. The undersigned hereby agrees to pay the aggregate Exercise Price for such Shares in accordance with Section 3 of the Warrant.

Payment shall take the form of (check applicable box):

[ ]	in lawful money of the United States; or

[ ]	the cancellation of such number of Shares as is necessary, in accordance with the formula set forth in subsection 3(b), to exercise this Warrant with respect to the number of Shares indicated.

A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel to the effect that such transfer will not require registration of the Warrant of the Shares pursuant to any applicable securities laws is attached hereto with respect to the transfer of such warrant.

Number of Shares:

Name and Address of Person to be Issued New Warrant:

Holder:

By:

Name:

Title:

[Form of Notice of Exercise]

Exhibit H | Page 18